As filed with the Securities and Exchange Commission on July 3, 2013

Registration No. __________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VISUALANT, INCORPORATED

(Exact name of registrant as specified in charter)

Nevada	91-1948357
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3920
(Primary Standard Industrial Classification Number)

500 Union Street, Suite 420, Seattle, Washington USA	98101
(Address of principal executive offices)	(Zip Code)

206-903-1351
(Registrant's telephone number, including area code)

N/A
(Former name, address, and fiscal year, if changed since last report)

Ronald P. Erickson, Chief Executive Officer
Visualant, Inc.
500 Union Street, Suite 420
Seattle, WA 98101
206-903-1351

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James F. Biagi, Jr.
Fifth Avenue Law Group, PLLC
701 5th Avenue, Suite 2800
Seattle, WA  98104-7023
(206) 587-5700, (206) 587-5710 (fax)

As soon as practicable and from time to time after this registration statement becomes effective.

 (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting Company	☒
(Do not check if a smaller reporting Company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	70,300,000(1)	$0.0925(3)	$6,502,750	$886.98

(1)
The common stock being registered for resale consists of (i) 52,300,000 shares of common stock issued to Special Situations Technology Funds, L.P. (“Special Situations”) and forty other accredited investors (collectively, the “Investors”) pursuant to a Private Placement which closed June 14, 2013; and (ii) 18,000,000 shares of common stock issuable upon exercise of  a portion of the five-year Warrants to purchase shares of common stock at $0.15 per share issued as part of the above-referenced Private Placement.

(2)
Pursuant to Rule 416 of the Securities Act, this registration statement shall be deemed to cover additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms that provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions, and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend paid with respect to, the registered securities.

(3)
The registration fee is calculated pursuant to Rule 457(c) of the Securities Act based on the last reported sale price of the registrant’s common stock, $0.001 par value, on July 2, 2013, as reported on the OTCQB.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT HAS FILED A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY, SUBJECT TO COMPLETION, DATED July 3, 2013.

PROSPECTUS

Visualant, Inc.

70,300,000 Shares of Common Stock

This prospectus covers the resale by the selling security holders named herein of up to 70,300,000 shares of the Company’s common stock, $.001 par value per share, including: (i) 52,300,000 shares of common stock issued to Special Situations Technology Funds, L.P. (“Special Situations”) and forty other accredited investors (collectively, the “Investors”) pursuant to a Private Placement which closed June 14, 2013; and (ii) 18,000,000 shares of common stock issuable upon exercise of a portion of the five year Warrants to purchase a total of 52,300,000 shares of common stock at $0.15 per share (the “Series A Warrants”), which were issued as part of the above-referenced Private Placement.  All 52,300,000 shares issuable upon exercise of all of the Series A Warrants are not covered by this prospectus and registration statement because the Company currently has an insufficient number of authorized shares of common stock to permit the exercise of all of the Series A Warrants. The common stock covered by this prospectus will be offered for sale from time to time by the selling security holders identified in this prospectus in accordance with the terms described in the section entitled "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the common stock by the selling security holders.

The Company’s common stock trades on the OTCQB under the symbol (“VSUL”). On July 2, 2013, the last reported sale price for the Company’s common stock as reported on OTCQB was $0.0925 per share.

INVESTING IN THE COMPANY’S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE “RISK FACTORS” DESCRIBED IN THIS PROSPECTUS BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is July 3, 2013.

No offers to sell are made, nor are offers sought, to buy these securities in any jurisdiction where the offer or sale is not permitted. The reader should assume that the information contained in this prospectus is accurate as of the date in the front of this prospectus only. Our business, financial condition, results of operations, and prospectus may have changed since that date.

TABLE OF CONTENTS

Prospectus Summary	5

Risk Factors	6

Forward-Looking Statements	10

Use of Proceeds	10

Selling Security Holders	10

Plan of Distribution	12

Legal Matters	13

Experts	13

Business	13

Description of Property	15

Selected Financial Data	15

Management’s Discussion and Analysis of Financial Condition and Results of Operations	16

Legal Proceedings	17

Management	17

Executive Compensation	21

Security Ownership of Certain Beneficial Owners and Management	23

Certain Relationships and Related Party Transactions	24

Description of Securities	25

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	26

Disclosure of Commission Position of Indemnification for Securities Act Liabilities	26

Additional Information	27

Financial Statements	F-1

You may rely only on the information provided or incorporated by reference in this prospectus. Neither we nor the selling security holders have authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of the securities means that the information contained in this prospectus is correct after the date hereof. This prospectus is not an offer to sell or solicitation to buy the securities in any circumstances under which the offer or solicitation is unlawful.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in Visualant, Inc. common stock under the heading “Risk Factors,” before investing in Visualant, Inc. common stock. In this prospectus, “Visualant,” “VSUL,” “Company,” “we,” “us,” and “our” refer to Visualant, Inc.

The Offering

This prospectus covers the resale by the selling security holders named herein of up to 70,300,000 shares of our common stock, $.001 par value per share, including: (i) 52,300,000 shares of common stock issued to Special Situations Technology Funds, L.P. (“Special Situations”) and forty other accredited investors (collectively, the “Investors”) pursuant to a Private Placement which closed June 14, 2013; and (ii) 18,000,000 shares of common stock issuable upon exercise of a portion of the five year Warrants to purchase a total of 52,300,000 shares of common stock at $0.15 per share (the “Series A Warrants”), which were issued as part of the above-referenced Private Placement.  All 52,300,000 shares issuable upon exercise of all of the Series A Warrants are not covered by this prospectus and registration statement because we currently have an insufficient number of authorized shares of common stock to permit the exercise of all of the Series A Warrants.  Information regarding our common stock is included in the section of this prospectus entitled “Description of Securities.”

We agreed to register for resale the shares covered by this prospectus as a condition to the purchase and sale of the securities listed in the preceding paragraph, which were private offerings resulting in the purchasers holding restricted securities.

The Company and our Business

We were incorporated under the laws of the State of Nevada on October 8, 1998 with authorized common stock of 200,000,000 shares at $0.001 par value. On September 13, 2002, 50,000,000 shares of preferred stock with a par value of $0.001 were authorized by the shareholders.  There are no preferred shares issued and the terms have not been determined. Our executive offices are located in Seattle, Washington.

We have developed a unique patented Spectral Pattern Matching we have trademarked under the name ‘ChromaID™’. This technology directs structured light onto a physical substance to capture a unique spectral signature. When matched against existing databases, the ChromaID™ Profile can identify, detect, or diagnose markers invisible to the human eye. ChromaID™ scanners can be integrated into a variety of mobile or fixed-mount form factors, making it possible to effectively conduct analyses in the field that could only previously be performed by large and expensive lab-based tests.

On February 6, 2013, our ChromaID™ technology won the Green Photonics section of the 2013 Annual Prism Awards at SPIE Photonics West 2013.  The award honors solutions that generate or conserve energy, cut emissions, reduce pollution, and yield sustainable outputs.

On June 10, 2013, we entered into a Purchase Agreement, Warrants, Registration Rights Agreement and Voting Agreement (the “Transaction”) with Special Situations and the Investors pursuant to which we issued 52,300,000 shares of common stock at $0.10 per share for a total of $5,230,000, which amount includes the conversion of $500,000 in outstanding debt of the Company owed to one of its officers.  As part of the Transaction which closed on June 14, 2013, we issued to the Investors (i) five year Warrants to purchase a total of 52,300,000 shares of common stock at $0.15 per share (the “Series A Warrants”); and (ii) five year Warrants to purchase a total of 52,300,000 shares of common stock at $0.20 per share (the “Series B Warrants”). The Transaction was entered into to strengthen our balance sheet, complete the purchase of our TransTech subsidiary, and provide working capital to support the rapid movement of our ChromaID technology into the marketplace.

We have a Joint Development Agreement through December 31, 2013 with Sumitomo Precision Products Co., Ltd. ("SPP"), which focuses on the commercialization of the ChromaID™ technology as well as a License Agreement providing SPP with an exclusive license of the ChromaID™ technology in identified Asian territories. For more information, visit: http://www.visualant.net.  SPP is publicly traded in Japan and has operations in Japan, United States, China, United Kingdom, Canada and other parts of the world. Additional information on SPP is available at http://www.spp.co.jp/English/index2-e.html.

To date, the Company has been issued five patents by the United States Office of Patents and Trademarks.  See page 14 for more detailed information regarding our patents and our business.

Summary Financial Results

Net revenue for the six months ended March 31, 2013 increased $561,000 to $4,273,000 as compared to $3,712,000 for the six months ended March 31, 2012. The increase was due to license revenue from SPP and improved sales at TransTech. Net loss for the six months ended March 31, 2013 was $3,047,000 as compared to a net loss of $1,187,000 for the six months ended March 31, 2012. The net loss included non-cash expenses of $1,640,000.

Net revenue for the year ended September 30, 2012 decreased $1,212,000 to $7,924,000 as compared to $9,136,000 for the year ended September 30, 2011. The reduction was due to a large sale by TransTech to an aerospace company in the year ended September 30, 2011, which was not repeated in the year ended September 30, 2012. Net loss for the year ended September 30, 2012 was $2,732,000 as compared to a net loss of $2,410,000 for the year ended September 30, 2011. The net loss included non-cash expenses of $1,302,000 and other business development and investor relation expenditures to expand the business.

Certain recent developments relating to our efforts in licensing revenues, mergers and acquisitions and generation of additional liquidity, including through sales of our common stock, are described in more detail in the notes to the financial statements included in this prospectus.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We incurred net losses of $3,054,587 and $2,725,692 for the six months ended March 31, 2013 and the year ended September 30, 2012, respectively. Our current liabilities exceeded our current assets by approximately $3,765,951 as of March 31, 2013.  Our net cash used in operating activities was $1,294,383 for the six months ended March 31, 2013.

We anticipate that we will record losses from operations for the foreseeable future. As of March 31, 2013, our accumulated deficit was $16,962,192.  We have limited capital resources, and operations to date have been funded with the proceeds from private equity and debt financings. These conditions raise substantial doubt about our ability to continue as a going concern. The audit report prepared by our independent registered public accounting firm relating to our financial statements for the year ended September 30, 2012 includes an explanatory paragraph expressing the substantial doubt about our ability to continue as a going concern.

Our continuation as a going concern is dependent upon obtaining additional working capital.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Risks Factors

We are subject to a number of risks, which the reader should be aware of before deciding to purchase the securities in this offering. These risks are discussed below in the section titled “Risk Factors” beginning on page 6 of this prospectus.

Corporate Information

We were incorporated under the laws of the State of Nevada on October 8, 1998. Our executive offices are located at 500 Union Street, Suite 420, Seattle, WA 98101. Our telephone number is (206) 903-1351 and its principal website address is located at www.visualant.net. The information on our website is not incorporated as a part of this prospectus.

The Company’s Common Stock

Our common stock currently trades on the Over the Counter Bulletin Board (“OTCQB”) under the symbol “VSUL.”

RISK FACTORS

An investment in the Company’s Common Stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in shares of the Company’s Common Stock. The most significant risks and uncertainties known and identified by the Company’s management are described below; however, they are not the only risks that we face. If any of the following risks actually occurs, our business, financial condition, liquidity, results of operations and prospects for growth could be materially adversely affected, the trading price of our Common Stock could decline, and you may lose all or part of your investment. You should acquire shares of our Common Stock only if you can afford to lose your entire investment. We make various statements in this section that constitute “forward-looking statements” under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). See “Forward-Looking Statements” beginning on page 10 of this prospectus.

WE EXPECT TO NEED ADDITIONAL FINANCING TO SUPPORT OUR TECHNOLOGY DEVELOPMENT AND ONGOING OPERATIONS AND PAY OUR DEBTS,

We expect to need to obtain additional financing to implement our business plan and service our debt repayments. There can be no assurance that we will be able to secure any needed funding, or that if such funding is available, the terms or conditions would be acceptable to us. If we are unable to obtain additional financing when it is needed, we may have to restructure our operations.

If we raise additional capital through borrowing or other debt financing, we will incur substantial interest expense. Sales of additional equity securities will dilute on a pro rata basis the percentage ownership of all holders of common stock. When we raise more equity capital in the future, it will result in substantial dilution to our current stockholders.

THE SALE OF A SIGNIFICANT NUMBER OF OUR SHARES OF COMMON STOCK COULD DEPRESS THE PRICE OF OUR COMMON STOCK.

Sales or issuances of a large number of shares of common stock in the public market or the perception that sales may occur could cause the market price of our common stock to decline. As of July 3, 2013, there were approximately 166.7 million shares of our common stock issued and outstanding.  If all 18,000,000 of the Series A Warrant shares that are covered by this prospectus and registration statement are issued, approximately 184,700,000 of the Company’s currently authorized 200,000,000 shares of common stock will be issued and outstanding.

In addition, assuming approval of the increase in the number of authorized shares of common stock of the Company following the special meeting of stockholders as discussed in “Business” below, an additional 34,300,000 shares will be subject to issuance upon exercise of the Series A Warrants, and 52,300,000 shares will be subject to issuance upon exercise of the Series B Warrants. If all such shares are issued, there would be 271,300,000 shares of common stock issued and outstanding.

The Company has also issued 5,230,000 placement agent warrants and is obligated to issue up to 5,230,000 additional placement agent warrants under certain circumstances as more fully described in the description of the Transaction in “Business” below, which has the potential to add an additional 10,460,000 shares to the total number of shares of common stock issued and outstanding.

Significant shares of common stock are held by our principal shareholders, other Company insiders and other large shareholders. As “affiliates” (as defined under Rule 144 of the Securities Act (“Rule 144”)) of the Company, our principal shareholders, other Company insiders and other large shareholders may only sell their shares of common stock in the public market pursuant to an effective registration statement or in compliance with Rule 144.

Some of the present shareholders have acquired shares at prices as low as $0.001 per share, whereas other shareholders have purchased their shares at prices ranging from $0.05 to $0.75 per share.

In addition, as of July 3, 2013, there are also options outstanding for the purchase of 11.0 million common shares at a $0.131 average strike price, and warrants for the purchase of 112.4 million common shares at a $0.173 average exercise price.

These options and warrants could result in further dilution to common stock holders and may affect the market price of the common stock.

RISKS ASSOCIATED WITH EQUITY LINE OF CREDIT WITH ASCENDIANT

As of May 10, 2013, we have issued 6,358,933 shares for $483,141, or an average of $.076 per share, under the Securities Purchase Agreement with Ascendiant dated June 17, 2011.  We have registered a total of 10,285,714 shares of common stock for resale by Ascendiant.

Our equity line of credit with Ascendiant remains outstanding, with available credit of $2,516,859. We have no current intention to utilize this line of credit, which expires August 29, 2013.

WE MAY ENGAGE IN ACQUISITIONS, MERGERS, STRATEGIC ALLIANCES, JOINT VENTURES AND DIVESTITURES THAT COULD RESULT IN FINANCIAL RESULTS THAT ARE DIFFERENT THAN EXPECTED.

In the normal course of business, we engage in discussions relating to possible acquisitions, equity investments, mergers, strategic alliances, joint ventures and divestitures. Such transactions are accompanied by a number of risks, including:

- Use of significant amounts of cash;

- Potentially dilutive issuances of equity securities on potentially unfavorable terms;

- Incurrence of debt on potentially unfavorable terms as well as impairment expenses related to goodwill and amortization expenses related to other intangible assets; and

- The possibility that we may pay too much cash or issue too many of our shares as the purchase price for an acquisition relative to the economic benefits that we ultimately derive from such acquisition.

The process of integrating any acquisition may create unforeseen operating difficulties and expenditures. The areas where we may face difficulties include:

- Diversion of management time, during the period of negotiation through closing and after closing, from its focus on operating the businesses to issues of integration;

- Decline in employee morale and retention issues resulting from changes in compensation, reporting relationships, future prospects or the direction of the business;

- The need to integrate each Company's accounting, management information, human resource and other administrative systems to permit effective management, and the lack of control if such integration is delayed or not implemented;

- The need to implement controls, procedures and policies appropriate for a public Company that may not have been in place in private companies, prior to acquisition;

- The need to incorporate acquired technology, content or rights into our products and any expenses related to such integration; and

- The need to successfully develop any acquired in-process technology to realize any value capitalized as intangible assets.

From time to time, we have also engaged in discussions with candidates regarding the potential acquisitions of our product lines, technologies and businesses. If a divestiture such as this does occur, we cannot be certain that our business, operating results and financial condition will not be materially and adversely affected. A successful divestiture depends on various factors, including our ability to:

- Effectively transfer liabilities, contracts, facilities and employees to any purchaser;

- Identify and separate the intellectual property to be divested from the intellectual property that we wish to retain;

- Reduce fixed costs previously associated with the divested assets or business; and

- Collect the proceeds from any divestitures.

In addition, if customers of the divested business do not receive the same level of service from the new owners, this may adversely affect our other businesses to the extent that these customers also purchase other products offered by us. All of these efforts require varying levels of management resources, which may divert our attention from other business operations.

If we do not realize the expected benefits or synergies of any divestiture transaction, our consolidated financial position, results of operations, cash flows and stock price could be negatively impacted.

WE MAY INCUR LOSSES IN THE FUTURE.

We have experienced net losses since inception. As of March 31, 2013, we had an accumulated deficit of $17.0 million. There can be no assurance that we will achieve or maintain profitability.

THE MARKET PRICE OF OUR COMMON STOCK HAS BEEN AND MAY CONTINUE TO BE VOLATILE.

The market price of our common stock has been and is likely in the future to be volatile. Our common stock price may fluctuate in response to factors such as:

•
Announcements by us regarding liquidity, significant acquisitions, equity investments and divestitures, strategic relationships, addition or loss of significant customers and contracts, capital expenditure commitments and litigation;

•	Issuance of convertible or equity securities and related warrants for general or merger and acquisition purposes;
•	Issuance or repayment of debt, accounts payable or convertible debt for general or merger and acquisition purposes;
•	Sale of a significant number of shares of our common stock by shareholders;
•	General market and economic conditions;
•	Quarterly variations in our operating results;
•	Investor and public relation activities;
•	Announcements of technological innovations;
•	New product introductions by us or our competitors;
•	Competitive activities; and
•	Additions or departures of key personnel.

These broad market and industry factors may have a material adverse effect on the market price of our common stock, regardless of our actual operating performance. These factors could have a material adverse effect on our business, financial condition and results of operations.

TRADING IN THE COMPANY’S STOCK MAY BE RESTRICTED BY BLUE SKY ELIGIBILITY AND THE SEC’S PENNY STOCK REGULATIONS.

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Under the penny stock rules, additional sales practice requirements are imposed on broker-dealers who sell to persons other than established customers and "accredited investors."  The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to broker-dealers to trade in our securities.

The penny stock rules may discourage investor interest in and limit the marketability of our common stock.

CONFLICT OF INTEREST.

Some of our directors are also directors and officers of other companies, and conflicts of interest may arise between their duties as directors of the Company and as directors and officers of other companies. These factors could have a material adverse effect on our business, financial condition and results of operations.

WE ARE DEPENDENT ON KEY PERSONNEL.

Our success depends to a significant degree upon the continued contributions of key management and other personnel, some of whom could be difficult to replace. We do not maintain key man life insurance covering certain of our officers. Our success will depend on the performance of our officers, our ability to retain and motivate our officers, our ability to integrate new officers into our operations, and the ability of all personnel to work together effectively as a team.  Our officers do not have employment agreements.  Our failure to retain and recruit officers and other key personnel could have a material adverse effect on our business, financial condition and results of operations.

WE HAVE LIMITED INSURANCE.

We have limited directors’ and officers’ liability insurance and commercial liability insurance policies. Any significant claims would have a material adverse effect on our business, financial condition and results of operations.

OUR JOINT DEVELOPMENT AGREEMENT WITH SUMITOMO PRECISION PRODUCTS CO. LTD IS IMPORTANT TO OUR OPERATIONS AND IS SUBJECT TO EXPIRATION.

On May 31, 2012, we entered into a Joint Research and Product Development Agreement (the “Joint Development Agreement”) with SPP for the commercialization of our ChromaID technology.  We filed a copy of the Joint Development Agreement in our Form 8-K filed on June 4, 2012. The term of the Joint Development Agreement was extended to December 31, 2013. We have certain product development responsibilities under the Joint Development Agreement. In addition, the ownership of technology under the Joint Development Agreement is discussed in our Form 8-K filed June 4, 2012.

The Company’s failure to operate in accordance with the terms of the Joint Development Agreement could result in the agreement not being renewed at the expiration of its current term.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our financial statements and notes for the three months ended March 31, 2013 indicate that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.   Such factors identified in the report result from net losses, negative working capital, and the need for additional financing to implement our business plan and service our debt repayments. If we are not able to continue as a going concern, it is likely investors will lose their investments.

WE MAY BE UNABLE TO PROTECT OUR IP RIGHTS, WHICH WOULD HARM OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS.

We rely on a combination of patent, trademark, and trade secret laws, confidentiality procedures and licensing arrangements to protect our IP rights.

There can be no assurance that:

•	any of our existing patents will continue to be held valid, if challenged;
•	patents will be issued for any of our pending applications;
•	any claims allowed from existing or pending patents will have sufficient scope or strength to protect us;
•	our patents will be issued in the primary countries where our products are sold in order to protect our rights and potential commercial advantage; or
•	any of our products or technologies will not infringe on the patents of other companies.

If we are enjoined from selling our products, or if we are required to develop new technologies or pay significant monetary damages or are required to make substantial royalty payments, our business and results of operations would be harmed.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). Such forward-looking statements include statements regarding, among other things, (a) our expectations about product development activities, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may not occur. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

The information contained in this prospectus, as well as in our SEC filings, identifies important factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holders. All proceeds from the sale of such securities offered by the selling security holders under this prospectus will be for the account of the selling security holders, as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” With the exception of any brokerage fees and commissions which are the respective obligations of the selling security holders, we are responsible for the fees, costs and expenses of this registration statement, which includes our legal and accounting fees, printing costs, and filing and other miscellaneous fees and expenses.

SELLING SECURITY HOLDERS

The following table sets forth the number of shares of our common stock which may be sold by each of the selling security holders pursuant to this prospectus, including: (i) 52,300,000 shares of common stock issued to Special Situations and the Investors pursuant to the Private Placement which closed June 14, 2013; and (ii) 18,000,000 shares of common stock issuable upon exercise of a portion of the Series A Warrants to purchase a total of 52,300,000 shares of common stock at $0.15 per share, which Series A Warrants were issued as part of the above-referenced Private Placement.  All 52,300,000 shares issuable upon exercise of the Series A Warrants are not covered by this prospectus and registration statement because we currently have an insufficient number of authorized shares of common stock to permit the exercise of all of the Series A Warrants.  We agreed to register for resale the shares covered by this prospectus as a condition to the purchase of these securities, which were sold in a private offering resulting in the purchasers holding restricted securities.

We are registering these securities in order to permit the selling security holders to dispose of the shares of common stock, or interests therein, from time to time.

The selling security holders may decide to sell all, some, or none of the securities listed below.   See “Plan of Distribution.”  We cannot provide an estimate of the number of securities that any of the selling security holders will hold in the future. For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to such securities.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the section of this prospectus entitled “Certain Relationships and Related Party Transactions” beginning on page 24, no selling security holder has had any material relationship with us or our affiliates during the last three years. Except for GVC Capital LLC., to the best of the Company’s knowledge, no selling security holder is a registered broker-dealer or an affiliate of a broker-dealer.

The table below lists the selling security holders and other information regarding the beneficial ownership of the shares of common stock by each of the selling security holders. Column B lists the number of shares of common stock beneficially owned by each selling security holder as of July 3, 2013.  Column C lists the shares of common stock covered by this prospectus that may be disposed of by each of the selling security holders. Column D lists the number of shares of common stock that will be beneficially owned by the selling security holders assuming all of the shares covered by this prospectus are sold. Column E lists the percentage of class beneficially owned based on 166,679,149 shares of common stock outstanding on July 3, 2013.

	Securities			Securities
	Beneficially	Securities	Warrant A	Beneficially	% Beneficial
	Owned Prior to	Being	Being	Owner After	Ownership
Name of Selling Shareholder (A)	Offering (B)	Offered (C)	Offered (C)	Offering (D)	After Offering (E)
Michael E. Donnelly	32,603	500,000	172,084	32,603	*
Michael L. Conn	-	250,000	86,042	-	*
Growth Ventures, Inc. Pension Plan & Trust	-	500,000	172,084	-	*
Edward Staas	-	180,000	61,950	-	*
Jim Bisping	-	100,000	34,417	-	*
William D. Moreland	-	3,000,000	1,032,505	-	*
Tom Juda & Nancy Juda Living Trust	-	1,000,000	344,168	-	*
Margaret Bathgate	775,000	750,000	258,126	775,000	*
Delaware Charter G & T Co FBO Steven M. Bathgate	2,286,300	250,000	86,042	2,286,300	1.4%
Len Goldberg	900,000	600,000	206,501	900,000	*
Michael S. Barish	-	1,500,000	516,252	-	*
Alva Terry Staples	-	250,000	86,042	-	*
Lucky Dog LLC	-	500,000	172,084	-	*
High Speed Aggregate, Inc.	-	250,000	86,042	-	*
Wallace Family Trust John Wallace	-	1,000,000	344,168	-	*
H. Leigh Severance	1,000,000	500,000	172,084	1,000,000	*
Stephanie L. Russo	-	350,000	120,459	-	*
Robert G. Allison	-	750,000	258,126	-	*
Aeneas Valley Holdings LLC	-	2,000,000	688,337	-	*
Viva CO LLC	500,000	250,000	86,042	500,000	*
Delaware Charter G & T Co FBO John Jenkins	-	250,000	86,042	-	*
Diker Micro-Cap Fund, LP	-	3,500,000	1,204,589	-	*
Delaware Charter G & T Co. FBO Shane T. Petersen	-	150,000	51,625	-	*
Delaware Charter G & T Co FBO Douglas Kelsall	-	250,000	86,042	-	*
Liolios Family Trust	-	250,000	86,042	-	*
Herbert C. Brosnan Jr	-	350,000	120,459	-	*
Alan Budd Zuckerman	-	1,000,000	344,168	-	*
J3E2A2Z LP, an affiliate of Ronald P. Erickson, our CEO	8,238,373	5,000,000	1,720,841	8,238,373	4.9%
GVC Capital LLC	-	1,500,000	516,252	-	*
John D.Gibbs	1,000,000	250,000	86,042	1,000,000	*
Jeb Partners LP	-	1,500,000	516,252	-	*
Special Situations Technology Fund, LP	-	2,380,000	819,120	-	*
Special Situations Technology Fund II, L.P.	-	13,520,000	4,653,155	-	*
Rapture Investments LP	-	5,000,000	1,720,841	-	*
Delaware Charter G&T Co. FBO: Rod Cerny	-	150,000	51,625	-	*
Mark Scott, our CFO	1,268,500	100,000	34,417	1,268,500	*
Patrick Lin	-	250,000	86,042	-	*
SouthShore Capital Partners, LP	-	500,000	172,084	-	*
David R. Morgan	-	500,000	172,084	-	*
Daniel S. & Patrice M. Perkins	-	250,000	86,042	-	*
Millennium Trust Company LLC Cust. FBO John Seabern	-	1,000,000	344,168	-	*
Delaware Charter G&T Co. FBO: Vicki Barone	-	170,000	58,509	-	*
	16,000,776	52,300,000	18,000,000	16,000,776

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	an exchange distribution in accordance with the rules of the applicable exchange;

-	privately negotiated transactions;

-	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

-	a combination of any such methods of sale; and

-	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from these stock sales. Upon any exercise by the holders of the Series A Warrants by payment of cash, however, the Company will receive the exercise price of such Series A Warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, arising out of or based upon (i) any untrue statement or omission of any material fact contained in this prospectus and registration statement, including any amendment or supplement thereof, (ii) any blue sky application filed by the Company in any state in order to qualify the shares covered by this prospectus under the securities laws of such state; (iii) the omission in any blue sky application of a material fact required or necessary to make any statement therein not misleading; (iv) any violation by the Company of any rule or regulation under the Securities Act relating to the registration of the shares covered by this prospectus; or (v) any failure by the Company to register or qualify the shares covered by this prospectus in any state where the Company has affirmatively undertaken such registration or qualification on a selling stockholder’s behalf; provided, however, that the Company will not be liable to the extent any liability arises out of or is based upon an untrue statement or omission made or furnished by any selling stockholder for use in this prospectus and registration statement.

We also have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) the date on which all of the shares covered by this prospectus have been sold, or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

Fifth Avenue Law Group PLLC has rendered an opinion regarding the legality of the issuance of the shares of common stock being registered in this prospectus. In the past, we have paid the law firm of Fifth Avenue Law Group PLLC for a portion of its services with our common stock.  As of the filing of this Registration Statement, Fifth Avenue Law Group PLLC holds 1,066,667 shares of our common stock (which constitutes approximately 0.6% of the Registrant’s total issued and outstanding common stock) with a market value of approximately $106,667.

EXPERTS

The financial statements incorporated in this prospectus, and by reference to our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 has been so incorporated in reliance on the report PMB Helin Donovan, LLP, the Company’s independent registered public accounting firm, given on the authority of said firm as expert in auditing and accounting.

BUSINESS

The Company and our Business

We were incorporated under the laws of the State of Nevada on October 8, 1998 with authorized common stock of 200,000,000 shares at $0.001 par value. On September 13, 2002, 50,000,000 shares of preferred stock with a par value of $0.001 were authorized by the shareholders.  There are no preferred shares issued and the terms have not been determined. Our executive offices are located in Seattle, Washington.

We have developed a unique patented Spectral Pattern Matching we have trademarked under the name ‘ChromaID™’. This technology directs structured light onto a physical substance to capture a unique spectral signature. When matched against existing databases, the ChromaID Profile can identify, detect, or diagnose markers invisible to the human eye. ChromaID scanners can be integrated into a variety of mobile or fixed-mount form factors, making it possible to effectively conduct analyses in the field that could only previously be performed by large and expensive lab-based tests.  On February 6, 2013, our ChromaID technology won the Green Photonics section of the 2013 Annual Prism Awards at SPIE Photonics West 2013. The award honors solutions that generate or conserve energy, cut emissions, reduce pollution, and yield sustainable outputs.

We have a Joint Development Agreement with Sumitomo Precision Products Co., Ltd. ("SPP") through December 31, 2013, which focuses on the commercialization of the ChromaID technology and a License Agreement providing SPP with an exclusive license of the ChromaID technology in identified Asian territories. For more information, visit: http://www.visualant.net.

SPP is publicly traded in Japan and has operations in Japan, United States, China, United Kingdom, Canada and other parts of the world. Additional information on SPP is available at http://www.spp.co.jp/English/index2-e.html.

On September 6, 2011, we announced that the Company was issued US Patent No. 7,996,173, entitled “Method, Apparatus and Article to Facilitate Distributed Evaluation of Objects Using Electromagnetic Energy,” by the United States Office of Patents and Trademarks.

On January 19, 2012, we announced that the Company was issued US Patent No. 8,081,304, entitled “Method, Apparatus and Article to Facilitate Evaluation of Objects Using Electromagnetic Energy” by the United States Office of Patents and Trademarks.

On March 20, 2012, we announced that the Company was issued US Patent No. 8,076,630, entitled “System and Method of Evaluating an Object Using Electromagnetic Energy” by the United States Office of Patents and Trademarks.

On November 1, 2012, we announced that the Company was issued US Patent No. 8,285,510 entitled “System and Method of Evaluating an Object Using Electromagnetic Energy” by the United States Office of Patents and Trademarks.

On April 1, 2013, we announced that the Company was issued US Patent No. 8,368,878 B2 entitled “Method, Apparatus and Article To Facilitate Evaluation of Object Using Electromagnetic Energy by the United States Office of Patents and Trademarks.

We are pursuing an aggressive patent strategy to expand our unique intellectual property in the United States and Japan.

Through our wholly owned subsidiary, TransTech Systems, Inc. (“TransTech”), based in Aurora, Oregon, we provide value added security and authentication solutions to corporate and government security and law enforcement markets throughout the United States.

Summary Financial Results

Net revenue for the six months ended March 31, 2013 increased $561,000 to $4,273,000 as compared to $3,712,000 for the six months ended March 31, 2012. The increase was due to license revenue from SPP and improved sales at TransTech. Net loss for the six months ended March 31, 2013 was $3,047,000 as compared to a net loss of $1,187,000 for the six months ended March 31, 2012 for the reasons discussed above. The net loss included non-cash expenses of $1,640,000.

Net revenue for the year ended September 30, 2012 decreased $1,212,000 to $7,924,000 as compared to $9,136,000 for the year ended September 30, 2011. The reduction was due to a large sale by TransTech to an aerospace company in the year ended September 30, 2011, which was not repeated in the year ended September 30, 2012. Net loss for the year ended September 30, 2012 was $2,732,000 as compared to a net loss of $2,410,000 for the year ended September 30, 2011 for the reasons discussed above. The net loss included non-cash expenses of $1,302,000 and other business development and investor relation expenditures to expand the business.

Certain recent developments relating to our efforts in licensing revenues, mergers and acquisitions and generation of additional liquidity, including through sales of our common stock, are described in more detail in the notes to the financial statements included in this prospectus.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We incurred net losses of $3,054,587 and $2,725,692 for the six months ended March 31, 2013 and the year ended September 30, 2012, respectively. Our current liabilities exceeded our current assets by approximately $3,765,951 as of March 31, 2013.  Our net cash used in operating activities was $1,294,383 for the six months ended March 31, 2013.

We anticipate that we will record losses from operations for the foreseeable future. As of March 31, 2013, our accumulated deficit was $16,962,192.  We have limited capital resources, and operations to date have been funded with the proceeds from private equity and debt financings. These conditions raise substantial doubt about our ability to continue as a going concern. The audit report prepared by our independent registered public accounting firm relating to our financial statements for the year ended September 30, 2012 includes an explanatory paragraph expressing the substantial doubt about our ability to continue as a going concern.

Our continuation as a going concern is dependent upon obtaining additional working capital.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Purchase Agreement with Special Situations Technology Funds, L.P. “(Special Situations”) and other Accredited Investors

On June 10, 2013, we entered into a Purchase Agreement, Warrants, Registration Rights Agreement and Voting Agreement (the “Transaction”) with Special Situations and forty other accredited investors (collectively, the “Investors”) pursuant to which we issued 52,300,000 shares of common stock at $0.10 per share for a total of $5,230,000, which amount includes the conversion of $500,000 in outstanding debt of the Company owed to one of its officers.  As part of the Transaction which closed June 14, 2013, we issued to the Investors (i) five year Warrants to purchase a total of 52,300,000 shares of common stock at $0.15 per share (the “Series A Warrants”); and (ii) five year Warrants to purchase a total of 52,300,000 shares of common stock at $0.20 per share (the “Series B Warrants”).  Since we currently have an insufficient number of authorized shares of common stock to permit the exercise of all of the Series A and Series B Warrants, the Warrants were issued subject to authorization and approval of an increase in the number of authorized shares of the Company by its stockholders at a special meeting of the stockholders to be held in August 2013.  We also agreed to file a registration statement on Form S-1 to register the resale of all shares issued in the Transaction and use commercially reasonable efforts to have the registration statement declared effective as soon as practicable. The Company must pay damages if the registration statement is not declared effective within one hundred and twenty days of the June 14, 2013 closing of the Transaction.  In addition, we have agreed to file a registration statement on Form S-1 to register the resale of all shares underlying the Warrants within five business days of the special meeting of the stockholders of Visualant. Inc. approving the increase in the number of authorized shares.

We paid legal fees and expenses in the amount of $35,000 to a law firm for Special Situations in connection with the Transaction. We also paid sales commission and expenses of $466,600 to GVC Capital LLC and issued 5,230,000 placement agent warrants exercisable at $0.10 per share, with an obligation to issue up to 5,230,000 additional placement agent warrants exercisable at $0.15 per share.  The $0.15 placement agent warrants shall issue only upon the exercise of the Series A and Series B Warrants by the Investors, and are issuable ratably based upon the number of Warrants exercised by the Investors.  The placement agent warrants have a term of five years from the date of closing of the Transaction.

In anticipation of the special meeting of our stockholders, we have received commitments from 54% of the Company’s stockholders, including the Investors, to approve an increase in the number of our authorized shares of common stock from 200,000,000 to no less than 500,000,000.

Employees

As of July 3, 2013 we had sixteen full-time and two part-time employees. Our senior management is based out of the Seattle, Washington office.

DESCRIPTION OF PROPERTY

Corporate Offices

Our executive office is located at 500 Union Street, Suite 420, Seattle, Washington, USA, 98101. On August 1, 2012, we entered into a lease which expires August 31, 2014. The monthly lease rate was $1,944 for the year ending August 31, 2013 and $2,028 for the year ending August 31, 2014. On June 14, 2013, we amended the lease and added Suite 450, increasing our monthly payment to $3,978 through August 31, 2013, $4,057 from September 1, 2013 to May 31, 2014 and $4,140 from June 1, 2014 through August 31, 2014.

TransTech Facilities

TransTech leases a total of approximately 9,750 square feet of office and warehouse space for its administrative offices, product inventory and shipping operations, at a monthly rental of $4,292. The lease was extended from March 2011 for an additional five year term at a monthly rental of $4,751. There are two additional five year renewals with a set accelerating increase of 10% per 5 year term.

SELECTED FINANCIAL DATA

The financial data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus. We derived the financial data as of and for the years ended September 30, 2012, 2011 and 2010 from our financial statements included in this prospectus. The historical results are not necessarily indicative of the results to be expected for any future period. All monetary amounts are expressed in U.S. dollars.

(dollars in thousands)

	Six
	Ended	Years Ended September 30,
	March 31, 2013	2012	2011	2010	2009	2008
(in thousands, except for share and per share data)
STATEMENT OF OPERATIONS DATA:
Revenue	$4,273	$7,924	$9,136	$2,543	$-	$-
Net loss	(3,046)	(2,726)	(2,396)	(1,147)	(951)	(945)
Net loss applicable to Visualant, Inc. common shareholders	(3,055)	(2,732)	(2,410)	(1,149)	(951)	(945)
Net loss per share	(0.03)	(0.04)	(0.06)	(0.04)	(0.03)	(0.05)
Weighted average number of shares	99,952,949	65,557,376	42,682,795	30,728,036	28,003,021	18,029,095

BALANCE SHEET DATA:
Total assets	4,143	5,320	4,313	4,144	12	2
Stockholder's (deficiency) equity	(1,429)	171	(1,610)	(1,900)	(1,366)	(2,135)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Forward-looking statements in this prospectus reflect the good-faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed below and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as those discussed elsewhere in this prospectus. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the prospectus.

Summary of Recent Business Operations for the Six Months Ended March 31, 2013

Net revenue for the six months ended March 31, 2013 increased $561,000 to $4,273,000 as compared to $3,712,000 for the six months ended March 31, 2012. The increase was due to license revenue from SPP and improved sales at TransTech. Net loss for the six months ended March 31, 2013 was $3,047,000 as compared to a net loss of $1,187,000 for the six months ended March 31, 2012. The net loss included non-cash expenses of $1,640,000.

Certain recent developments relating to our efforts in licensing revenues, mergers and acquisitions and generation of additional liquidity, including through sales of our common stock, are described in more detail in the notes to the financial statements included in this prospectus.

Summary of Recent Business Operations for the Year Ended September 30, 2012

Net revenue for the year ended September 30, 2012 decreased $1,212,000 to $7,924,000 as compared to $9,136,000 for the year ended September 30, 2011. The reduction was due to a large sale by TransTech to an aerospace company in the year ended September 30, 2011, which was not repeated in the year ended September 30, 2012. Net loss for the year ended September 30, 2012 was $2,732,000 as compared to a net loss of $2,410,000 for the year ended September 30, 2011. The net loss included non-cash expenses of $1,302,000 and other business development and investor relation expenditures to expand the business.

Summary of Recent Business Operations for the Year Ended September 30, 2011

Net revenue for the year ended September 30, 2011 increased $6,593,000 to $9,136,000 as compared to $2,543,000 for the year ended September 30, 2010. Net loss for the year ended September 30, 2011 was $2,396,000 as compared to a net loss of $1,147,000 for the year ended September 30, 2010. The net loss included non-cash expenses of $1,204,000 and other business development and investor relation expenditures to expand the business.

We closed the acquisition of TransTech of Aurora, OR on June 8, 2010 and recorded the results from June 8, 2010 to September 30, 2011.

Liquidity and Capital Resources

On June 10, 2013, we entered into a Purchase Agreement, Warrants, Registration Rights Agreement and Voting Agreement (the “Transaction”) with Special Situations and forty other accredited investors (collectively, the “Investors”) pursuant to which we issued 52,300,000 shares of common stock at $0.10 per share for a total of $5,230,000, which amount includes the conversion of $500,000 in outstanding debt of the Company owed to one of its officers.  As part of the Transaction which closed June 14, 2013, we issued to the Investors (i) five year Warrants to purchase a total of 52,300,000 shares of common stock at $0.15 per share; and (ii) five year Warrants to purchase a total of 52,300,000 shares of common stock at $0.20 per share. The Transaction was closed to strengthen our balance sheet, complete the purchase of our TransTech subsidiary, and provide working capital to support the rapid movement of our ChromaID technology into the marketplace.

As of March 31, 2013

We had cash of $15,000, a net working capital deficit of approximately $3.8 million and total indebtedness of $2.5 million as of March 31, 2013.  Further, as of May 10, 2013, we had (i) $1 million due to James Gingo on June 8, 2013 to complete the acquisition of TransTech; (ii) $250,000 for the repurchase of the Gemini Master Fund, Ltd. warrant  that was due on March 31, 2013; (iii) $300,000 if we elected to purchase 4,000,000 shares from Ascendiant Capital Markets on or before May 31, 2013 pursuant to an Option Agreement; and (iv) $425,000 due under the AIR Termination Agreement to Gemini Master Fund, Ltd. on both June 30, 2013 and September 30, 2013.

The net proceeds from the above-referenced Transaction with Special Situations and the other Investors which closed June 14, 2013, were used in part to pay the aforesaid obligations to: (i) James Gingo to complete the TransTech acquisition, (ii) Gemini Master Fund, Ltd. for the warrant repurchase, (iii) Ascendiant Capital Markets for the option exercise price, and (iv) Gemini Master Fund, Ltd. for the June 30, 2013 payment under the AIR Termination Agreement.  The balance of the proceeds from the Transaction will be used by the Company to implement our business plan and continue to service our remaining debt repayments.   We expect to need to obtain additional financing in the future to continue implementing our business plan and to service our debt. There can be no assurance that we will be able to secure funding, or that if such funding is available, the terms or conditions would be acceptable to us. If we are unable to obtain additional financing, we may need to restructure our operations, and divest all or a portion of our business.

Our recent efforts to generate additional liquidity, including through sales of our common stock, are described in more detail in the financial statement notes set forth in our Form 10-Q for the quarter ended March 31, 2013, which was filed with the SEC on May 10, 2013.

If we raise additional capital through borrowing or other debt financing, we will incur substantial interest expense. Sales of additional equity securities will dilute on a pro rata basis the percentage ownership of all holders of common stock. When we raise more equity capital in the future, it will result in substantial dilution to our current stockholders.

As of September 30, 2012

We had cash of $1.1 million, a net working capital deficit of approximately $2.4 million and total indebtedness of $1.6 million as of September 30, 2012.  Our past efforts to generate additional liquidity as of September 30, 2012, including through sales of our common stock, are described in more detail in the financial statement notes set forth in the Form 10K filed by the Company with the SEC on November 15, 2012.

As of September 30, 2011

We had cash of $92,000, a net working capital deficit of approximately $3.2 million and total indebtedness of $2.6 million as of September 30, 2011.

Recent and Expected Losses

We have experienced net losses since inception. There can be no assurance that we will achieve or maintain profitability.

Quantitative and Qualitative Disclosures about Market Risk

We have no investments in any market risk sensitive instruments either held for trading purposes or entered into for other than trading purposes.

LEGAL PROCEEDINGS

There are no pending legal proceedings against us that are expected to have a material adverse effect on our cash flows, financial condition or results of operations.

MANAGEMENT

Our directors and executive officers, their ages, their respective offices and positions, and their respective dates of election or hire are as follows:

Business Experience Descriptions

Name	Age	Positions and Offices Held	Since

Directors-
Ronald P. Erickson	69	Chief Executive Officer and President, Management Director	April 24, 2003

Jon Pepper	62	Independent Director	April 19, 2006

Marco Hegyi	55	Chairman of the Board, Independent Director	February 14, 2008

Ichiro Takesako	54	Management Director	December 28, 2012

Executive Officers-
Mark Scott	60	Chief Financial Officer and Secretary	May 1, 2010

Richard Mander, Ph.D.	53	Vice President, Product Management and Technology	June 26, 2012

Todd Martin Sames	59	Vice President of Business Development	September 5, 2012

Mr. Erickson is also an Executive Officer.

Our Management Directors

RONALD P. ERICKSON has been a director and officer of the Company since April 24, 2003. He currently serves as the Company’s Chief Executive Officer and President.  He was appointed to the positions of CEO and President on November 10, 2009. Earlier, he was appointed President and Chief Executive Officer of the Company on September 29, 2003, and resigned from this position on August 31, 2004 at which time he was appointed Chairman of the Board. A seasoned executive with more than 30 years of experience in the high technology, telecommunications, micro-computer, and digital media industries, Mr. Erickson was the founder of Visualant. In addition to his Visualant responsibilities he also serves as Chairman of ivi, Inc. a streaming media company and eCharge Corporation an Internet based transaction processing company. He is formerly Chairman, CEO and Co-Founder of Blue Frog Media, a mobile media and entertainment company; Chairman, CEO and Co-founder of GlobalTel Resources, a provider of telecommunications services; Chairman, Interim President and CEO of Egghead Software, Inc. the large software reseller where he was an original investor; Chairman and CEO of NBI, Inc.; and Co-founder of MicroRim, Inc. the database software developer. Earlier, Mr. Erickson practiced law in Seattle and worked in public policy in Washington, DC and New York, NY. Additionally, Mr. Erickson has been an angel investor and board member of a number of public and private technology companies.  In addition to his business activities Mr. Erickson serves on the Board of Trustees of Central Washington University where he received his BA degree. He also holds a MA from the University of Wyoming and a JD from the University of California, Davis. He is licensed to practice law in the State of Washington and the District of Columbia.

ICHIRO TAKESAKO

Ichiro Takesako has served as a director since December 28, 2012. Mr. Takesako has held executive positions with Sumitomo Precision Products Co., Ltd ("SPP") from 1983. Mr. Takesako graduated from Waseda University, Tokyo, Japan where he majored in Social Science and graduated with a Degree of Bachelor of Social Science. Mr. Takesako was appointed to the Board in connection with the Company entering into a Joint Research and Product Development Agreement with SPP on May 31, 2012, the investment by SPP in the Company, and the Company and SPP entering into a License Agreement.

Mr. Takesako was appointed as a Director based on his position with SPP in light of SPP's significant partnership with the Company. Mr. Takesako was recommended by SPP.

Our Independent Directors

JON PEPPER has served as an independent director since April 19, 2006. Mr. Pepper is the co-founder of Pepcom [www.pepcom.com], an industry leader at producing press-only technology showcase events around the country. Prior to that Pepper started the DigitalFocus newsletter, a ground-breaking newsletter on digital imaging that went to leading influencers worldwide. Pepper has been closely involved with the high technology revolution since the beginning of the personal computer era. He was formerly a well-regarded journalist and columnist; his work on technology subjects appeared in The New York Times, Fortune, PC Magazine, Men's Journal, Working Woman, PC Week, Popular Science and many other well-known publications. Pepper was educated at Union College in Schenectady, New York and the Royal Academy of Fine Arts in Copenhagen.

MARCO HEGYI has served as an independent director since February 14, 2008 and as Chairman of the Board since May 2011. Mr. Hegyi has been a principal with the Chasm Group since 2006, where he combines his expertise in, and passion for helping companies expand their businesses with innovative technologies and collaborative partnership strategies using mobile and wireless platforms, service business models and Internet marketing programs. Prior to working as a strategic advisor, Mr. Hegyi served as Senior Director, Global Product Management, at Yahoo Search Marketing during 2006. Prior to Yahoo, Mr. Hegyi was at Microsoft leading program management for Microsoft Windows and Office beta releases aimed at software developers from 2001 to 2006. While at Microsoft, he formed new service concepts and created operating programs to extend the depth and breadth of the company’s unparalleled developer eco-system, including managing offshore, outsource teams in China and India, and being the named inventor of a filed Microsoft patent for a business process in service delivery. Mr. Hegyi earned a Bachelor of Science degree in Information and Computer Sciences from the University of California, Irvine, and has completed advanced studies in innovation marketing, advanced management, and strategy at Harvard Business School, Stanford University, UCLA Anderson Graduate School of Management, and MIT Sloan School of Management.

Other Executive Officers

MARK SCOTT has significant financial, capital market and relations experience in public microcap gold, silver and technology companies.  Mr. Scott currently serves as (i) Chief Financial Officer, Secretary and Treasurer of Visualant, Inc., a position he has held since May 2010 (ii) Chief Financial Officer, Secretary and Treasurer of WestMountain Gold since February 28, 2011 and as a consultant from December 2010; (iii) Chief Financial Officer of Sonora Resources Corp., a position he has held since June 2011; and (iv) Chief Financial Officer of U.S. Rare Earths, Inc. a position he has held since December 2011.

Mr. Scott previously served as Chief Financial Officer and Secretary of IA Global, Inc. from October 2003 to June 2011. Previously, he held executive financial positions with Digital Lightwave; Network Access Solutions; and Teltronics, Inc. He has also held senior financial positions at Protel, Inc., Crystals International, Inc., Ranks Hovis McDougall, LLP and Brittania Sportswear, and worked at Arthur Andersen. Mr. Scott is also a certified public accountant and received a Bachelor of Arts in Accounting from the University of Washington.

RICHARD MANDER, Ph.D. joined the Company as Vice President of Product Management and Technology on June 26, 2012. He is known as an inspiring leader with a track record of building innovative and high quality consumer electronic products. In the 1990s, he worked at Apple for seven years developing future technologies and products, and served as Engineering Group Manager of the immersive photo visualization technology QuickTimeVR. He then worked for six years with Zanzara, a consulting company which helps companies make new technology products easy to use.

Originally from New Zealand, Mr. Mander returned there in 2004 as Chief Technology Officer for Navman, a designer and manufacturer of car and boat GPS products. In 2006, he became CEO at HumanWare, a company that designs and manufactures information access devices for blind, low vision and learning disabled people. In 2008, he returned to the US as CEO of BigScreenLive, a Seattle-based company developing a software-as-a-service platform to make the Internet more accessible for seniors. In 2009, Mr. Mander spent six months as Entrepreneur in Residence at the University of Washington commercializing opportunities for Faculty in the Computer Science, iSchool, and Medical School. From 2009 to 2012, he was VP Product Management at Contour, the 7th fastest growing company in the US, where he led the development of Contour’s wearable cameras integrating video GPS data and video.

Mr. Mander holds a number of patents relating to computer and imaging technologies. In 2004, was awarded the World Class New Zealander award for helping New Zealand companies improve their products for the US market. He was awarded the Company Leader of the Year award in 2007 for his work at HumanWare. Mr. Mander earned a PhD in Educational Psychology from Stanford University, MA from the University of Auckland, and BA from University of Canterbury.

TODD MARTIN SAMES joined the Company as Vice President, Business Development on September 5, 2012.  Mr. Sames is responsible for driving new licensing agreements for the company’s SPM technology with a wide-range of original device manufacturers.

Mr. Sames brings over 25 years of industry experience to the expanding Visualant team. From 2010 to 2012, Mr. Sames held an executive position at INX, where he ultimately led in the creation of a new Business Unit. The project resulted in a successful new line of video conferencing, telecommunication, and security solutions for Cisco. From 2007 to 2010, Mr. Sames held an executive position at BT Conferencing.

Mr. Sames has also established partnerships with other well-known companies such as Polycom, LifeSize, and TANDBERG. During his tenure conducting corporate sales at Egghead Software, Todd closed and managed Fortune 1000 accounts with Disney, Unocal, Lockheed and General Electric, among many others.

Family Relationships

There are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past five years:

•
Had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

◦
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	◦	Engaging in any type of business practice; or

	◦	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity;

•
Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; or

•
Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated.

Committees of the Board of Directors

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Nominations and Governance Committee, and the Compensation Committee. The Committees were formed July 22, 2010. The Audit and Compensation Committees are comprised solely of non-employee, independent directors. The Nominations and Governance Committee has one management director, Ronald Erickson, as Chairman. Charters for each committee are available on our website at www.visualant.net. The table below shows current membership for each of the standing Board committees.

Audit	Compensation	Nominating
Marco Hegyi (Chairman)	Marco Hegyi (Chairman)	Ron Erickson (Chairman)
Jon Pepper	Jon Pepper	Marco Hegyi
Jon Pepper

Director Independence

The Board has affirmatively determined that each of Messrs. Pepper and Hegyi is an independent director.  For purposes of making that determination, the Board used NASDAQ’s Listing Rules even though we are not currently listed on NASDAQ. We expect to appoint an independent Audit Committee Chairman during 2013.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during the fiscal year ended September 30, 2012 served as an officer, former officer, or employee of the Company or participated in a related party transaction that would be required to be disclosed in this prospectus. Further, during this period, no executive officer of the Company served as:

•
a member of the Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or

•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.
Code of Conduct and Ethics

We have adopted conduct and ethics standards titled the Code of Conduct and Ethics (the “Code of Conduct”), which are available at www.visualant.net under the “Investors” tab. These standards were adopted by the Board to promote our transparency and integrity. The standards apply to the Board, executives and employees. Waivers of the requirements of the Code of Conduct or associated polices with respect to members of the Board or executive officers are subject to approval of the full Board.

Our Code of Conduct includes the following:

- promotes honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

- promotes the full, fair, accurate, timely and understandable disclosure of our financial results in accordance with applicable disclosure standards, including, where appropriate, standards of materiality;

- promotes compliance with applicable SEC and governmental laws, rules and regulations;

- deters wrongdoing; and

- requires prompt internal reporting of breaches of, and accountability for adherence to, the Code of Conduct.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to the Code of Conduct, the Audit Committee and the Board are charged with resolving any conflict of interest involving management, the Board and employees on an ongoing basis.

EXECUTIVE COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS

The following table provides information concerning remuneration of the chief executive officer, the chief financial officer and another named executive officer for the fiscal years then ended September, 2012, 2011 and 2010.

Summary Compensation Table

						Non-Equity
						Incentive
					Stock	Plan	Option	Other
			Salary	Bonus	Awards	Compensation	Awards	Compensation	Total
Name	Principal Position		($) (1)	($)	($) (2)	($)	($) (3)	($) (4)	($)
Salary-
Ronald P. Erickson	Chief Executive Officer	9/30/2012	$60,000	$-	$-	$-	$-	$89,500	$149,500
		9/30/2011	$-	$-	$-	$-	$-	$62,500	$62,500
		9/30/2010	$-	$-	$40,000	$-	$52,662	$-	$92,662

Mark Scott	Chief Financial Officer	9/30/2012	$40,000	$-	$-	$-	$-	$64,000	$104,000
	Secretary	9/30/2011	$-	$-	$-	$-	$-	$74,000	$74,000
		9/30/2010	$-	$-	$20,000	$-	$-	$10,000	$30,000

James Gingo	Chief Executive Officer,	9/30/2012	$200,016	$-	$-	$-	$-	$8,001	$208,017
	TransTech Systems, Inc.	9/30/2011	$200,016	$-	$-	$-	$-	$8,001	$208,017
		9/30/2010	$62,649	$-	$-	$-	$-	$-	$62,649

Richard Mander, Ph.D.	Vice President of Product Management	9/30/2012	$43,615	$-	$-	$-	$-	$-	$43,615
	and Technology	9/30/2011	$-	$-	$-	$-	$-	$-	$-
		9/30/2010	$-	$-	$-	$-	$-	$-	$-

Todd Martin Sames	Vice President of Business Development	9/30/2012	$10,000	$-	$-	$-	$-	$-	$10,000
		9/30/2011	$-	$-	$-	$-	$-	$-	$-
		9/30/2010	$-	$-	$-	$-	$-	$-	$-

(1)    The amount for 2010 for Mr. Gingo includes salary from June 8, 2010 to September 30, 2010.   TransTech was acquired June 8, 2010.  Mr. Gingo’s Employment Agreement expired June 8, 2013.  Mr. Gingo no longer serves as a director of the Company, and is no longer an employee, officer or director of TransTech.

(2)    The 2010 amount for Mr. Erickson reflects 2,000,000 shares of restricted common stock issued by us on May 10, 2010. The restricted common stock was issued at the closing bid price of $.02 per share on May 7, 2010. The 2010 amount for Mr. Scott reflects 1,000,000 shares of restricted common stock issued by us on May 10, 2010. The restricted common stock was issued at the closing bid price of $.02 per share on May 7, 2010.

(3)   These amounts reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years then ended September 30, 2010, in accordance with FASB ASC Topic 718 of awards pursuant to the 2005 Stock Option Plan. Assumptions used in the calculation of this amount are included in footnotes to our audited financial statements for the fiscal years then ended September 30, 2011, 2010 and 2009. There were no grants issued in 2011 and 2012.

(4)   The 2010 amount for 2010 for Mr. Scott includes consulting fees paid from May 5, 2010 to September 30, 2010. During 2011, the Compensation Committee and the Board compensated Mr. Erickson with a monthly consulting fee of $12,500 effective May 1, 2011.  Mr. Scott was paid consulting income of $8,000 per month. During 2012, the Compensation Committee and the Board compensated Mr. Erickson with a monthly consulting fee of $12,500 through May 31, 2011.  Mr. Scott was paid consulting income of $8,000 per month through May 31, 2012. Mr. James Gingo was provided perquisites and other personal benefits, including medical insurance and a 401 plan.

Grants of Stock Based Awards in Fiscal Year Then Ended September 30, 2012

The Compensation Committee did not provide performance-based incentive compensation to the Named Executive Officers during 2012 based on our financial condition and the awards issued in 2010.

Outstanding Equity Awards as of Fiscal Year Then Ended September 30, 2012

	Option Awards (1)					Stock Awards
	Number of	Number of	Number of					Number of	Market or
	Securities	Securities	Securities			Number of	Market Value	Unearned Shares,	Payout Value of
	Underlying	Underlying	Underlying			Shares or Units	of Shares or	Units or Other	Unearned Shares,
	Unexercised	Unexercised	Unexercised	Option		of Stock	Units of	Rights That	Units, or Other
	Options	Options	Unearned	Exercise	Option	That Have Not	Stock That	Have Not	Rights That Have
	Exercisable	Unexerciseable	Options	Price	Expiration	Vested	Have Not Vested	Vested	Not Vested
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)

Ronald P. Erickson	3,000,000	-	-	$0.15	5/9/2020	-	$-	-	$-

1)	Mr. Erickson’s stock option grant vested quarterly over two years.

Option Exercises and Stock Vested

Our Named Executive Officers did not exercise any stock options during the years ended September, 2012, 2011 and 2010.

Pension Benefits

We do not provide any pension benefits.

Nonqualified Deferred Compensation

We do not have a nonqualified deferral program.

Employment Agreements

We do not have employment agreements with our Named Executive Officers.

Potential Payments Upon Termination or Change in Control

We do not have any potential payments upon termination or change in control with our Names Executive Officers.

Director Summary Compensation Table

The table below summarizes the compensation paid by us to non-employee directors during the year ended September 30, 2012.

	Stock	Option
Name	Awards (1)	Awards (1)	Total
Bradley E. Sparks (2)	$4,000	$-	$4,000
Marco Hegyi	-	190,000	190,000
Dr. Masahiro Kawahata (2)	8,000	-	8,000
Jon Pepper	6,000	-	6,000
Yoshitami Arai (2)	8,000	-	8,000
James Gingo (2)	-	-	-
Paul R. Bonderson Jr. (2)	6,000	-	6,000

Total	$32,000	$190,000	$222,000

(1)   Reflects the dollar amount recognized for financial statement reporting purposes for the year then ended September 30, 2012 in accordance with FASB ASC Topic 718. The assumptions used in the valuation of options is included in the Footnotes of the Form 10-K as filed with the SEC on November 13, 2012.  On February 24, 2012, the Board of Directors authorized to Marco Hegyi, our Chairman of the Board, the grant of qualified and non-qualified options to purchase 1,900,000 shares of our common stock at $0.10 per share. The stock option grants vested 750,000 on February 24, 2012 and 250,000 shares per quarter over two years and expire in ten (10) years. If there is a change in control, the stock option grant is fully vested.

(2)   Mr. Sparks resigned from the Board of Directors effective September 6, 2012. Mr. Bonderson resigned from the Board of Directors effective April 21, 2012. Dr. Kawahata resigned from the Board of Directors effective November 30, 2012. Mr. Arai chose not to stand for re-election at the 2013 Annual Shareholder Meeting and resigned effective December 26, 2012. Mr. Gingo’s Employment Agreement expired June 8, 2013.

Compensation Paid to Board Members

Our independent non-employee directors are not compensated in cash.  The only compensation has been in the form of stock awards (see “Director Summary Compensation Table” just above).  There is no stock compensation plan for independent non-employee directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of July 3, 2013 by:

•	each director and nominee for director;

•	each person known by us to own beneficially 5% or more of our common stock;

•	each officer named in the summary compensation table elsewhere in this report; and

•	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address of each beneficial owner of more than 5% of common stock is as follows:

			Shares Outstanding with
	Shares Beneficially Owned		Stock options and Warrants
	Amount	Percentage	Amount	Percentage
Directors and Officers-
Ronald P. Erickson	13,328,373	8.0%	27,328,373	9.4%
Mark Scott	1,368,500	0.8%	2,568,500	0.9%
Marco Hegyi	775,000	*	2,525,000	0.9%
Jon Pepper	1,650,000	1.0%	1,650,000	*
Richard Mander	-	*	250,000	*
Todd Sames	100,000	*	350,000	*
Ichiro Takesako/ SPP	17,307,693	10.4%	17,307,693	6.0%
Total Directors and Officers (7 in total)	34,529,566	20.2%	51,979,566	17.1%

			Shares Outstanding with
	Shares Beneficially Owned		Stock options and Warrants
	Number	Percentage	Number	Percentage
Greater Than 5% Ownership

Sumitomo Precision Products Co., Ltd./ Ichiro Takesako (2)	17,307,693	10.4%	17,307,693	6.0%
1-10 Fuso-cho
Amagasaki
Hyogo 660-0891 Japan

Special Situations Technology Funds, L.P (3)	15,800,000	9.5%	47,400,000	16.3%
527 Madison Avenue
Suite 2600
New York, NY 10022

Ronald P. Erickson (1)	13,328,373	8.0%	27,328,373	9.4%
500 Union Street , Suite 420
Seattle, WA 98101

(1)	Reflects the shares beneficially owned by Ronald Erickson as stated in a Schedule 13D filed with the SEC on June 14, 2013, and which has subsequently confirmed the ownership.

(2)	Reflects the shares beneficially owned by Sumitomo Precision Products Co., Ltd as stated in a Schedule 13D filed with the SEC on June 23, 2012, and which has subsequently confirmed the ownership.

(3)
Reflects the shares beneficially owned by Special Situations Technology Funds, L.P., which has confirmed the ownership as a result of the Private Placement which closed June 14, 2013. Special Situations Technology Funds, L.P. is limited to 9.9% ownership.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions with James Gingo

We acquired a 100% interest in TransTech by issuing a Promissory Note on June 8, 2010 (“Note”) to James Gingo, the President of TransTech, in the amount of $2,300,000, plus interest at the rate of three and one-half percent (3.5%) per annum from the date of the Note. The Note was secured by a security interest in the stock and assets of TransTech. We paid the final note payment of $1,000,000 and interest of $30,397 on June 12, 2013. Mr. Gingo’s Employment Agreement expired June 8, 2013.  He resigned from the Board of Directors effective June 21, 2013, and is no longer employed by the Company or TransTech.

Related Party Transactions with Ronald P. Erickson

Ronald P. Erickson, our Chief Executive Officer and/or entities in which Mr. Erickson has a beneficial interest have made advances and loans to the Company in the total principal amount of $960,000) on or before the date hereof (the “Loans”). In addition, Mr. Erickson and/or entities in which Mr. Erickson had a beneficial interest also have unreimbursed expenses, unpaid salary and interest on the outstanding principal amount of the Loans totaling approximately $65,000. Mr. Erickson and /or related entities converted $500,000 of the advances and loans as part of the PPM which closed June 14, 2013. The remaining amounts were paid to Mr. Erickson and /or related entities after June 14, 2013.

DESCRIPTION OF SECURITIES

Common Stock

Our common stock is $.001 par value, 200,000,000 shares authorized and as of July 3, 2013, we had 166,679,149 issued and outstanding, held by approximately 141 shareholders of record. The number of stockholders, including beneficial owners holding shares through nominee names is approximately 1,375. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders. As of July 3, 2013, we had 112,357,051 shares of common stock reserved for issuance upon exercise of outstanding warrants and an undetermined number of shares of common stock related to convertible debt. Since we currently have an insufficient number of authorized shares of common stock to permit the exercise of all of the outstanding Series A and Series B Warrants issued to Special Situations and the other Investors in the above-referenced Transaction, the Warrants were issued subject to authorization and approval of an increase in the number of authorized shares of the Company by its stockholders at a special meeting of the stockholders to be held on August 9, 2013.

American Stock Transfer and Trust Company is the transfer agent and registrar for our Common Stock.

Preferred Stock

On September 13, 2002, 50,000,000 shares of preferred stock with a par value of $0.001 were authorized by the shareholders.  There are no preferred shares issued and the terms have not been determined.

Stock Incentive Plan

On April 29, 2011, the 2011 Stock Incentive Plan was approved at the Annual Stockholder Meeting. We were authorized to issue options for, and have reserved for issuance, up to 7,000,000 shares of common stock under the 2011 Stock Incentive Plan. On March 21, 2013, we were authorized to issue options for up to 14,000,000 shares under the 2011 Stock Incentive Plan at the Annual Stockholder Meeting.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

Our common stock trades on OTCQB Exchange under the symbol "VSUL". The following table sets forth the range of the high and low sale prices of the common stock for the periods indicated:

Quarter Ended	High	Low
December 31, 2012	$0.20	$0.08
March 31, 2013	$0.15	$0.07
June 30, 2013	$0.15	$0.08

December 31, 2011	$0.13	$0.05
March 31, 2012	$0.12	$0.05
June 30, 2012	$0.16	$0.08
September 30, 2012	$0.18	$0.07

December 31, 2010	$0.74	$0.23
March 31, 2011	$0.70	$0.33
June 30, 2011	$0.57	$0.21
September 30, 2011	$0.24	$0.08

December 31, 2009	$0.17	$0.04
March 31, 2010	$0.16	$0.05
June 30, 2010	$0.40	$0.05
September 30, 2010	$0.40	$0.14

As of July 2, 2013, the closing price of our common stock was $0.0925 per share. As of July 3, 2013, there were 166,679,149 shares of common stock outstanding.

Holders

As of July 3, 2013, we had approximately 141 stockholders of record of our common stock based upon the stockholder list provided by our transfer agent. The number of stockholders, including the beneficial owners’ shares through nominee names, is approximately 1,370.

Transfer Agent

Our transfer agent is American Stock Transfer & Trust Company located at 6201 15th Avenue, Brooklyn, New York 11219, and their telephone number is (800) 937-5449.

Dividends

We have never paid any cash dividends and intend, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by the board of directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Other Information

The description of our capital stock does not purport to be complete and is qualified in all respects by reference to our (i) Amended and Restated Articles of Incorporation, filed as an exhibit to our Form Preliminary 14A filed on December 28, 2012; (ii) Amended and Restated Bylaws; (iii) Nevada General Corporation Law; (iv) Form of Purchase Agreement, Warrants, Registration Rights Agreement and Voting Agreement dated June 10, 2013 by and between Visualant, Inc. and Special Situations Technology Funds and forty accredited investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices, or financial statement disclosure during our two most recent fiscal years and subsequent interim period.

Dismissal of Madsen & Associates CPA's, Inc.

On September 26, 2012, we dismissed Madsen & Associates CPA's, Inc. (“Madsen”) as our independent registered public accounting firm. The decision to change accountants was approved by our Audit Committee.

The Madsen reports on our consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Madsen on our financial statements for fiscal years 2010 and 2011 contained an explanatory paragraph which noted that there was substantial doubt about our ability to continue as a going concern.

During our fiscal years ended December 31, 2010 and 2011 and through September 26, 2012, (i) there were no disagreements with Madsen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Madsen’s satisfaction, would have caused Madsen to make reference to the subject matter of such disagreements in its reports on our consolidated financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K other than: At September 30, 2010, we reported no material weakness in internal control over financial reporting. At September 30, 2011 and during the interim periods through June 30, 2012, we reported a material weakness in internal control. While we have an audit committee, the financial expert is not independent and attended 50% of the committee meetings. We is currently reviewing the financial expert situation.

Engagement of PMB Helin Donovan LLP

On September 26, 2012 we, upon the Audit Committee’s approval, engaged the services of PMB Helin Donovan LLP (“PMB”) as our new independent registered public accounting firm to audit our consolidated financial statements as of September 30, 2012 and for the year then ended. PMB performed no prior work on our financial statements.  PMB has performed reviews of the unaudited consolidated quarterly financial statements included in our quarterly reports on Form 10-Q going forward.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Under Nevada law, a corporation may include in its articles of incorporation (“Articles”) a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of his fiduciary duty as a director, (b) for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law, (c) for conduct violating the Nevada General Corporation Law, or (d) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Section 78.7502 of the Nevada Revised Statues (“NRS”) provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS Section 78.4502 also provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any indemnification pursuant to the above provisions may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:  (a) by the stockholders; (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Under Article X of the Company’s Amended and Restated Articles of Incorporation, the personal liability of all its directors is eliminated to the fullest extent allowed by Nevada law.  In addition, a director shall not be personally liable to the corporation or its stockholders for monetary damages for conduct as a director, except for liability (a) for acts or omissions that involve intentional misconduct or a knowing violation of law; (b) for conducting violating the Nevada General Corporation Law; or (c) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Article XI of the Articles of Incorporation also provides for indemnification of the Company’s directors and officers, and authorizes the Company to purchase and maintain insurance or make other financial arrangements on behalf of any director, officer, agent or employee of the corporation, for any liability asserted against him and for expenses incurred by him in his capacity as a director, officer, employee or agent, arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

The Company currently has a directors’ and officers’ liability insurance policy in place pursuant to which its directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (“Securities Act”) and the Securities and Exchange Act of 1934, as amended (“Exchange Act”).

Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the provisions described above, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by us can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F. Street N.E., Room 1580, Washington, D.C. 20549. The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC. Our filings are also available on the SEC’s internet site at http://www.sec.gov.

VISUALANT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2013	September 30, 2012
ASSETS		(Audited)

CURRENT ASSETS:
Cash and cash equivalents	$14,722	$1,141,165
Accounts receivable, net of allowance of $16,750 and $16,750, respectively	955,364	1,012,697
Prepaid expenses	134,968	222,978
Inventories	641,088	344,692
Refundable tax assets	16,663	29,316
Total current assets	1,762,805	2,750,848

EQUIPMENT, NET	449,514	469,001

OTHER ASSETS
Intangible assets, net	940,496	1,110,111
Goodwill	983,645	983,645
Other assets	6,161	6,161

TOTAL ASSETS	$4,142,621	$5,319,766

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES:
Accounts payable - trade	$2,005,335	$1,593,861
Accounts payable - related parties	119,392	73,737
Accrued expenses	667,968	391,311
Accrued expenses - related parties	23,301	5,849
Deferred revenue	166,667	666,667
Convertible notes payable	-	750,000
Note payable - current portion of long term debt	2,546,093	1,631,903
Total current liabilities	5,528,756	5,113,328

LONG TERM LIABILITIES:
Long term debt	2,919	4,015

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' (DEFICIT) EQUITY:
Preferred stock - $0.001 par value, 50,000,000 shares authorized, no shares
issued and outstanding	-	-
Common stock - $0.001 par value, 200,000,000 shares authorized, 111,978,606
and 90,992,954 shares issued and outstanding at 3/31/13 and 9/30/12, respectively	111,979	90,993
Additional paid in capital	15,421,026	13,995,554
Accumulated deficit	(16,962,192)	(13,915,931)
Total stockholders' (deficit) equity	(1,429,187)	170,616
Noncontrolling interest	40,133	31,807

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$4,142,621	$5,319,766

The accompanying notes are an integral part of these consolidated financial statements.

VISUALANT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended,		Six Months Ended,
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012

REVENUE	$2,217,939	$1,899,307	$4,273,302	$3,712,160
COST OF SALES	1,642,988	1,565,874	3,164,956	3,055,479
GROSS PROFIT	574,951	333,433	1,108,346	656,681
RESEARCH AND DEVELOPMENT EXPENSES	212,412	37,000	378,791	76,000
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,495,380	882,088	2,545,824	1,677,916
OPERATING LOSS	(1,132,841)	(585,655)	(1,816,269)	(1,097,235)

OTHER INCOME (EXPENSE):
Interest expense	(75,772)	(57,704)	(116,037)	(116,242)
Other income	7,040	5,041	19,910	12,345
Loss on purchase of warrants and additional investment right	(1,150,000)	-	(1,150,000)	-
Total other expense	(1,218,732)	(52,663)	(1,246,127)	(103,897)

LOSS BEFORE INCOME TAXES	(2,351,573)	(638,318)	(3,062,396)	(1,201,132)

Income taxes - current benefit	(6,248)	(6,246)	(16,135)	(14,194)

NET LOSS	(2,345,325)	(632,072)	(3,046,261)	(1,186,938)

NONCONTROLLING INTEREST	1,643	(1,219)	8,326	3,536

NET LOSS ATTRIBUTABLE TO VISUALANT, INC. AND SUBSIDIARIES COMMON SHAREHOLDERS	$(2,346,968)	$(630,853)	$(3,054,587)	$(1,190,474)

Basic and diluted loss per common share attributable to Visualant, Inc. and subsidiaries common shareholders-
Basic and diluted loss per share	$(0.02)	$(0.01)	$(0.03)	$(0.02)

Weighted average shares of common stock outstanding- basic and diluted	106,650,391	58,335,337	99,952,949	55,320,764

The accompanying notes are an integral part of these consolidated financial statements.

VISUALANT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended,
	March 31, 2013	March 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,046,261)	$(1,190,473)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities
Depreciation and amortization	202,934	171,559
Issuance of capital stock for services and expenses	254,500	214,000
Issuance of warrants for services and expenses	25,000	-
Issuance of capital stock for accrued liabilities	124,630	11,454
Stock based compensation	192,356	218,166
(Loss) on sale of assets	(10,380)	(3,345)
Loss on purchase of warrants and additional investment right	850,000	-
Provision for losses on accounts receivable	620	-
Changes in operating assets and liabilities:
Accounts receivable	84,853	108,831
Prepaid expenses	88,010	(37,596)
Inventory	(296,396)	40,275
Accounts payable - trade and accrued expenses	723,098	182,632
Deferred revenue	(500,000)	-
Income tax receivable	12,653	(5,115)
CASH (USED IN) OPERATING ACTIVITIES	(1,294,383)	(289,612)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(14,703)	4,393
Proceeds from sale of equipment	11,251	3,246
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES:	(3,452)	7,639

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	109,784	(26,764)
Repayment of debt	(40,000)	-
Proceeds from the issuance of common stock	99,972	272,941
Repayments of capital leases	(6,690)	(6,999)
Change in noncontrolling interest	8,326	(14,691)
NET CASH PROVIDED BY FINANCING ACTIVITIES	171,392	224,487

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,126,443)	(57,486)

CASH AND CASH EQUIVALENTS, beginning of period	1,141,165	92,313

CASH AND CASH EQUIVALENTS, end of period	$14,722	$34,827

Supplemental disclosures of cash flow information:
Interest paid	$15,545	$27,646
Taxes paid	$-	$-

Non-cash investing and financing activities:
Debenture converted to common stock	$750,000	$200,000
Note payable issued for additional investment right	$850,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

VISUALANT, INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION

Visualant, Inc. (the “Company” or “Visualant”) was incorporated under the laws of the State of Nevada on October 8, 1998 with authorized common stock of 200,000,000 shares at $0.001 par value. On September 13, 2002, 50,000,000 shares of preferred stock with a par value of $0.001 were authorized by the shareholders.  There are no preferred shares issued and the terms have not been determined. The Company’s executive offices are located in Seattle, Washington.

The Company developed a unique patented Visualant Spectral Pattern Matching™ "SPM" technology. This technology directs structured light onto a physical substance to capture a Visualant Spectral Signature ™ called a ChromaID™. When matched against existing databases, the ChromaID can be used to identify, detect, or diagnose markers invisible to the human eye. ChromaID scanners can be integrated into a variety of mobile or fixed-mount form factors, making it possible to effectively conduct analyses in the field that could only previously be performed by large and expensive lab-based tests.

The Company has a Joint Development Agreement through December 31, 2013 with Sumitomo Precision Products Co., Ltd. ("SPP"), which focuses on the commercialization of the ChromaID technology and a License Agreement providing SPP with an exclusive license of the ChromaID technology in identified Asian territories. For more information, visit: http://www.visualant.net.

SPP is publicly traded in Japan and has operations in Japan, United States, China, United Kingdom, Canada and other parts of the world. Additional information on SPP is available at http://www.spp.co.jp/English/index2-e.html.

Through the Company’s wholly owned subsidiary, TransTech Systems, Inc. (“TransTech”), based in Aurora, Oregon, the Company provides value added security and authentication solutions to corporate and government security and law enforcement markets throughout the United States.

2.	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $3,054,587 and $2,725,692 for the six months ended March 31, 2013 and the year ended September 30, 2012, respectively. The Company’s current liabilities exceeded its current assets by approximately $3,765,951 as of March 31, 2013.  Our net cash used in operating activities was $1,294,383 for the six months ended March 31, 2013.

As of March 31, 2013, the Company had $14,722 in cash. The Company needs to obtain additional financing to implement its business plan and service its debt repayments, including (i) $1 million due to James Gingo on June 8, 2013 to complete the acquisition of TransTech; (ii) $250,000 for the repurchase of the Gemini Master Fund, Ltd. warrant  that was due on March 31, 2013; (iii) $300,000 if the Company purchases 4,000,000 shares from Ascendiant Capital Markets on or before May 31, 2013 pursuant to an Option Agreement; and (iv) $425,000 due under the AIR Termination Agreement to Gemini Master Fund, Ltd. on both June 30, 2013 and September 30, 2013 (a full discussion of items (ii) and (iii) is set forth in Note 12). However, there can be no assurance that financing or additional funding will be available to the Company on favorable terms or at all. If the Company raises additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders.

The Company anticipates that it will record losses from operations for the foreseeable future. As of March 31, 2013, our accumulated deficit was $16,962,192.  The Company has limited capital resources, and operations to date have been funded with the proceeds from private equity and debt financings. These conditions raise substantial doubt about our ability to continue as a going concern. The audit report prepared by our independent registered public accounting firm relating to our financial statements for the year ended September 30, 2012 includes an explanatory paragraph expressing the substantial doubt about our ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

3.	SIGNIFICANT ACCOUNTING POLICIES: ADOPTION OF ACCOUNTING STANDARDS

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly owned and majority-owned subsidiaries. Inter-Company items and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS - The Company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. The Company maintains cash balances at various financial institutions. Balances at US banks are insured by the Federal Deposit Insurance Corporation up to $250,000. Beginning December 31, 2010 and through December 31, 2013, all noninterest-bearing transaction accounts are fully insured, regardless of the balance of the account, at all FDIC-insured institutions. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk for cash on deposit.  As of March 31, 2013, the Company had no uninsured cash.

VISUALANT, INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS - Accounts receivable consist primarily of amounts due to the Company from normal business activities. The Company maintains an allowance for doubtful accounts to reflect the expected non-collection of accounts receivable based on past collection history and specific risks identified within the portfolio. If the financial condition of the customers were to deteriorate resulting in an impairment of their ability to make payments, or if payments from customers are significantly delayed, additional allowances might be required.

INVENTORIES - Inventories consist primarily of printers and consumable supplies, including ribbons and cards, badge accessories, capture devices, and access control components held for resale and are stated at the lower of cost or market on the first-in, first-out (“FIFO”) method.  Inventories are considered available for resale when drop shipped and invoiced directly to a customer from a vendor, or when physically received by TransTech at a warehouse location.  The company records a provision for excess and obsolete inventory whenever an impairment has been identified. There is a $10,000 reserve for impaired inventory as of March 31, 2013 and September 30, 2012.

EQUIPMENT - Equipment consists of machinery, leasehold improvements, furniture and fixtures and software, which are stated at cost less accumulated depreciation and amortization. Depreciation is computed by the straight-line method over the estimated useful lives or lease period of the relevant asset, generally 2-10 years, except for leasehold improvements which are depreciated over 5-20 years.

INTANGIBLE ASSETS / INTELLECTUAL PROPERTY - The Company amortizes the intangible assets and intellectual property acquired in connection with the acquisition of TransTech Systems, Inc. (“TransTech”), over sixty months on a straight - line basis, which was the time frame that the management of the Company was able to project forward for future revenue, either under agreement or through expected continued business activities.  Intangible assets and intellectual property acquired from RATLab LLC (“RATLab”) and Javelin LLC (“Javelin”) are recorded likewise.

GOODWILL – Goodwill is the excess of cost of an acquired entity over the fair value of amounts assigned to assets acquired and liabilities assumed in a business combination. With the adoption of ASC 350, goodwill is not amortized, rather it is tested for impairment annually, and will be tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. Impairment testing for goodwill is done at a reporting unit level. Reporting units are one level below the business segment level, but are combined when reporting units within the same segment have similar economic characteristics. Under the criteria set forth by ASC 350, the Company has one reporting unit based on the current structure.  An impairment loss generally would be recognized when the carrying amount of the reporting unit’s net assets exceeds the estimated fair value of the reporting unit.  The Company performs annual assessments and has determined that no impairment is necessary.

LONG-LIVED ASSETS - The Company reviews its long-lived assets for impairment when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value (less the projected cost associated with selling the asset). To the extent carrying values exceed fair values, an impairment loss is recognized in operating results.

FAIR VALUE MEASUREMENTS- Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy contains three levels as follows:

Level 1 - Unadjusted quoted prices that are available in active markets for the identical assets or liabilities at the measurement date.

Level 2 - Other observable inputs available at the measurement date, other than quoted prices included in Level 1, either directly or indirectly, including:

•	Quoted prices for similar assets or liabilities in active markets;

•	Quoted prices for identical or similar assets in nonactive markets;

•	Inputs other than quoted prices that are observable for the asset or liability; and

•	Inputs that are derived principally from or corroborated by other observable market data.

Level 3 - Unobservable inputs that cannot be corroborated by observable market data and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions.

VISUALANT, INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Assets and Liabilities that are Measured at Fair Value on a Recurring Basis. The Company accounts for fair value measurements in accordance with ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measurement and expands disclosure about fair value measurement. The fair value hierarchy requires the use of observable market data when available. In instances in which the inputs used to measure fair value fall into different levels of the fair value hierarchy, the fair value measurement has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular item to the fair value measurement in its entirety requires judgment, including the consideration of inputs specific to the asset or liability.

REVENUE RECOGNITION – TransTech revenue is derived from other products and services. Revenue is considered realized when the services have been provided to the customer, the work has been accepted by the customer and collectability is reasonably assured. Furthermore, if an actual measurement of revenue cannot be determined, we defer all revenue recognition until such time that an actual measurement can be determined. If during the course of a contract management determines that losses are expected to be incurred, such costs are charged to operations in the period such losses are determined. Revenues are deferred when cash has been received from the customer but the revenue has not been earned. The Sumitomo Precision Products License fee is being recorded as revenue over the life the Joint Development Agreement discussed below. The Company recorded deferred revenue of $166,667 and $666,667 as of March 31, 2013 and September 30, 2012, respectively.

STOCK BASED COMPENSATION - The Company has share-based compensation plans under which employees, consultants, suppliers and directors may be granted restricted stock, as well as options to purchase shares of Company common stock at the fair market value at the time of grant. Stock-based compensation cost is measured by the Company at the grant date, based on the fair value of the award, over the requisite service period. For options issued to employees, the Company recognizes stock compensation costs utilizing the fair value methodology over the related period of benefit.  Grants of stock options and stock to non-employees and other parties are accounted for in accordance with the ASC 505.

INCOME TAXES - Income tax benefit is based on reported loss before income taxes. Deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws where that company operates out of. The Company recognizes refundable and deferred assets to the extent that management has determined their realization. As of March 31, 2013 and September 30, 2012, the Company had refundable tax assets related to TransTech of $16,663 and $29,316, respectively.

NET LOSS PER SHARE – Under the provisions of ASC 260, “Earnings Per Share,” basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. The common stock equivalents have not been included as they are anti-dilutive. As of March 31, 2013, there were options outstanding for the purchase of 11,005,000 common shares, warrants for the purchase of 2,827,051 common shares, and an undetermined number shares of common stock related to convertible debt, which could potentially dilute future earnings per share. As of March 31, 2012, there were options outstanding for the purchase of 6,020,000 common shares, warrants for the purchase of 4,977,050 common shares.

DIVIDEND POLICY - The Company has never paid any cash dividends and intends, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by the board of directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

4.	DEVELOPMENT OF CHROMAID™ TECHNOLOGY

The Company has developed a unique patented technology which directs structured light onto a physical substance to capture a ChromaID™ Profile. When matched against existing databases, the ChromaID Profile can be used to identify, detect, or diagnose markers invisible to the human eye. ChromaID scanners can be integrated into a variety of mobile or fixed-mount form factors, making it possible to effectively conduct analyses in the field that could only previously be performed by large and expensive lab-based tests.

VISUALANT, INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Visualant’s ChromaID technology was developed over an eight-year period by Professor Tom Furness and Dr. Brian Schowengerdt of RATLab LLC under contract to Visualant. Visualant owns five relevant patents and a  number of  trademarks, for which the Company has applied for registered trademark status in the United States and elsewhere. The technology is now being transferred into products and a ScanHead module. Visualant has partnered with Sumitomo Precision Products to manufacture the ScanHead and reduce the technology to a reliable and cost effective form. The first demonstration of this is the Cyclops6 ChromaID Scanner, which was demonstrated at the Japanese Instrumentation Manufacturing Association trade show in Tokyo in October 2012. The Cyclops6 ChromaID Scanner can be used to evaluate the technology for flat surface applications and has sensitivity from 350nm to 1450nm.

Visualant is pursuing an aggressive patent strategy to expand our unique intellectual property in the United States and Japan. The following patents have been issued to date:

On September 6, 2011, the Company announced that it was issued US Patent No. 7,996,173, entitled “Method, Apparatus and Article to Facilitate Distributed Evaluation of Objects Using Electromagnetic Energy,” by the United States Office of Patents and Trademarks.

On January 19, 2012, the Company announced that it was issued US Patent No. 8,081,304, entitled “Method, Apparatus and Article to Facilitate Evaluation of Objects Using Electromagnetic Energy” by the United States Office of Patents and Trademarks.

On March 20, 2012, the Company announced that it was issued US Patent No. 8,076,630, entitled “System and Method of Evaluating an Object Using Electromagnetic Energy” by the United States Office of Patents and Trademarks.

On November 1, 2012, the Company announced that it was issued US Patent No. 8,285,510 entitled “System and Method of Evaluating an Object Using Electromagnetic Energy” by the United States Office of Patents and Trademarks.

On April 1, 2013, the Company announced that it was issued US Patent No. 8,368,878 B2 and is entitled “Method, Apparatus and Article To Facilitate Evaluation of Object Using Electromagnetic Energy by the United States Office of Patents and Trademarks.

On February 6, 2013, the Company’s ChromaID technology won the Green Photonics section of the 2013 Annual Prism Awards at SPIE Photonics West 2013. The award honors solutions that generate or conserve energy, cut emissions, reduce pollution, and yield sustainable outputs.

5.	JOINT DEVELOPMENT AGREEMENT WITH SUMITOMO PRECISION PRODUCTS CO., LTD.

On May 31, 2012, the Company entered into a Joint Research and Product Development Agreement (the “Joint Development Agreement”) with Sumitomo Precision Products Co., Ltd. (“SPP”), a publicly-listed Japanese corporation for the commercialization of Visualant’s ChromaID technology.  A copy of the Joint Development Agreement was filed by the Company with its Form 8-K filed June 4, 2012.

On March 29, 2013, Visualant, Inc. (“Visualant” or the “Company”) entered into an Amendment to Joint Research and Product Development Agreement (“Amended Agreement”) with Sumitomo Precision Products Co., Ltd. (“SPP”). The Amended Agreement extends the Joint Research and Development Agreement from March 31, 2013 to December 31, 2013 and focuses on the commercialization of the Company’s ChromaID™ technology.

SPP invested $2,250,000 in exchange for 17,307,693 shares of restricted common shares priced at $0.13 per share that was funded on June 21, 2012.  SPP also paid the Company an initial payment of $1 million in accordance with the terms of the License Agreement filed by the Company with its Form 8-K filed June 4, 2012. A running royalty for the license granted under the License Agreement will be negotiated at the completion of the Joint Development Agreement.

SPP is publicly traded in Japan and has operations in Japan, United States, China, United Kingdom, Canada and other parts of the world. Additional information on SPP is available at http://www.spp.co.jp/English/index2-e.html.

6.	ACCOUNTS RECEIVABLE/CUSTOMER CONCENTRATION

Accounts receivable were $955,364 and $1,012,697, net of allowance, as of March 31, 2013 and September 30, 2012, respectively. The Company had no customers in excess of 10% of our consolidated revenues for the six months ended March 31, 2013. The Company had one customer (11.8%) with accounts receivable in excess of 10% as of March 31, 2013. The Company does expect to have customers with consolidated revenues or accounts receivable balances of 10% of total accounts receivable in the foreseeable future.

7.	INVENTORIES

Inventories were $641,088 and $344,692 as of March 31, 2013 and September 30, 2012, respectively. Inventories consist primarily of printers and consumable supplies, including ribbons and cards, badge accessories, capture devices, and access control components held for resale. There is a $10,000 reserve for impaired inventory as of March 31, 2013 and September 30, 2012.

VISUALANT, INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	FIXED ASSETS

Property and equipment as of March 31, 2013 consisted of the following:

	Estimated	March 31, 2013
	Useful Lives	Purchased	Capital Leases	Total
Machinery and equipment	2-10 years	$120,939	$87,039	$207,978
Leasehold improvements	5-20 years	603,612	-	603,612
Furniture and fixtures	3-10 years	64,496	101,260	165,756
Software and websites	3- 7 years	63,782	44,849	108,631
Less: accumulated depreciation		(422,211)	(214,252)	(636,463)
		$430,618	$18,896	$449,514

Fixed assets, net of accumulated depreciation, were $449,514 and $469,001 as of March 31, 2013 and September 30, 2012, respectively. Accumulated depreciation was $636,463 and $606,509 as of March 31, 2013 and September 30, 2012, respectively. Total depreciation expense was $33,319 and $28,194 for the six months ended March 31, 2013 and 2012, respectively. All equipment is used for selling, general and administrative purposes and accordingly all depreciation is classified in selling, general and administrative expenses.

9.	INTANGIBLE ASSETS

Intangible assets as of March 31, 2013 and September 30, 2012 consisted of the following:

	Estimated	March 31,	September 30,
	Useful Lives	2013	2012

Customer contracts	5 years	$983,645	$983,645
Technology	5 years	712,500	$712,500
Less: accumulated amortization		(755,649)	(586,034)
Intangible assets, net		$940,496	$1,110,111

Total amortization expense was $169,615 and $143,365 for the six months ended March 31, 2013 and 2012, respectively.

The fair value of the TransTech intellectual property acquired was $983,645, estimated by using a discounted cash flow approach based on future economic benefits associated with agreements with customers, or through expected continued business activities with its customers. In summary, the estimate was based on a projected income approach and related discounted cash flows over five years, with applicable risk factors assigned to assumptions in the forecasted results.

The fair value of the RATLab intellectual property associated with the assets acquired was $450,000 estimated by using a discounted cash flow approach based on future economic benefits. In summary, the estimate was based on a projected income approach and related discounted cash flows over five years, with applicable risk factors assigned to assumptions in the forecasted results.

The fair value of the Javelin intellectual property acquired was $262,500 estimated by using a discounted cash flow approach based on future economic benefits associated with the assests acquired. In summary, the estimate was based on a projected income approach and related discounted cash flows over five years, with applicable risk factors assigned to assumptions in the forecasted results.

10.	ACCOUNTS PAYABLE

Accounts payable were $2,005,355 and $1,593,861 as of March 31, 2013 and September 30, 2012, respectively. Such liabilities consisted of amounts due to vendors for inventory purchases and technology development, external audit, legal and other expenses incurred by the Company.  TransTech had 3 vendors (25.0%, 16.2%, and 10.8%) with accounts payable in excess of 10% of its accounts payable as of March 31, 2013. The Company does expect to have vendors with accounts payable balances of 10% of total accounts payable in the foreseeable future.

VISUALANT, INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.	ACCRUED EXPENSES

Accrued expenses were $667,968 and $391,311 as of March 31, 2013 and September 30, 2012, respectively. Such liabilities As of March 31, 2013 consisted of amounts due to Gemini Master Fund, Ltd. and Ascendiant Capital Partners, LLC pursuant to Warrant Purchase Agreements dated January 23, 2013.  See Note 12.

12.	CONVERTIBLE NOTES PAYABLE

On May 19, 2011, the Company entered into a Securities Purchase Agreement (“Agreement”) with Gemini Master Fund, Ltd. (“Gemini”) and Ascendiant Capital Partners, LLC (“Ascendiant”) (Gemini and Ascendiant are collectively referred to as the “Investors”), pursuant to which the Company issued $1.2 million in principal amount of 10% convertible debentures (the “Original Debentures”), which were due May 1, 2012.  The due date of the Original Debentures was extended to September 30, 2012 pursuant to a First Amendment to the Agreement on March 12, 2012, and further extended to September 30, 2013 pursuant to a Second Amendment to the Agreement on August 16, 2012. In addition, the Company issued 5-year warrants to the Investors to collectively purchase 2,400,000 shares of our common stock. The purchase price for the debentures was 83.3% of the face amount, resulting in the Company receiving $1.0 million, less legal fees, placement agent fees and expenses as set forth below. The Agreement includes an additional investment right granted to the Investors, pursuant to which the Investors have the right at any time until September 30, 2013, to purchase up to $1.2 million in principal amount of additional debentures (the “Additional Debentures”) on the same terms and conditions as the Original Debentures, except that the conversion price on the Additional Debentures may have a higher floor.  The conversion price on both the Original Debentures and the Additional Debentures are subject to a potential downward adjustment for any equity sales subsequent to the date of issuance. In conjunction with the purchase of the Additional Debentures, the Investors also have the right to purchase additional warrants. The full terms of the transactions with Gemini and Ascendiant are set forth in the transaction agreements, copies of which are filed with the Company’s 10-K for the year ended September 30, 2012 as Exhibits 10.1 through 10.10.

On August 28, 2012, the Company entered into a Warrant Purchase Agreement with Gemini and acquired the Gemini Warrant covering the purchase of up to 1.8 million shares, subject to adjustment, by paying $250,000 on August 28, 2012 and agreeing to pay $250,000 on or before November 30, 2012.

Ascendiant also had a warrant for the purchase of up to 600,000 shares of our common stock (the “Ascendiant Warrant”) at an original exercise price of $.35 per share, which exercise price is subject to adjustment and which had been adjusted downward as of  April 26, 2013, the date it was exercised by Ascendiant.  See Exhibit 10.6 filed in Form 10-K on November 13, 2013.

The Company paid legal fees and expenses in the amount of $12,500. Visualant also paid $80,000 or 8.0% of the cash received and issued a five-year warrant for 192,000 shares in placement agent fees to Ascendiant Capital Markets LLC.

During the year ended September 30, 2012, the Company modified the terms of its outstanding Original Debentures with the Investors having an aggregate principal value of $1,200,000. The maturity date was extended to September 30, 2013, the Investors converted principal and interest as outlined above at $0.05 per share, and the Company paid a premium to Gemini in the form of redeeming its outstanding warrants for $500,000. In addition, the additional investment and participation rights as defined in the Agreement granted to the Investors were extended from September 30, 2012 to September 30, 2013. The fair value of the warrants was calculated using the Black-Scholes-Merton option valuation model. The following assumptions were used to determine the fair value of the Warrants using the Black-Scholes valuation model: a term of five years, risk-free rate of 3.92%, volatility of 100%, and dividend yield of zero. Interest expense has been recorded for the loss of $500,000 related to the modification of the debentures.  The difference between the conversion price and the fair market value of the common stock on the commitment date resulted in a beneficial conversion feature recorded of $216,000. Total interest expense recognized, including the beneficial conversion feature was $313,534 during the year ended September 30, 2012.

Agreements with Gemini Master Fund, Ltd. and Ascendiant Capital Partners, LLC (“Investors”)

On January 30, 2013, the Company and the Investors entered into the following additional agreements dated January 23, 2013 but made effective as of the date of their execution by the parties:

(1)           Warrant Purchase Agreement between the Company and Ascendiant pursuant to which the Company agreed to repurchase the Ascendiant Warrant for a purchase price of $300,000, which amount was due in full on March 31, 2013. On April 26, 2013, the Company entered into an Option Agreement with Ascendiant pursuant to which the Company has the option to purchase from Ascendiant 4,000,000 shares of common stock of the Company for a total purchase price of $300,000. If purchased by the Company, the shares are  expected to be retired to treasury.  The option must be exercised and payment for the shares must be made on or before May 31, 2013.  Ascendiant was issued a total of 4,564,068 shares of common stock on April 26, 2013 as a result of Ascendiant’s cashless exercise of the Ascendiant Warrant.  The Company did not complete that purchase, thereby enabling Ascendiant to exercise the Ascendiant Warrant on April 26, 2013.

(2)           Amendment to Warrant Purchase Agreement between the Company and Gemini extending the due date for payment of the balance of the purchase price, including accrued interest thereon, from November 30, 2012 to March 31, 2013. The Company is currently accruing interest at 18% on the $250,000 balance due to Gemini.  The Company is currently in default on its payment obligation to Gemini, which entitles Gemini to exercise its warrant, which could result in substantial additional dilution to the Company’s shareholders.

VISUALANT, INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3)           AIR Termination Agreement between the Company and Gemini pursuant to which the Company acquired all additional investment rights (“AIR”) of Gemini and Ascendiant under the Securities Purchase Agreement for the sum of $850,000, to be paid pursuant to the terms of a promissory note executed by the Company for the principal amount of $850,000.  The promissory note is payable in two installments of $425,000 each, together with accrued interest thereon at the rate of 5% per annum, due on June 30, 2013 and September 30, 2013. If the payments are not made, the Company owes 120% of the balance due plus interest.

Conversion of Existing Convertible Debentures

On January 24, 2013, Gemini converted $300,000 of principal and $50,630 of accrued interest on its Debenture into 7,012,603 shares of common stock at a conversion price of $.05 per share.

On January 24, 2013, Ascendiant converted $50,000 of principal and $8,438 of accrued interest on its Debenture into 1,168,767 shares of common stock at a conversion price of $.05 per share.

On January 28, 2013, Gemini converted $300,000 of principal and $50,959 of accrued interest on its Debenture into 7,019,178 shares of common stock at a conversion price of $.05 per share.

Following these conversions, as of January 28, 2013, the outstanding principal amounts and all accrued interest on the Debentures of both Gemini and Ascendiant have been fully converted.

The Company’s equity line of credit with Ascendiant remains outstanding, with available credit of $2,516,859. The Company has no current intention to utilize this line of credit, which expires August 29, 2013.

13.	NOTES PAYABLE, CAPITALIZED LEASES AND LONG TERM DEBT

Notes payable, capitalized leases and long term debt as of March 31, 2013 and September 30, 2012 consisted of the following:

	March 31,	September 30,
	2013	2012

Gemini Master Fund, Inc.	$850,000	$-
BFI Finance Corp Secured Credit Facility	678,259	568,475
TransTech capitalized leases, net of capitalized interest	11,253	17,943
Related party notes payable-
James Gingo Promissory Note	1,000,000	1,000,000
Lynn Felsinger	9,500	49,500
Total debt	2,549,012	1,635,918
Less current portion of long term debt	(2,546,093)	(1,631,903)
Long term debt	$2,919	$4,015

BFI Finance Corp Secured Credit Facility

On December 9, 2008 TransTech entered into a $1,000,000 secured credit facility with BFI Finance Corp to fund its operations.  The interest rate is prime + 2.5%, with a floor for prime interest of 5.5%.  On December 12, 2012, the secured credit facility was renewed for 6 months, with a floor for Prime of 4.5%. The eligible borrowing is based on 80% of eligible trade accounts receivable, not to exceed $700,000, and 35% of inventory value, not to exceed $300,000, for a total cap of $1,000,000. As of March 31, 2013, the outstanding balance under this facility was $678,259. The secured credit facility is guaranteed by James Gingo, the President of TransTech.

VISUALANT, INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s revolving credit facility requires a lockbox arrangement, which provides for all receipts to be swept daily to reduce borrowings outstanding under the credit facility.

Capitalized Leases

TransTech has capitalized leases for equipment. The leases have a remaining lease term of 3-28 months. The aggregate future minimum lease payments under capital leases, to the extent the leases have early cancellation options and excluding escalation charges, are as follows:

Years Ended March 31,	Total
2013	$8,334
2014	2,919
2015	0
2016	-
2017	-
Total	11,253
Less current portion of capitalized leases	(8,334)
Long term capital leases	$2,919

The imputed interest rate in the capitalized leases is approximately 10.5%.

Related Party Notes Payable

The Company acquired its 100% interest in TransTech by issuing a Promissory Note on June 8, 2010 (“Note”) to James Gingo, the President of TransTech, in the amount of $2,300,000, plus interest at the rate of three and one-half percent (3.5%) per annum from the date of the Note. The Note is secured by a security interest in the stock and assets of TransTech. Mr. Gingo has the following rights (in addition to all other rights and remedies at law or in equity or otherwise) in case of a default, which is not cured within ten days:

(a)           Declare the entire balance of the Note immediately due and payable;

(b)           Register in the Secured Party’s name any or all of the TTS Shares;

(c)           Exercise the Secured Party’s proxy rights with respect to all or a portion of the TTS Shares, in which event the Pledgor agrees to deliver promptly to the Secured Party further evidence of the grant of the proxy in any form requested by the Secured Party; and

(d)           Sell or otherwise dispose of the TTS Shares.

As of March 31, 2013, the remaining balance of $1,000,000 on the Note and interest shall be paid to Seller on the earlier of June 8, 2013 or on the closing of $7,500,000 or more in aggregate financing (whether debt, equity or some combination thereof) after the closing date.

Aggregate maturities for notes payable, capitalized leases and long term debt by year are as follows:

Years Ended March 31,	Total
2013	$2,546,093
2014	2,919
2015	0
2016	-
2017	-
Total	$2,549,012

14.	EQUITY

The following equity issuances occurred during the three months ended March 31, 2013:

Unless otherwise indicated, all of the following private placements of Company securities were conducted under the exemption from registration as provided under Section 4(2) of the Securities Act of 1933 (and also qualified for exemption under 4(5), formerly 4(6) of the Securities Act of 1933, except as noted below). All of the shares issued were issued in private placements not involving a public offering, are considered to be “restricted stock” as defined in Rule 144 promulgated under the Securities Act of 1933 and stock certificates issued with respect thereto bear legends to that effect.

VISUALANT, INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 8, 2012, Ascendiant converted $50,000 of principal and interest of $6,959 into 1,139,178 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011. A notice filing under Regulation D was filed with the SEC in October 10, 2012.

On October 17, 2012, the Company issued to Ascendiant 993,049 shares for $100,000 or $.101 per shares under the Securities Purchase Agreement dated June 17, 2011. A notice filing under Regulation D was filed with the SEC in October 19, 2012.

On October 26, 2012 the Company issued 150,000 shares of restricted common stock to Manna Advisory Services, LLC, a non-accredited investor for services. The shares were valued at $0.13 per share. The Company expensed $19,500 during the six months ended March 31, 2013.The shares do not have registration rights. A notice filing under Regulation D was filed with the SEC in October 30, 2012.

On November 28, 2012, Ascendiant converted $50,000 of principal and interest of $7,644 into 1,152,877 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011. A notice filing under Regulation D was filed with the SEC in November 29, 2012.

On January 24, 2013, Gemini converted $300,000 of principal and $50,630 of accrued interest into 7,012,603 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011. A notice filing under Regulation D was filed with the SEC on January 29, 2013.

On January 24, 2013, Ascendiant converted $50,000 of principal and $8,438 of accrued interest into 1,168,767 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011. A notice filing under Regulation D was filed with the SEC on January 29, 2013.

On January 28, 2013, Gemini converted $300,000 of principal and $50,959 of accrued interest into 7,019,178 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011. A notice filing under Regulation D was filed with the SEC on January 30, 2013.

On February 11, 2013, the Company entered into a Consulting Services Agreement with Integrated Consulting Services. The Company issued a warrant for the purchase of 250,000 shares of common stock.  The warrants are exercisable at $.10 per share and expires February 10, 2016. The Company valued the warrant at $0.10 per share and expensed $25,000 during the six months ended March 31, 2013. Pursuant to the Consulting Services Agreement, the Company agreed to issue an additional warrant for the purchase of 250,000 shares of common stock on August 12, 2013.

On February 13, 2013, the Company issued 150,000 shares of restricted common stock to Manna Advisory Services, LLC, a non-accredited investor for services. The shares were valued at $0.10 per share. The Company expensed $15,000 during the six months ended March 31, 2013.The shares do not have registration rights. A notice filing under Regulation D was filed with the SEC in February 15, 2013.

On February 13, 2013, the Company issued 150,000 shares of restricted common stock to David Markowski, a non-accredited investor for services. The shares were valued at $0.10 per share. The Company expensed $15,000 during the six months ended March 31, 2013. The shares do not have registration rights. A notice filing under Regulation D was filed with the SEC in February 15, 2013.

On February 13, 2013, the Company issued 2,000,000 shares of restricted common stock to two employees and two directors. The shares were valued at $0.10 per share. The Company expensed $200,000 during the six months ended March 31, 2013. The shares do not have registration rights. A notice filing under Regulation D was filed with the SEC in February 15, 2013.

On March 1, 2013, the Company issued 50,000 shares of restricted common stock to Manna Advisory Services, LLC, a non-accredited investor for services. The shares were valued at $0.10 per share. The Company expensed $5,000 during the six months ended March 31, 2013. The shares do not have registration rights. A notice filing under Regulation D was filed with the SEC in April 4, 2013.

VISUALANT, INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of the warrants issued as of March 31, 2013 were as follows:

	March 31, 2013
		Weighted
		Average
		Exercise
	Shares	Price
Outstanding at beginning of period	3,369,050	0.307
Issued	250,000	0.100
Exercised	-	-
Forfeited	-	-
Expired	(792,000)	(0.500)
Outstanding at end of period	2,827,050	0.235
Exerciseable at end of period	2,827,050

A summary of the status of the warrants outstanding as of March 31, 2013 is presented below:

	March 31, 2013
	Weighted	Weighted		Weighted
	Average	Average		Average
Number of	Remaining	Exercise	Shares	Exercise
Warrants	Life	Price	Exerciseable	Price
850,000	1.41	$0.100	850,000	$0.100
1,359,073	0.76	0.20-0.29	1,359,073	0.20-0.29
117,977	1.05	0.30-0.39	117,977	0.30-0.39
500,000	0.88	0.40-0.49	500,000	0.40-0.49

2,827,050	-	$0.235	2,827,050	0.235

The significant weighted average assumptions relating to the valuation of the Company’s warrants for the period ended March 31, 2013 were as follows:

Dividend yield	0%
Expected life	3
Expected volatility	143%
Risk free interest rate	2%

At March 31, 2013, vested warrants of 2,827,050 had an aggregate intrinsic value of $0.

15.	STOCK OPTIONS

Description of Stock Option Plan

On April 29, 2011, the 2011 Stock Incentive Plan was approved at the Annual Stockholder Meeting. The Company was authorized to issue options for, and has reserved for issuance, up to 7,000,000 shares of common stock under the 2011 Stock Incentive Plan. On March 21, 2013, the Company was authorized to issue options up to 14,000,000 shares under the 2011 Stock Incentive Plan at the Annual Stockholder Meeting.

Determining Fair Value Under ASC 505

The Company records compensation expense associated with stock options and other equity-based compensation using the Black-Scholes-Merton option valuation model for estimating fair value of stock options granted under our plan. The Company amortizes the fair value of stock options on a ratable basis over the requisite service periods, which are generally the vesting periods. The expected life of awards granted represents the period of time that they are expected to be outstanding.  The Company estimates the volatility of our common stock based on the historical volatility of its own common stock over the most recent period corresponding with the estimated expected life of the award. The Company bases the risk-free interest rate used in the Black Scholes-Merton option valuation model on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award. The Company has not paid any cash dividends on our common stock and does not anticipate paying any cash dividends in the foreseeable future. Consequently, the Company uses an expected dividend yield of zero in the Black-Scholes-Merton option valuation model and adjusts share-based compensation for changes to the estimate of expected equity award forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate is recognized in the period the forfeiture estimate is changed.

VISUALANT, INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock Option Activity

Stock option grants totaling 5,100,000 shares of common stock have been made to three directors and four employees for services provided during 2012. These options were authorized for issuance under the 2011 Stock Incentive Plan and were effective March 21, 2013, when the Company was authorized to issue options up to 14,000,000 shares under the 2011 Stock Incentive Plan at the Annual Stockholder Meeting.

There are currently 11,005,000 options to purchase common stock at an average exercise price of $0.131 per share outstanding at March 31, 2013 under the 2011 Stock Incentive Plan. The Company recorded $192,356 and $218,166 of compensation expense, net of related tax effects, relative to stock options for the six months ended March 31, 2013 and 2012 in accordance with ASC 505. Net loss per share (basic and diluted) associated with this expense was approximately ($0.00).

Stock option activity for the six months ended March 31, 2013 and the year ended September 30, 2012:

		Weighted Average
	Options	Exercise Price	$
Outstanding as of September 30, 2011	6,920,000	$0.296	$2,050,800
Granted	2,200,000	0.104	229,000
Exercised	-	-	-
Forfeitures	(3,200,000)	0.470	(1,503,000)
Outstanding as of September 30, 2012	5,920,000	0.131	$776,800
Granted	5,100,000	0.130	663,000
Exercised	-	-	-
Forfeitures	(15,000)	0.240	(3,600)
Outstanding as of March 31, 2013	11,005,000	$0.131	1,436,200

The following table summarizes information about stock options outstanding and exercisable at March 31, 2013:

		Average	Average		Average
Range of	Number	Remaining Life	Exercise Price	Number	Exercise Price
Exercise Prices	Outstanding	In Years	Exerciseable	Exerciseable	Exerciseable
0.090	500,000	7.25 years	0.090	375,000	0.090
0.100	1,900,000	9.00 years	0.100	1,750,000	0.100
0.120	200,000	1.75 years	0.120	83,334	0.120
0.130	5,100,000	7.18 years	0.130	3,208,083	0.130
0.150	3,100,000	7.33 years	0.150	3,100,000	0.150
0.240	205,000	2.75 years	0.240	165,000	0.240
	11,005,000	7.29 years	$0.131	8,681,417	$0.136

There is no aggregate intrinsic value of the exercisable options as of March 31, 2013.

16.	OTHER SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Related party transactions are discussed in Note 13.

17.	COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS

LEGAL PROCEEDINGS

There are no pending legal proceedings against the Company that are expected to have a material adverse effect on its cash flows, financial condition or results of operations.

VISUALANT, INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

EMPLOYMENT AGREEMENTS

Mr. Erickson, Mr. Scott and other named executive officers of Visualant do not have employment agreements.

Agreement with James Gingo

On June 8, 2010, the Company entered into an Employment Agreement (“Gingo Agreement”) with Mr. Gingo. The Gingo Agreement expires June 8, 2013 and includes an annual base salary of $200,000 per year. The Gingo Agreement provides for participation in the Company’s benefit programs available to other employees (including group insurance arrangements).

LEASES

The Company is obligated under various non-cancelable operating leases for their various facilities and certain equipment.

Corporate Offices

The Company’s executive office is located at 500 Union Street, Suite 420, Seattle, Washington, USA, 98101. On August 1, 2012, the Company entered into a lease which expires August 31, 2014. The monthly lease rate is $1,944 for the year ending August 31, 2013 and $2,028 for the year ending August 31, 2014.

TransTech Facilities

TransTech leases a total of approximately 9,750 square feet of office and warehouse space for its administrative offices, product inventory and shipping operations, at a monthly rental of $4,292. The lease was extended from March 2011 for an additional five year term at a monthly rental of $4,751. There are two additional five year renewals with a set accelerating increase of 10% per 5 year term.  TransTech also leases additional 500 square feet of off-site space at $250 per month from a related party.

The aggregate future minimum lease payments under operating leases, to the extent the leases have early cancellation options and excluding escalation charges, are as follows:

Years Ended March 31,	Total
2013	$80,928
2014	67,152
2015	52,261
2016	0
2017	-
Beyond	-
Total	$200,341

18. SUBSEQUENT EVENTS

The Company evaluates subsequent events, for the purpose of adjustment or disclosure, up through the date the financial statements are available.

Subsequent to March 31, 2013, the following material transactions occurred:

On April 26, 2013, the Company entered into an Option Agreement with Ascendiant pursuant to which the Company has the option to purchase from Ascendiant 4,000,000 shares of common stock of the Company for a total purchase price of $300,000. If purchased by the Company, the shares are expected to be retired to treasury.  The option must be exercised and payment for the shares must be made on or before May 31, 2013.  Ascendiant was issued a total of 4,564,068 shares of common stock on April 26, 2013 as a result of Ascendiant’s cashless exercise of the Ascendiant warrant.  The Company did not complete that purchase, thereby enabling Ascendiant to exercise the Ascendiant Warrant on April 26, 2013.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Visualant, Inc.:

We have audited the accompanying balance sheets of Visualant, Inc. (the “Company”) as of September 30, 2012 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended September 30, 2012.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Visualant, Inc. as of September 30, 2012, and the results of its operations and its cash flows for the year ended September 30, 2012, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has sustained a net loss from operations and has an accumulated deficit since inception.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
PMB Helin Donovan, LLP /s/ PMB Helin Donovan, LLP November 10, 2012 Seattle, Washington

VISUALANT, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2012	September 30, 2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,141,165	$92,313
Accounts receivable, net of allowance of $16,750 and $16,750, respectively	1,012,697	823,724
Prepaid expenses	222,978	283,204
Inventories	344,692	454,588
Refundable tax assets	29,316	9,080
Total current assets	2,750,848	1,662,909

EQUIPMENT, NET	469,001	522,668

OTHER ASSETS
Intangible assets, net	1,110,111	1,143,090
Goodwill	983,645	983,645
Other assets	6,161	1,091

TOTAL ASSETS	$5,319,766	$4,313,403

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable - trade	$1,593,861	$1,206,100
Accounts payable - related parties	73,737	8,093
Accrued expenses	391,311	155,267
Accrued expenses - related parties	5,849	783,732
Deferred revenue	666,667	-
Convertible notes payable	750,000	1,175,000
Note payable - current portion of long term debt	1,631,903	1,537,191
Total current liabilities	5,113,328	4,865,383

LONG TERM LIABILITIES:
Long term debt	4,015	1,014,582

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock - $0.001 par value, 50,000,000 shares authorized, no shares
issued and outstanding	-	-
Common stock - $0.001 par value, 200,000,000 shares authorized, 90,992,954
and 49,065,669 shares issued and outstanding at 9/30/12 and 9/30/11, respectively	90,993	49,066
Additional paid in capital	13,995,554	9,524,577
Accumulated deficit	(13,915,931)	(11,184,033)
Total stockholders' equity (deficit)	170,616	(1,610,390)
Noncontrolling interest	31,807	43,828

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$5,319,766	$4,313,403

The accompanying notes are an integral part of these consolidated financial statements.

VISUALANT, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended,
	September 30, 2012	September 30, 2011

REVENUE	$7,923,976	$9,136,216
COST OF SALES	6,344,247	7,570,006
GROSS PROFIT	1,579,729	1,566,209
RESEARCH AND DEVELOPMENT EXPENSES	176,944	133,941
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,624,711	3,691,760
OPERATING LOSS	(2,221,926)	(2,259,491)

OTHER INCOME (EXPENSE):
Interest expense	(463,735)	(212,571)
Loss on purchase of outstanding warrants	(500,000)	-
Gain on extinguishment of debt	394,057	-
Other income	36,597	67,458
Total other expense	(533,081)	(145,113)

LOSS BEFORE INCOME TAXES	(2,755,007)	(2,404,604)

Income taxes - current benefit	(29,315)	(9,080)

NET LOSS	(2,725,692)	(2,395,524)

NONCONTROLLING INTEREST	6,206	14,231

NET LOSS ATTRIBUTABLE TO VISUALANT, INC. AND SUBSIDIARIES COMMON SHAREHOLDERS	$(2,731,898)	$(2,409,756)

Basic and diluted loss per common share attributable to Visualant, Inc. and subsidiaries common shareholders-
Basic and diluted loss per share	$(0.04)	$(0.06)

Weighted average shares of common stock outstanding- basic and diluted	65,557,376	42,682,795

The accompanying notes are an integral part of these consolidated financial statements.

VISUALANT, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

					Total
			Additional		Stockholders'
	Common Stock		Paid in	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of September 30, 2010	38,229,374	$38,229	$6,835,647	$(8,774,277)	$(1,900,401)

Stock compensation expense - employee options	-	-	23,586	-	23,586
Stock compensation expense - non-employee options	-	-	129,641	-	129,641
Issuance of common stock for services	1,289,692	1,290	589,014	-	590,304
Issuance of common stock for RATLbab LLC acquisition	1,000,000	1,000	199,000	-	200,000
Issuance of common stock	4,862,462	4,861	1,063,387	-	1,068,248
Issuance of common stock for debenture conversion	2,885,730	2,886	422,115	-	425,001
Issuance of common stock for accrued liabilities	798,411	799	262,188	-	262,987
Net loss	-	-	-	(2,409,756)	(2,409,756)
Comprehensive loss					(2,409,756)

Balance as of September 30, 2011	49,065,669	49,066	9,524,577	(11,184,033)	(1,610,390)

Stock compensation expense - employee options	-	-	27,746	-	27,746
Stock compensation expense - non-employee options	-	-	238,426	-	238,426
Issuance of common stock for services	3,400,000	3,400	323,100	-	326,500
Issuance of common stock	22,664,705	22,664	2,604,005	-	2,626,669
Issuance of common stock for debenture conversion	9,273,795	9,276	415,724	-	425,000
Issuance of common stock for accrued liabilities	825,089	823	37,870	-	38,693
Issuance of common stock for debt extinguishment	4,513,696	4,514	446,856		451,370
Issuance of common stock for asset purchase	1,250,000	1,250	161,250		162,500
Beneficial conversion feature	-	-	216,000	-	216,000
Net loss	-	-	-	(2,731,898)	(2,731,898)
Comprehensive loss					(2,731,898)

Balance as of September 30, 2012	90,992,954	$90,993	$13,995,554	$(13,915,931)	$170,616

The accompanying notes are an integral part of these consolidated financial statements.

VISUALANT, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended,
	September 30, 2012	September 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,731,898)	$(2,409,756)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities
Depreciation and amortization	356,348	384,919
Issuance of capital stock for services and expenses	326,500	660,251
Issuance of capital stock for accrued liabilities	38,693	-
Stock based compensation	266,172	151,118
Amortization of debt discount	-	11,153
Beneficial conversion feature	216,000	-
Gain on sale of assets	(7,690)	(3,911)
Gain on extinguishment of debt	(394,057)	-
Loss on repurchase of outstanding warrants	500,000	-
Changes in operating assets and liabilities:
Accounts receivable	(188,973)	59,844
Prepaid expenses	60,226	(251,833)
Inventory	109,896	168,182
Other assets	(5,070)	-
Accounts payable - trade and accrued expenses	749,248	(81,758)
Deferred revenue	666,667	-
Income tax receivable	(20,236)	(500)
CASH (USED IN) OPERATING ACTIVITIES	(58,174)	(1,312,291)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(109,167)	(121,060)
Proceeds from sale of equipment	9,058	13,377
Purchase of investments-deposit	-	50
NET CASH (USED IN) INVESTING ACTIVITIES:	(100,109)	(107,633)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on line of credit	62,098	(136,957)
Repayment of debt	(956,935)	(650,000)
Proceeds from the issuance of common stock	2,626,669	943,233
Repayments of capital leases	(12,676)	(23,221)
Proceeds from the issuance of convertible debt	-	1,300,000
Purchase of outstanding warrants	(500,000)	-
Change in noncontrolling interest	(12,021)	(4,755)
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,207,135	1,428,300

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,048,852	8,376

CASH AND CASH EQUIVALENTS, beginning of period	92,313	83,937

CASH AND CASH EQUIVALENTS, end of period	$1,141,165	$92,313

Supplemental disclosures of cash flow information:
Interest paid	$135,828	$164,503
Taxes paid	$-	$3,041

Non-cash investing and financing activities:
Debenture converted to common stock	$425,000	$425,000
Issuance of common stock for acquisition	$-	$200,000
Issuance of common stock for conversion of liabilities	$-	$262,987
Issuance of note payable for acquisition	$-	$100,000
Acquisition of leased equipment	$597	$-
Issuance of common stock for asset purchase	$162,500	$-
Issuance of common stock for debt extinguishment	$451,370	$-

The accompanying notes are an integral part of these consolidated financial statements.

VISUALANT, INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION

Visualant, Inc. (the “Company” or “Visualant”) was incorporated under the laws of the State of Nevada on October 8, 1998 with authorized common stock of 200,000,000 shares at $0.001 par value. On September 13, 2002, 50,000,000 shares of preferred stock with a par value of $0.001 were authorized by the shareholders.  There are no preferred shares issued and the terms have not been determined. The Company’s executive offices are located in Seattle, Washington.

The Company developed a unique patented Visualant Spectral Pattern Matching™ "SPM" technology. This technology directs structured light onto a physical substance to capture a Visualant Spectral Signature ™ called a ChromaID™. When matched against existing databases, the ChromaID can be used to identify, detect, or diagnose markers invisible to the human eye. ChromaID scanners can be integrated into a variety of mobile or fixed-mount form factors, making it possible to effectively conduct analyses in the field that could only previously be performed by large and expensive lab-based tests.

The Company entered into a one year Joint Development Agreement on May 31, 2012 with Sumitomo Precision Products Co., Ltd. ("SPP"), which focuses on the commercialization of the SPM technology and a License Agreement providing SPP with an exclusive license of the SPM technology in identified Asian territories. For more information, visit: http://www.visualant.net.

SPP is publicly traded on the Tokyo and Osaka Stock Exchanges and has operations in Japan, United States, China, United Kingdom, Canada and other parts of the world. Additional information on SPP is available at http://www.spp.co.jp/English/index2-e.html.

Through the Company’s wholly owned subsidiary, TransTech based in Aurora, Oregon, the Company provides value added security and authentication solutions to corporate and government security and law enforcement markets throughout the United States.

2.	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred net losses of $2,725,692 and $2,395,525 for the years ended September 30, 2012 and 2011, respectively. The Company’s current liabilities exceeded its current assets by approximately $2.4 million as of September 30, 2012.  Our net cash used in operating activities was $58,174 for the year ended September 30, 2012.

As of September 30, 2012, the Company had $1,141,165 in cash. The Company needs to obtain additional financing to implement its business plan and service our debt repayments. However, there can be no assurance that financing or additional funding will be available to the Company on favorable terms or at all. If the Company raises additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders.

The Company anticipates that it will record losses from operations for the foreseeable future. As of September 30, 2012, our accumulated deficit was $13.9 million.  The Company has limited capital resources, and operations to date have been funded with the proceeds from private equity and debt financings. These conditions raise substantial doubt about our ability to continue as a going concern. The audit report prepared by our independent registered public accounting firm relating to our financial statements for the year ended September 30, 2012 includes an explanatory paragraph expressing the substantial doubt about our ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

3.	SIGNIFICANT ACCOUNTING POLICIES: ADOPTION OF ACCOUNTING STANDARDS

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly owned and majority-owned subsidiaries. Inter-Company items and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS - The Company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. The Company maintains cash balances at various financial institutions. Balances at US banks are insured by the Federal Deposit Insurance Corporation up to $250,000. Beginning December 31, 2010 and through December 31, 2012, all noninterest-bearing transaction accounts are fully insured, regardless of the balance of the account, at all FDIC-insured institutions. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk for cash on deposit.  As of September 30, 2012, the Company had no uninsured cash.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS - Accounts receivable consists primarily of amounts due to the Company from normal business activities. The Company maintains an allowance for doubtful accounts to reflect the expected non-collection of accounts receivable based on past collection history and specific risks identified within the portfolio. If the financial condition of the customers were to deteriorate resulting in an impairment of their ability to make payments, or if payments from customers are significantly delayed, additional allowances might be required.

INVENTORIES - Inventories consist primarily of printers and consumable supplies, including ribbons and cards, badge accessories, capture devices, and access control components held for resale and are stated at the lower of cost or market on the first-in, first-out (“FIFO”) method.  Inventories are considered available for resale when drop shipped and invoiced directly to a customer from a vendor, or when physically received by TransTech at a warehouse location.  The company records a provision for excess and obsolete inventory whenever an impairment has been identified. There is a $10,000 reserve for impaired inventory as of September 30, 2012 and 2011.

EQUIPMENT - Equipment consists of machinery, leasehold improvements, furniture and fixtures and software, which are stated at cost less accumulated depreciation and amortization. Depreciation is computed by the straight-line method over the estimated useful lives or lease period of the relevant asset, generally 2-10 years, except for leasehold improvements which are depreciated over 5-20 years.

INTANGIBLE ASSETS / INTELLECTUAL PROPERTY - The Company amortizes the intangible assets and intellectual property acquired in connection with the acquisition of TransTech Systems, Inc. (“TransTech”), over sixty months on a straight - line basis, which was the time frame that the management of the Company was able to project forward for future revenue, either under agreement or through expected continued business activities.  Intangible assets and intellectual property acquired from RATLab LLC (“RATLab”) and Javelin LLC (“Javelin”) are recorded likewise.

GOODWILL – Goodwill is the excess of cost of an acquired entity over the fair value of amounts assigned to assets acquired and liabilities assumed in a business combination. With the adoption of ASC 350, goodwill is not amortized, rather it is tested for impairment annually, and will be tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. Impairment testing for goodwill is done at a reporting unit level. Reporting units are one level below the business segment level, but are combined when reporting units within the same segment have similar economic characteristics. Under the criteria set forth by ASC 350, the Company has one reporting unit based on the current structure.  An impairment loss generally would be recognized when the carrying amount of the reporting unit’s net assets exceeds the estimated fair value of the reporting unit.  The Company performs annual assessments and has determined that no impairment is necessary.

LONG-LIVED ASSETS - The Company reviews its long-lived assets for impairment when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value (less the projected cost associated with selling the asset). To the extent carrying values exceed fair values, an impairment loss is recognized in operating results.

FAIR VALUE MEASUREMENTS- Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy contains three levels as follows:

Level 1 - Unadjusted quoted prices that are available in active markets for the identical assets or liabilities at the measurement date.

Level 2 - Other observable inputs available at the measurement date, other than quoted prices included in Level 1, either directly or indirectly, including:

•	Quoted prices for similar assets or liabilities in active markets;

•	Quoted prices for identical or similar assets in nonactive markets;

•	Inputs other than quoted prices that are observable for the asset or liability; and

•	Inputs that are derived principally from or corroborated by other observable market data.

Level 3 - Unobservable inputs that cannot be corroborated by observable market data and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions.

Assets and Liabilities that are Measured at Fair Value on a Recurring Basis. The Company accounts for fair value measurements in accordance with ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measurement and expands disclosure about fair value measurement. The fair value hierarchy requires the use of observable market data when available. In instances in which the inputs used to measure fair value fall into different levels of the fair value hierarchy, the fair value measurement has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular item to the fair value measurement in its entirety requires judgment, including the consideration of inputs specific to the asset or liability.

REVENUE RECOGNITION – TransTech revenue is derived from other products and services. Revenue is considered realized when the services have been provided to the customer, the work has been accepted by the customer and collectability is reasonably assured. Furthermore, if an actual measurement of revenue cannot be determined, we defer all revenue recognition until such time that an actual measurement can be determined. If during the course of a contract management determines that losses are expected to be incurred, such costs are charged to operations in the period such losses are determined. Revenues are deferred when cash has been received from the customer but the revenue has not been earned. The Sumitomo Precision Products License fee is being recorded as revenue over the life the Joint Development Agreement discussed below. The Company recorded deferred revenue of $666,667 and $0 as of September 30, 2012 and 2011, respectively.

STOCK BASED COMPENSATION - The Company has share-based compensation plans under which employees, consultants, suppliers and directors may be granted restricted stock, as well as options to purchase shares of Company common stock at the fair market value at the time of grant. Stock-based compensation cost is measured by the Company at the grant date, based on the fair value of the award, over the requisite service period. For options issued to employees, the Company recognizes stock compensation costs utilizing the fair value methodology over the related period of benefit.  Grants of stock options and stock to non-employees and other parties are accounted for in accordance with the ASC 505.

INCOME TAXES - Income tax benefit is based on reported loss before income taxes. Deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws where that company operates out of. The Company recognizes refundable and deferred assets to the extent that management has determined their realization. As of September 30, 2012 and September 30, 2011, the Company had refundable tax assets related to TransTech of $29,316 and $9,080, respectively.

NET LOSS PER SHARE – Under the provisions of ASC 260, “Earnings Per Share,” basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. The common stock equivalents have not been included as they are anti-dilutive. As of September 30, 2012, there were options outstanding for the purchase of 5,920,000 common shares, warrants for the purchase of 3,369,050 common shares, and an undetermined number shares of common stock related to convertible debt, which could potentially dilute future earnings per share. As of September 30, 2011, there were options outstanding for the purchase of 6,920,000 common shares, warrants for the purchase of 4,569,050 common shares, an undetermined number shares of common stock related to convertible debt, which could potentially dilute future earnings per share.

DIVIDEND POLICY - The Company has never paid any cash dividends and intends, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by the board of directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements applicable to the Company are summarized below.

On May 12, 2011, the FASB issued ASU 2011-04, Fair Value Measurement, which requires measurement uncertainty disclosure in the form of a sensitivity analysis of unobservable inputs to reasonable alternative amounts for all Level 3 recurring fair value measurements. ASU 2011-04 became effective for interim and annual periods beginning on or after December 15, 2011. The Company adopted this guidance in the third quarter of Fiscal 2012. The adoption of this guidance requires additional disclosures, but did not have any impact on the Company’s consolidated results of operations, financial position, or cash flows.

On June 16, 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income, which revised the manner in which entities present comprehensive income in their financial statements. ASU 2011-05 is effective for fiscal years beginning after December 15, 2011 (our Fiscal 2013). The Company does not believe that the adoption of this will have a significant impact on its consolidated financial statements.

In September 2011, the FASB issued ASU 2011-08, Testing Goodwill for Impairment, which simplified the manner in which entities test goodwill for impairment. After assessment of certain qualitative factors, if it is determined to be more likely than not that the fair value of a reporting unit is less than its carrying amount, entities must perform a quantitative analysis of the goodwill impairment test. Otherwise, the quantitative test becomes optional. ASU 2011-08 is effective for fiscal years beginning after December 15, 2011 (our Fiscal 2013). The Company does not believe that the adoption of this will have a significant impact on its consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

4.	DEVELOPMENT OF SPECTRUM PATTERN MATCHING TECHNOLOGY

The Company has developed a unique patented Visualant Spectral Pattern Matching™ "SPM" technology. This technology directs structured light onto a physical substance to capture a Visualant Spectral Signature ™ called a ChromaID™. When matched against existing databases, the ChromaID can be used to identify, detect, or diagnose markers invisible to the human eye. ChromaID scanners can be integrated into a variety of mobile or fixed-mount form factors, making it possible to effectively conduct analyses in the field that could only previously be performed by large and expensive lab-based tests.

Visualant Spectral Pattern Matching and the ChromaID profile were developed over a seven year period by Professors Dr. Tom Furness and Dr. Brian Showngerdt of RATLab LLC under contract to Visualant. The technology is now being transferred into products and a ScanHead module. Visualant has partnered with Sumitomo Precision Products to manufacture the ScanHead and reduce the technology to a reliable and cost effective form. The first demonstration of this is the Cyclops6 ChromaID Scanner which was demonstrated at the Japanese Instrumentation Manufacturing Association trade show in Tokyo in October 2012. The Cyclops 6 ChromaID Scanner can be used to evaluate the technology for flat surface applications and has sensitivity from 350nm to 1450nm.

Visualant is pursuing an aggressive patent strategy to expand our unique intellectual property in the United States and Japan. The following patents have been issued to date:

On September 6, 2011, the Company announced that it was issued US Patent No. 7,996,173, entitled “Method, Apparatus and Article to Facilitate Distributed Evaluation of Objects Using Electromagnetic Energy,” by the United States Office of Patents and Trademarks.

On January 19, 2012, the Company announced that it was issued US Patent No. 8,081,304, entitled “Method, Apparatus and Article to Facilitate Evaluation of Objects Using Electromagnetic Energy” by the United States Office of Patents and Trademarks.

On March 20, 2012, the Company announced that it was issued US Patent No. 8,076,630, entitled “System and Method of Evaluating an Object Using Electromagnetic Energy” by the United States Office of Patents and Trademarks.

On November 1, 2012, the Company announced that it was issued US Patent No. 8,285,510 entitled “System and Method of Evaluating an Object Using Electromagnetic Energy” by the United States Office of Patents and Trademarks.

On June 7, 2011, the Company closed the acquisition of all Visualant related assets of the RATLab LLC (“RATLab”). The RATLab is a Seattle based research and development laboratory created by Dr. Tom Furness, founder and Director of the HITLab International, with labs at Seattle, University of Canterbury in New Zealand, and the University of Tasmania in Australia. With this acquisition, the Company consolidated all intellectual property relating to the SPM technology except for environmental field of use.  The Company acquired the Visualant related assets of the RATLab for (i) 1,000,000 shares of our common stock at closing valued at $0.20 per share, the price during the negotiation of this agreement; (ii) $250,000 (paid); and (iii)  payment of the outstanding promissory note owing to Mr. Furness in the amount of $65,000 with accrued interest of $24,675 (paid).

On July 31, 2012, the Company closed the acquisition of the environmental field of use of its SPM technology from Javelin LLC (“Javelin”). The Company acquired the Visualant related assets of Javelin for (i) 1,250,000 shares of our common stock at closing valued at thirteen ($0.13) per share, the price during the negotiation of this agreement; and (ii)  $100,000, with $20,000 payable at closing and $80,000 to be paid in four equal installments over a period of eight months. In addition, Company entered into a Business Development Agreement which will pay Javelin ten percent (10%) on the gross margin received by Visualant from license agreements and joint venture developments sourced by Javelin.

5.	JOINT DEVELOPMENT AGREEMENT WITH SUMITOMO PRECISION PRODUCTS CO., LTD.

On May 31, 2012, the Company entered into a Joint Research and Product Development Agreement (the “Joint Development Agreement”) with Sumitomo Precision Products Co., Ltd. (“SPP”), a publicly-listed Japanese corporation for the commercialization of Visualant’s SPM technology.  A copy of the Joint Development Agreement was filed by the Company with its Form 8-K filed June 4, 2012.

SPP invested $2,250,000 in exchange for 17,307,693 shares of restricted common shares priced at $0.13 per share that was funded on June 21, 2012.  SPP also paid the Company an initial payment of $1 million in accordance with the terms of the License Agreement filed by the Company with its Form 8-K filed June 4, 2012. A running royalty for the license granted under the License Agreement will be negotiated at the completion of the Joint Development Agreement.

SPP is publicly traded on the Tokyo and Osaka Stock Exchanges and has operations in Japan, United States, China, United Kingdom, Canada and other parts of the world. Additional information on SPP is available at http://www.spp.co.jp/English/index2-e.html.

6.	ACQUISITION OF TRANSTECH

The Company closed the acquisition of TransTech of Aurora, Oregon on June 8, 2010. On this date, the Company entered into a Stock Purchase, Security and Stock Pledge Agreements which are included as Exhibits to the Form 10-Q filed with the SEC on August 12, 2010.

TransTech, founded in 1994, is a distributor of access control and authentication systems serving the security and law enforcement markets.   With recorded revenues of $7.6 million in 2012, TransTech has a respected national reputation for outstanding product knowledge, sales and service excellence.

This acquisition is expected to accelerate market entry and penetration through the acquisition of well-operated and positioned distributors of security and authentication systems like TransTech, thus creating a natural distribution channel for products featuring the company’s proprietary SPM technology.

The Company acquired its 100% interest in TransTech by issuing a Promissory Note (“Note”) to James Gingo, the President of TransTech, in the amount of $2,300,000, plus interest at the rate of three and one-half percent (3.5%) per annum from the date of the Note. The Note is secured by a security interest in the stock and assets of TransTech, and is payable over a period of three (3) years.

On June 8, 2010, the Company issued a total of 3,800,000 shares of restricted common stock of the Company to James Gingo, Jeff Kruse and Steve Waddle, executives of TransTech, and Paul Bonderson, a TransTech investor.  The parties valued the shares in this transaction at $76,000 or $0.02 per share, the closing bid price during negotiations.

7.	ACCOUNTS RECEIVABLE/CUSTOMER CONCENTRATION

Accounts receivable were $1,012,697 and $823,724, net of allowance, as of September 30, 2012 and 2011, respectively. The Company had no customers in excess of 10% of our consolidated revenues for the year ended September 30, 2012. The Company had no customers with accounts receivable in excess of 10% as of September 30, 2012. The Company does expect to have customers with consolidated revenues or accounts receivable balances of 10% of total accounts receivable in the foreseeable future.

8.	INVENTORIES

Inventories were $344,692 and $454,588 as of September 30, 2012 and 2011, respectively. Inventories consist primarily of printers and consumable supplies, including ribbons and cards, badge accessories, capture devices, and access control components held for resale. There is a $10,000 reserve for impaired inventory as of September 30, 2012 and 2011.

9.	FIXED ASSETS

Fixed assets, net of accumulated depreciation, was $469,001 and $522,668 as of September 30, 2012 and 2011, respectively. Accumulated depreciation was $606,509 and $554,884 as of September 30, 2012 and 2011, respectively. Total depreciation expense, was $60,869 and $79,355 for the years ended September 30, 2012 and 2011, respectively. All equipment is used for selling, general and administrative purposes and accordingly all depreciation is classified in selling, general and administrative expenses.

Property and equipment as of September 30, 2012 was comprised of the following:

	Estimated	September 30, 2012
	Useful Lives	Purchased	Capital Leases	Total
Machinery and equipment	2-10 years	$119,331	$87,039	$206,370
Leasehold improvements	5-20 years	603,612	-	$603,612
Furniture and fixtures	3-10 years	55,307	101,260	$156,567
Software and websites	3- 7 years	64,112	44,849	$108,961
Less: accumulated depreciation		(400,516)	(205,993)	$(606,509)
		$441,846	$27,155	$469,001

Property and equipment as of September 30, 2011 was comprised of the following:

	Estimated	September 30, 2011
	Useful Lives	Purchased	Capital Leases	Total
Machinery and equipment	3-10 years	$134,616	$87,039	$221,655
Leasehold improvements	20 years	600,000	-	$600,000
Furniture and fixtures	3-10 years	45,676	101,260	$146,936
Software and websites	3- 7 years	64,112	44,849	$108,961
Less: accumulated depreciation		(374,021)	(180,863)	$(554,884)
		$470,383	$52,285	$522,668

10.	INTANGIBLE ASSETS

Intangible assets as of September 30, and 2012 and 2011 consisted of the following:

	Estimated	September 30,	September 30,
	Useful Lives	2012	2011

Customer contracts	5 years	$983,645	$983,645
Technology	5 years	712,500	$450,000
Less: accumulated amortization		(586,034)	(290,555)
Intangible assets, net		$1,110,111	$1,143,090

Total amortization expense was $295,479 and $224,979 for the year ended September 30, 2012 and 2011, respectively.

The fair value of the TransTech intellectual property acquired was $983,645, estimated by using a discounted cash flow approach based on future economic benefits associated with agreements with customers, or through expected continued business activities with its customers. In summary, the estimate was based on a projected income approach and related discounted cash flows over five years, with applicable risk factors assigned to assumptions in the forecasted results.

The fair value of the RATLab intellectual property associated with the assets acquired was $450,000 estimated by using a discounted cash flow approach based on future economic benefits.. In summary, the estimate was based on a projected income approach and related discounted cash flows over five years, with applicable risk factors assigned to assumptions in the forecasted results.

The fair value of the Javelin intellectual property acquired was $262,500 estimated by using a discounted cash flow approach based on future economic benefits associated with the assests acquired. In summary, the estimate was based on a projected income approach and related discounted cash flows over five years, with applicable risk factors assigned to assumptions in the forecasted results.

11.	ACCOUNTS PAYABLE

Accounts payable were $1,593,861 and $1,206,100 as of  September 30, 2012 and 2011, respectively. Such liabilities consisted of amounts due to vendors for inventory purchases and technology development, external audit, legal and other expenses incurred by the Company.  TransTech had 3 vendors (30.1%, 13.7%, and 12.4%) with accounts payable in excess of 10% of its accounts payable as of September 30, 2012. The Company does expect to have vendors with accounts payable balances of 10% of total accounts payable in the foreseeable future.

12.	CONVERTIBLE NOTES PAYABLE

On May 19, 2011, the Company entered into a Securities Purchase Agreement (“Agreement”) with Gemini Master Fund, Ltd. (“Gemini”) and Ascendiant Capital Partners, LLC (“Ascendiant”) (Gemini and Ascendiant are collectively referred to as the “Investors”), pursuant to which the Company issued $1.2 million in principal amount of 10% convertible debentures (the “Original Debentures”) which were due May 1, 2012.  The due date of the Original Debentures was extended to September 30, 2012 pursuant to a First Amendment to the Agreement on March 12, 2012, and further extended to September 30, 2013 pursuant to a Second Amendment to the Agreement on August 16, 2012. In addition, the Company issued 5-year warrants to the Investors to collectively purchase 2,400,000 shares of our common stock. The purchase price for the debentures was 83.3% of the face amount, resulting in the Company receiving $1.0 million, less legal fees, placement agent fees and expenses as set forth below. The Agreement includes an additional investment right granted to the Investors, pursuant to which the Investors have the right at any time until September 30, 2013, to purchase up to $1.2 million in principal amount of additional debentures (the “Additional Debentures”) on the same terms and conditions as the Original Debentures, except that the conversion price on the Additional Debentures may have a higher floor.  The conversion price on both the Original Debentures and the Additional Debentures are subject to a potential downward adjustment for any equity sales subsequent to the date of issuance. In conjunction with the purchase of the Additional Debentures, the Investors also have the right to purchase additional warrants. The full terms of the transactions with Gemini and Ascendiant are set forth in the transaction agreements, copies of which are filed with this 10-K as Exhibits 10.1 through 10.10.

On August 28, 2012, the Company entered into a Warrant Purchase Agreement with Gemini and acquired the Gemini Warrant covering the purchase of up to 1.8 million shares, subject to adjustment, by paying $250,000 on August 28, 2012 and agreeing to pay $250,000 on or before November 30, 2012.

As of September 30, 2012, Gemini has $600,000 and Ascendiant has $150,000 remaining in principal amount of Original Debentures outstanding plus accrued interest thereon that is convertible into common shares. Ascendiant also has a warrant for the purchase of up to 600,000 shares of our common stock at an original exercise price of $.35 per share, which exercise price is subject to adjustment and which has been adjusted downward as of the date hereof.  See Exhibit 10.6 filed herewith. In addition, the additional investment and participation rights as defined in the Agreement granted to the Investors were extended from September 30, 2012 to September 30, 2013.

The Company paid legal fees and expenses in the amount of $12,500. Visualant also paid $80,000 or 8.0% of the cash received and issued a five-year warrant for 192,000 shares in placement agent fees to Ascendiant Capital Markets LLC.

The Company filed a registration statement on Form S-1, which was declared effective on August 29, 2011, to register 15,340,361 shares of its common stock, including (i) up to 5,400,000 shares of our common stock for Gemini issuable on conversion and the exercise of a warrant issued to Gemini and (ii) up to 1,992,000 shares of our common stock for Ascendiant issuable on conversion of debt and the exercise of a warrant issued to Ascendiant.  As of September 30, 2012, 7,036,975 shares of the Company’s common stock have been issued to Gemini upon conversion of $300,000 of the convertible debentures and interest of $20,780 at an average of $0.05 per share.  As of September 30, 2012, 3,373,425 shares of the Company’s common stock have been issued to Ascendiant upon conversion of $150,000 of the convertible debentures and interest of $18,671 at an average of $0.05 per share.

During the year ended September 30, 2012, the Company modified its outstanding debentures with an aggregate principal value of $1,200,000. The maturity date has been extended to September 30, 2013, the Investors have converted principal and interest as outlined above at $0.05 and the Company paid a premium to the debenture holders in the form of redeeming the outstanding warrants for $500,000. The fair value of the warrants was calculated using the Black-Scholes-Merton option valuation model. The following assumptions were used to determine the fair value of the Warrants using the Black-Scholes valuation model: a term of five years, risk-free rate of 3.92%, volatility of 100%, and dividend yield of zero. Interest expense has been recorded for the loss of $500,000 related to the modification of the debentures.  The difference between the conversion price and the fair market value of the common stock on the commitment date resulted in a beneficial conversion feature recorded of $216,000. Total interest expense recognized, including the beneficial conversion feature was $313,534 during the year ended September 30, 2012.

The conversion of the convertible notes payable and the related warrants will likely result in a substantial dilution of the value of the common shares for all shareholders.

13.	NOTES PAYABLE, CAPITALIZED LEASES AND LONG TERM DEBT

Notes payable, capitalized leases and long term debt as of September 30, 2012 and 2011 consisted of the following:

	September 30,	September 30,
	2012	2011

BFI Finance Corp Secured Credit Facility	$568,475	$506,377
TransTech capitalized leases, net of capitalized interest	17,943	31,216
Related party notes payable-
James Gingo Promissory Note	1,000,000	1,650,000
RATLab LLC	-	150,000
Bradley E. Sparks	-	73,228
Lynn Felsinger	49,500	82,000
Ronald P. Erickson and affiliated parties	-	58,952
Total debt	1,635,918	2,551,773
Less current portion of long term debt	(1,631,903)	(1,537,191)
Long term debt	$4,015	$1,014,582

BFI Finance Corp Secured Credit Facility

On December 9, 2008 TransTech entered into a $1,000,000 secured credit facility with BFI Finance Corp to fund its operations.  The rate is prime interest + 2.5%, with a floor for prime interest of 5.5%.  On June 12, 2012, the secured credit facility was renewed for 6 months, with a floor for Prime of 4.5%. The eligible borrowing is based on 80% of eligible trade accounts receivable, not to exceed $700,000, and 35% of inventory value, not to exceed $300,000, for a total cap of $1,000,000. As of September 30, 2012, the outstanding balance under this facility was $568,475. The secured credit facility is guaranteed by James Gingo, the President of TransTech.

The Company’s revolving credit facility requires a lockbox arrangement, which provides for all receipts to be swept daily to reduce borrowings outstanding under the credit facility.

Capitalized Leases

TransTech has capitalized leases for equipment. The leases have a remaining lease term of 9-34 months. The aggregate future minimum lease payments under capital leases, to the extent the leases have early cancellation options and excluding escalation charges, are as follows:

Years Ended September 30,	Total
2013	$13,928
2014	3,332
2015	683
2016	-
2017	-
Total	17,943
Less current portion of capitalized leases	(13,928)
Long term capital leases	$4,015

The imputed interest rate in the capitalized leases is approximately 10.5%.

Related Party Notes Payable

The Company acquired its 100% interest in TransTech by issuing a Promissory Note (“Note”) to James Gingo, the President of TransTech, in the amount of $2,300,000, plus interest at the rate of three and one-half percent (3.5%) per annum from the date of the Note. The Note is secured by a security interest in the stock and assets of TransTech, and is payable over a period of three (3) years as follows:

(i)        The sum of $650,000, the amount of any accrued interest due on the Bonderson debt of $600,000 owed by James Gingo to the Bonderson Family Living Trust (“Bonderson Debt”) and interest on the unpaid balance, shall be paid to Seller on the earlier of: (A) the one (1) year anniversary of the closing date; or (B) on the closing of $2,500,000 or more in aggregate financing (whether debt, equity or some combination thereof) after the closing date.  On June 8, 2011, the Company paid $650,000 and accrued interest of $80,500 to Mr. Gingo.

(ii)       The sum of $650,000, the amount of any accrued interest due on the Bonderson debt owed by James Gingo and interest on the unpaid balance shall be paid to Seller on the earlier of: (A) the two (2) year anniversary of the closing date; or (B) on the closing of $5,000,000 or more in aggregate financing (whether debt, equity or some combination thereof) after the closing date. On July 31, 2012, the Company paid the $650,000 and accrued interest of $66,136 due to Mr. Gingo.

(iii)      The remaining balance of the Note and interest thereon shall be paid to Seller on the earlier of: (A) the three year anniversary of the closing date; or (B) on the closing of $7,500,000 or more in aggregate financing (whether debt, equity or some combination thereof) after the closing date.

On April 30, 2009, accounts payable owed to Lynn Felsinger, a consultant, totaling $82,000 were converted into a demand note. As of September 30, 2012, the outstanding note payable totaled $49,500.

An affiliate of Mr. Erickson, our Chief Executive Officer, Juliz I Limited Partnership, loaned the Company operating funds during fiscal 2009.  The Company repaid the loan during the year ended September 30, 2012.

Additionally, Mr. Erickson incurred expenses on behalf of the Company for a total of $24,322 during the 2009 fiscal year.  This balance was converted into a loan as of September 30, 2009. The Company repaid the loan during the year ended September 30, 2012.

Aggregate maturities for notes payable, capitalized leases and long term debt by year are as follows:

Years Ended September 30,	Total
2013	$1,631,903
2014	3,332
2015	683
2016	-
2017	-
Total	$1,635,918

14.	EQUITY

Unless otherwise indicated, all of the following private placements of Company securities were conducted under the exemption from registration as provided under Section 4(2) of the Securities Act of 1933 (and also qualified for exemption under 4(5), formerly 4(6) of the Securities Act of 1933, as noted below). All of the shares issued were issued in private placements not involving a public offering, are considered to be “restricted stock” as defined in Rule 144 promulgated under the Securities Act of 1933 and stock certificates issued with respect thereto bear legends to that effect.

The Company had the following equity transactions during the year ended September 30, 2011:

On November 17, 2010, the Company issued 20,000 shares of restricted shares of the Company’s common stock to Robert Jones for advisory services. The shares were valued at $0.24 per share, the closing price on November 17, 2010.

On December 23, 2010, the Company entered into a Securities Purchase Agreement (“Agreement”) with Seaside pursuant to which Seaside agreed to purchase restricted shares of the Company’s common stock from time to time over a 12-month period, provided that certain conditions are met.

Under the terms of the Agreement, the Company agreed to sell and issue to Seaside each month for a 12-month period commencing on the closing date, restricted shares of the Company’s common stock at a price equal to the lower of (i) 60% of the average trading price of the company’s stock during the 10 trading days immediately preceding each monthly closing date, or (ii) 70% of the average trading price for the trading day immediately preceding each monthly closing date. Visualant’s agreement to sell shares each month during said 12 month period is subject to certain conditions and limitations.  With respect to each subsequent closing, Visualant will not be obligated to sell any of its common stock to Seaside at a price lower than $0.25 per share, and Seaside’s beneficial ownership of the Company’s common stock will not exceed 9.9%. Seaside is not permitted to short sale the Company’s common stock.

Visualant paid Seaside’s legal fees and expenses in the amount of $25,000 for the initial closing, and agreed to pay $2,500 for each subsequent closing.  Visualant also has agreed to pay 7.0% in finder’s fees (to be paid in connection with each draw down) and issue 10,113 common stock warrants exercisable at $0.21395 per share.

The Agreement may be terminated by Seaside upon written notice to the Company, if at any time prior to the final subsequent closing the Company consummates a financing to which Seaside is not a party.

The Agreement also contains certain representations and warranties of Visualant and Seaside, including customary investment-related representations provided by Seaside, as well as acknowledgements by Seaside that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the Company’s issuance of the shares has not been registered with the SEC or qualified under any state securities laws.  Visualant provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations.  Seaside’s representations and warranties are qualified in their entirety (to the extent applicable) by the Company’s disclosures in the reports it files with the SEC.  Visualant also delivered confidential disclosure schedules qualifying certain of its representations and warranties in connection with executing and delivering the Agreement.

As of September 30, 2011, the Company sold to Seaside 2,529,314 shares at a purchase price of $0.302 per share, or an aggregate price of $763,650. In addition, the Company issued warrants to brokers for the purchase of 177,050 shares of common shares at the purchase price of $0.302 per share.

On January 27, 2011, the Company issued 275,000 restricted shares of the Company’s common stock to directors for services provided during 2010. The shares were valued at $0.448 per share, the closing price for the thirty days prior to January 27, 2011.

On January 27, 2011, the Company entered into a Contract for Corporate Advisory Services with Core consulting Group. Under the agreement dated December 6, 2010, the Company issued 381,500 of restricted shares of the Company’s common stock at $0.45 per share, the closing price on December 6, 2010. On April 27, 2011, the Company issued an additional 381,500 of restricted shares of our common stock at $0.45 per share, the closing price on December 6, 2010.

On January 27, 2011, Monahan & Biagi, PLLC converted $136,726 of accrued legal bills into 341,815 shares of our common stock at $0.40 per share, the closing price on January 22, 2011, the date the conversion was requested.

On February 14 and 17, 2011, Asher converted $50,000 of convertible debentures into173,378 shares of common stock at $0.2884 per share.

On February 23, 2011, Masahiro Kawahata, a director converted $90,906 of accrued expenses into 211,409 shares of the Company common stock at $0.43 per share, the closing price on February 23, 2011, the date the conversion was requested.

On February 23, 2011, the Company issued a warrant for the purchase of 1,000,000 shares of our common stock to Coach for advisory services. The warrant was issued at $0.25 per share. The warrant expires February 22, 2014 and is callable if registered and with five closing trading prices of the Company’s common stock over $0.75 per share.

On February 23, 2011, the Company issued a warrant for the purchase of 500,000 shares of our common stock to the Sterling Group for advisory services. The warrant was issued at $0.50 per share. The warrant expires February 22, 2014 and is callable if registered and with five closing trading prices of our common stock over $0.75 per share.

On April 1, 2011, Coach converted $250,000 and interest of $28,758 into 1,858,387 shares of common stock.

On April 1, 2011, the Company entered into a Consulting Agreement with Cerillion N4 Partners. Under the agreement, the Company issued 4,000 shares at $0.52 per share, the price on March 31, 2011.

On April 1, 2011, the Company entered into an Agreement with InvestorIdeas.com. Under the agreement, the Company issued 57,692 shares at $0.52 per share, the price on March 31, 2011.

On April 1, 2011, the Company entered into an Agreement with National Securities Corporation. Under the agreement, the Company issued 60,000 shares at $0.52 per share, the price on March 31, 2011.

On April 1, 2011, the Company entered into an Agreement with Aquiline Group, Inc. Under the agreement, the Company issued 75,000 shares at $0.52 per share, the price on March 31, 2011.

On May 31, 2011, Coach exercised its warrant and received 833,333 shares of common stock. On December 7, 2009, the Company closed $250,000 of financing from Coach pursuant to a Convertible Promissory Note. In addition, Coach received warrants to purchase 833,333 shares of the Company’s common stock at $0.15 per share.  The warrant expired 3 years from the date of issuance.

On May 18, 2011, the Company entered into an Agreement with Mr. Gima. Under the agreement, we issued 10,000 shares at 0.52 per share.

On May 20, 24 and 26, 2011, Asher converted $50,000 of convertible debentures into 296,130 shares of common stock at $0.169 per share.

On June 7, 2011, the Company closed the acquisition of all Visualant related assets of the RATLab LLC by agreeing to issue 1,000,000 of our common stock valued at $0.20 per share, the price during the negotiation of this agreement.

On June 17, 2011, the Company entered into a Securities Purchase Agreement with Ascendiant, pursuant to which Ascendiant agreed to purchase up to $3,000,000 worth of shares of the Company’s common stock from time to time over a 24-month period, provided that certain conditions are met. The financing arrangement entered into by the Company and Ascendiant is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

As of September 30, 2012, the Company has issued to Ascendiant 5,365,884 shares for $383,141 or $.071 per shares under the Securities Purchase Agreement dated June 17, 2011.  In addition, the Company issued to Ascendiant during 2011 and 2012 a total of 1,490,943 shares for $193,370 or $.131 per shares under the Securities Purchase Agreement excluding the commitment and legal fees.

On June 17, 2011, the Company extended its April 1, 2011 Agreement with Aquiline Group, Inc. Under the agreement, the Company issued 25,000 shares at $0.52 per share, the price on March 31, 2011.

On July 14, 17 and 20, 2011 Asher converted $50,000 into 491,506 shares of common stock at $.102 per share.

On August 23, 2011, the Company filed an amended Registration Statement on Form S-1 for 15,340,361 shares of common stock. The Registration Statement primarily registers shares for Seaside, Gemini, Ascendiant, Coach and Sterling Group and was declared effective by the SEC on August 29, 2011.

The Company had the following equity transactions during the year ended September 30, 2012:

 On October 5, 2011, the Company entered into a Financial Consultant Agreement (“Agreement”) with D. Weckstein and Co, Inc. (“Weckstein”) The Agreement expires July 31, 2016. Under the Agreement, Weckstein was awarded 1,000,000 shares of common stock on November 7, 2011. The shares were valued at $0.07 per share, the closing price on November 7, 2011. In addition, the Company paid $10,000 to Weckstein

On December 15, 2011, the Company issued 100,000 shares of restricted common stock to Todd Weaver for product development work. The shares were valued at $0.12 per share, the closing price on November 29, 2011, and do not have registration rights.

On February 7, 2012, the Company issued 1,000,000 restricted shares to Coventry Capital LLC related to an Advisory Agreement. The shares were valued at $.10 per share.

On February 24, 2012, the Company issued 400,000 shares of common stock to five directors for services provided during 2011. The shares were issued under the 2011 Stock Incentive Plan.

On April 1, 2011, the Company entered into an Investor Banking Agreement with National Securities Corporation. On March 12, 2012, the Company issued warrants for up to 204,000, 366,000 and 30,000 shares of common stock to National Securities Corporation, Steven Freifeld and Vince Calicchia, respectively. The warrants are exercisable at $.10 per share and expire March 11, 2015.

On April 2, 2012, the Company filed a Registration Statement on Form S-1 for 7,600,000 shares of common stock. The Registration Statement primarily registered shares for Ascendiant, Coventry Capital LLC and National Securities Corporation and affiliates and was declared effective by the SEC on April 18, 2012.

On May 16, 2012 the Company issued 150,000 shares of restricted common stock to Manna Advisory Services, LLC for services. The shares were valued at $0.10 per share. The shares do not have registration rights.

On May 31, 2012, the Company executed a Stock Purchase Agreement with Sumitomo Precision Products Co., Ltd. (SPP) whereby SPP invested $2,250,000 in exchange for 17,307,693 shares of restricted common shares priced at $0.13 per share that was funded on June 21, 2012. The shares do not have registration rights.

On July 31, 2012, the Company closed the acquisition of the environmental field of use of its SPM technology from. The Company acquired the Visualant related assets of Javelin for (i) 1,250,000 shares of our common stock at closing valued at thirteen ($0.13) per share, the price during the negotiation of this agreement; and (ii)  $100,000, with $20,000 payable at closing and $80,000 to be paid in four equal installments over a period of eight months. In addition,

On September 6, 2012, the Company signed a Settlement and Release Agreement (“Sparks Agreement”) with Mr. Sparks, the former CEO and Director and a cousin of Ronald Erickson. The Sparks Agreement required (i) payment of $50,750 (paid) and issuance of 513,696 shares of our common stock for full payment on a note and related accrued interest of $66,780; (ii) payment of $39,635to Mr. Sparks for a note, accrued interest and other liabilities (paid); and (iii) issuance of 4,000,000 restricted shares of our common stock to Mr. Spark for unpaid compensation in the amount of $721,333. The above is full settlement of all outstanding liabilities due to Mr. Sparks.

On September 18, 2012 the Company issued 500,000 shares of restricted common stock to NVPR, LLC for services. The shares were valued at $0.13 per share. The shares do not have registration rights.

On September 28, 2012 the Company issued 250,000 shares of restricted common stock to Clayton McKeekin for services. The shares were valued at $0.13 per share. The shares do not have registration rights.

As of September 30, 2012, 7,036,975 shares of the Company’s common stock have been issued to Gemini upon conversion of $300,000 of the convertible debentures and interest of $20,780 at an average of $0.05 per share.

As of September 30, 2012, 3,373,425 shares of the Company’s common stock have been issued to Ascendiant upon conversion of $150,000 of the convertible debentures and interest of $18,671 at an average of $0.05 per share.

On October 22, 2012, the Company filed an Amended Registration Statement on Form S-1 for 7,600,000 shares of common stock. The Registration Statement primarily registered shares for Ascendiant, Coventry Capital LLC and National Securities Corporation and affiliates and was declared effective by the SEC on October 25, 2012.

Warrants, and any potential adjustments, are discussed in this Footnote and Footnote 12, Convertible Notes Payable.

A summary of the warrants issued as of September 30, 2012 were as follows:

	September 30, 2012
		Weighted
		Average
		Exercise
	Shares	Price
Outstanding at beginning of period	4,569,050	0.410
Issued	600,000	0.100
Exercised	-	-
Forfeited	-	-
Expired	(1800000)	(0.500)
Outstanding at end of period	3,369,050	0.307
Exerciseable at end of period	3,369,050

A summary of the status of the warrants outstanding as of September 30, 2012 is presented below:

	September 30, 2012
	Weighted	Weighted		Weighted
	Average	Average		Average
Number of	Remaining	Exercise	Shares	Exercise
Warrants	Life	Price	Exerciseable	Price
600,000	2.50	$0.100	600,000	$0.100
1,359,073	1.26	0.20-0.29	1,359,073	0.20-0.29
117,977	1.55	0.30-0.39	117,977	0.30-0.39
500,000	1.38	0.40-0.49	500,000	0.40-0.49
792,000	3.63	0.500	792,000	0.500

3,369,050	2.27	$0.307	3,369,050	$0.307

The significant weighted average assumptions relating to the valuation of the Company’s warrants for the year ended September 30, 2012 were as follows:

Assumptions
Dividend yield	0%
Expected life	3
Expected volatility	143%
Risk free interest rate	2%

At September 30, 2012, vested warrants totaling 3,369,050 shares had an aggregate intrinsic value of $572,739.

15.	STOCK OPTIONS

Description of Stock Option Plan

On April 29, 2011, the 2011 Stock Incentive Plan was approved at the Annual Stockholder Meeting. The Company has 6,100,000 options to purchase common stock available to issue under the 2011 Stock Incentive Plan.

Determining Fair Value Under ASC 505

The Company records compensation expense associated with stock options and other equity-based compensation using the Black-Scholes-Merton option valuation model for estimating fair value of stock options granted under our plan. The Company amortizes the fair value of stock options on a ratable basis over the requisite service periods, which are generally the vesting periods. The expected life of awards granted represents the period of time that they are expected to be outstanding.  The Company estimates the volatility of our common stock based on the historical volatility of its own common stock over the most recent period corresponding with the estimated expected life of the award. The Company bases the risk-free interest rate used in the Black Scholes-Merton option valuation model on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award. The Company has not paid any cash dividends on our common stock and does not anticipate paying any cash dividends in the foreseeable future. Consequently, the Company uses an expected dividend yield of zero in the Black-Scholes-Merton option valuation model and adjusts share-based compensation for changes to the estimate of expected equity award forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate is recognized in the period the forfeiture estimate is changed.

Stock Option Activity

On November 9, 2011, Bradley E. Sparks forfeited a grant to purchase 1,000,000 shares of common stock at $0.75 per share.

On November 29, 2011, Jeff Kruse and Steve Waddle, employees of TransTech, were each granted an option to purchase 100,000 shares of common stock at $0.12 per share. The grants vest quarterly over three years and expire November 28, 2014.

On February 15, 2012, Marco Hegyi forfeited a grant to purchase 2,000,000 shares of common stock at $0.50 per share.

On February 24, 2012, the Company issued 400,000 shares of common stock to five directors for services provided during 2011. The shares were issued under the 2011 Stock Incentive Plan.

On February 24, 2012, Marco Hegyi, our Chairman of the Board, was granted an option to purchase 1,900,000 shares of common stock at $0.10 per share. The grant vests 750,000 shares on February 24, 2012 and 250,000 shares per quarter. The grant vests upon a change in control and expires February 23, 2022.

On May 11, 2012, the Company issued a stock option grant for 100,000 shares of common stock to a consultant at $0.15 per share. The stock option grant vested immediately.

On May 11, 2012, a consultant forfeited a stock option grant for 100,000 shares of common stock at $.15 per share.

During 2012, the Company agreed to grant, subject to shareholder approval at the 2013 annual shareholder meeting, of an increase in the number of shares available under the Company’s Stock Incentive Plan, stock option grants totaling 5,000,000 shares of common stock to five directors and three employees for services provided during 2012. The shares were granted under the 2011 Stock Incentive Plan.

There are currently 5,920,000 options to purchase common stock at $0.131 per share outstanding at September 30, 2012 under the 2011 Stock Incentive Plan. The Company recorded $266,172 and $153,227 of compensation expense, net of related tax effects, relative to stock options for the year ended September 30, 2012 and 2011 in accordance with ASC 505. Net loss per share (basic and diluted) associated with this expense was approximately ($0.00). As of September 30, 2012, there is approximately $96,180 of total unrecognized costs related to employee granted stock options that are not vested. These costs are expected to be recognized over a period of approximately two years.

Stock option activity for the years ended September 30, 2012 and 2011 are summarized as follows:

		Weighted Average
	Options	Exercise Price	$
Outstanding as of September 30, 2010	4,735,000	$0.289	$1,366,250
Granted	2,320,000	0.339	785,800
Exercised	-	-	-
Forfeitures	(135,000)	(0.750)	(101,250)
Outstanding as of September 30, 2011	6,920,000	0.296	2,050,800
Granted	2,200,000	0.104	229,000
Exercised	-	-	-
Forfeitures	(3,200,000)	(0.470)	(1,503,000)
Outstanding as of September 30, 2012	5,920,000	$(0.131)	$776,800

The following table summarizes information about stock options outstanding and exercisable at September 30, 2012:

		Weighted	Weighted		Weighted
		Average	Average		Average
Range of	Number	Remaining Life	Exercise Price	Number	Exercise Price
Exercise Prices	Outstanding	In Years	Exerciseable	Exerciseable	Exerciseable
0.090	500,000	7.75 years	$0.090	375,000	$0.090
0.100	1,900,000	9.50 years	0.100	1,250,000	0.100
0.120	200,000	2.25 years	0.120	50,000	0.120
0.150	100,000	2.75 years	0.150	100,000	0.150
0.150	3,000,000	7.75 years	0.150	3,000,000	0.150
0.240	220,000	3.25 years	0.240	128,333	0.240
	5,920,000	7.86 years	$0.131	4,903,333	$0.141

There is no aggregate intrinsic value of the exercisable options as of September 30, 2012.

16.	OTHER SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

See Note 13 for discussion of notes payable issued to the Company’s former CEO and President during the quarter ended March 31, 2007.   Other than the note payable, related interest and payroll related accruals, all amounts are recorded in the related party accounts payable balance.  As of the filing date, Mr. Erickson beneficially owns 5,423,773 shares of common stock.

Mr. Sparks resigned from the Board of Directors effective September 6, 2012.  On September 6, 2012, the Company entered into a Settlement and Release Agreement with Mr. Sparks pursuant to which the Company agreed to (i) pay to Mr. Sparks the sum of $50,750 and issue 513,696 shares of the Company’s common stock as satisfaction in full of amounts owed pursuant to a note issued in 2007 and related accrued interest; and (ii) pay to Mr. Sparks the sum of $39,635 and issue 4,000,000 shares of the Company’s common stock as satisfaction in full of amounts owed to pursuant to a note issued in 2009, related accrued interest, and other liabilities, including accrued compensation of $721,333.  The full Settlement and Release Agreement was filed as Exhibit 10.1 to Form 8-K/A1 filed by the Company on September 12, 2012.

The Company paid $195,000 for fees due two directors for their services on closing the SPP transactions. The Company paid $60,000 on June 25, 2012 and $135,000 on July 25, 2012.

17.	COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS

LEGAL PROCEEDINGS

There are no pending legal proceedings against the Company that are expected to have a material adverse effect on its cash flows, financial condition or results of operations.

EMPLOYMENT AGREEMENTS

Mr. Erickson, Mr. Scott and other named executive officers of Visualant do not have employment agreements.

Agreement with James Gingo

On June 8, 2010, the Company entered into an Employment Agreement (“Gingo Agreement”) with Mr. Gingo. The Gingo Agreement has a three year term beginning on June 8, 2010 at the annual base salary of $200,000 per year. The Gingo Agreement provides for participation in the Company’s benefit programs available to other employees (including group insurance arrangements). Also under the Gingo Agreement, Mr. Gingo is eligible for discretionary performance bonuses up to 50% of his annual salary based upon performance criteria to be determined by the Company’s Compensation Committee based on criteria under development. If Mr. Gingo’s employment is terminated without Cause (as defined in the Gingo Agreement), Mr. Gingo will be entitled to a payment equal to one year’s annual base salary paid over the next year.

LEASES

The Company is obligated under various non-cancelable operating leases for their various facilities and certain equipment.

Corporate Offices

The Company’s executive office is located at 500 Union Street, Suite 420, Seattle, Washington, USA, 98101. On August 1, 2012, we entered into a lease which expires August 31, 2014. The monthly lease rate is $1,944 for the year ending August 31, 2013 and $2,028 for the year ending August 31, 2014.

TransTech Facilities

TransTech leases a total of approximately 9,750 square feet of office and warehouse space for its administrative offices, product inventory and shipping operations, at a monthly rental of $4,292. The lease was extended from March 2011 for an additional five year term at a monthly rental of $4,751. There are two additional five year renewals with a set accelerating increase of 10% per 5 year term.  TransTech also leases additional 500 square feet of off-site space at $250 per month from a related party.

The aggregate future minimum lease payments under operating leases, to the extent the leases have early cancellation options and excluding escalation charges, are as follows:

Years Ended September 30,	Total
2013	$78,396
2014	81,348
2015	57,012
2016	23,755
2017	-
Beyond	-
Total	$240,511

NOTE 18 – INCOME TAXES

The Company has incurred losses since inception, which have generated net operating loss carryforwards.  The net operating loss carryforwards arise from United States sources.

Pretax losses arising from United States operations were approximately $1,522,000 for the year ended September 30, 2012. Pretax losses arising from United States operations were approximately $2,534,000 for the year ended September 30, 2011.

The Company has non- US net operating loss carryforwards of approximately $11,877,200, which expire in 2019-2030 and US of approximately $11,877,200 which expire in 2019-2030. Because it is not more likely than not that sufficient tax earnings will be generated to utilize the net operating loss carryforwards, a corresponding valuation allowance of approximately $1,164,000 and $1,151,000 was established as of September 30, 2012 and 2011, respectively. Additionally, under the Tax Reform Act of 1986, the amounts of, and benefits from, net operating losses may be limited in certain circumstances, including a change in control.

Section 382 of the Internal Revenue Code generally imposes an annual limitation on the amount of net operating loss carryforwards that may be used to offset taxable income when a corporation has undergone significant changes in its stock ownership. There can be no assurance that the Company will be able to utilize any net operating loss carryforwards in the future.

For the year ended September 30, 2012, the Company’s effective tax rate differs from the federal statutory rate principally due to net operating losses and warrants issued for services.

The principal components of the Company’s deferred tax assets at September 30, 2012 are as follows:

	2012	2011
U.S. operations loss carry forward at statutory rate of 42.6%	$(1,163,832)	$(1,151,090)
Less Valuation Allowance	1,163,832	1,151,090
Net Deferred Tax Assets	-	-
Change in Valuation allowance	$-	$-

A reconciliation of the United States Federal Statutory rate to the Company’s effective tax rate for the period ended September 30, 2012 and 2011 is as follows:

	2012	2011
Federal Statutory Rate	-42.6%	-42.6%
Increase in Income Taxes Resulting from:
Change in Valuation allowance	42.6%	42.6%
Effective Tax Rate	0.0%	0.0%

The Company evaluated subsequent events, for the purpose of adjustment or disclosure, up through the date the financial statements were issued.

19.	SUBSEQUENT EVENTS

The Company evaluated subsequent events, for the purpose of adjustment or disclosure, up through the date the financial statements were issued.

As of November 13, 2012, 4,512,603 shares of the Company’s common stock have been issued to Ascendiant upon conversion of $200,000 of the convertible debentures and interest of $25,630 at an average of $0.05 per share.

As of November 13, 2012, the Company has issued to Ascendiant 6,358,933 shares for $483,141 or $.076 per shares under the Securities Purchase Agreement dated June 17, 2011.

REPORT ON MANAGEMENT'S ASSESSMENT OF INTERNAL CONTROL OVER FINANCIAL REPORTING

Management assessed the corporation's system of internal control over financial reporting as of September 30, 2012, in relation to criteria for effective internal control over financial reporting as described in "Internal Control--Integrated Framework," issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, management concludes that, as of September 30, 2012, its system of internal control over financial reporting is not effective based on the criteria of the "Internal Control--Integrated Framework".

/s/ Ronald P. Erickson	/s/ Mark Scott
Ronald P. Erickson	Mark Scott
Chief Executive Officer	Chief Financial Officer

Seattle, WA
November 13, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses payable by us in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated as follows:

Securities and Exchange Commission registration fee	$500
Accounting fees and expenses	2,500
Legal fees and expenses	7,000
Registrar and transfer agent fees and expenses	2,000
Miscellaneous	3,000

Total expenses	$15,000

Item 14. Indemnification of Directors and Officers

Under Nevada law, a corporation may include in its articles of incorporation (“Articles”) a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of his fiduciary duty as a director, (b) for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law, (c) for conduct violating the Nevada General Corporation Law, or (d) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Section 78.7502 of the Nevada Revised Statues (“NRS”) provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS Section 78.4502 also provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any indemnification pursuant to the above provisions may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:  (a) by the stockholders; (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Under Article X of the Company’s Amended and Restated Articles of Incorporation, the personal liability of all its directors is eliminated to the fullest extent allowed by Nevada law.  In addition, a director shall not be personally liable to the corporation or its stockholders for monetary damages for conduct as a director, except for liability (a) for acts or omissions that involve intentional misconduct or a knowing violation of law; (b) for conducting violating the Nevada General Corporation Law; or (c) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Article XI of the Articles of Incorporation also provides for indemnification of the Company’s directors and officers, and authorizes the Company to purchase and maintain insurance or make other financial arrangements on behalf of any director, officer, agent or employee of the corporation, for any liability asserted against him and for expenses incurred by him in his capacity as a director, officer, employee or agent, arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

The Company has a directors’ and officers’ liability insurance policy in place pursuant to which its directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (“Securities Act”) and the Securities and Exchange Act of 1934, as amended (“Exchange Act”).

Item 15. Recent Sales of Unregistered Securities

Unless otherwise indicated, all of the following private placements of Company securities were conducted under the exemption from registration as provided under Section 4(2) of the Securities Act of 1933 (and also qualified for exemption under 4(5), formerly 4(6) of the Securities Act of 1933, except as noted below). All of the shares issued were issued in private placements not involving a public offering, are considered to be “restricted stock” as defined in Rule 144 promulgated under the Securities Act of 1933 and stock certificates issued with respect thereto bear legends to that effect.

The Company had the following equity transactions during the year ended September 30, 2010:

During the quarter ended December 31, 2009, the Company issued 300,000 shares of common stock as grants to directors, 100,000 shares of common stock as grants to a consultant, and 300,000 shares to RATLab.

On May 10, 2010, the Board of Directors issued to Mark Scott, our Chief Financial Officer, 1,000,000 shares of restricted common stock granted upon signing at the closing bid price of $0.02 per share on May 7, 2010.

On May 10, 2010, the Board of Directors issued to Ron Erickson or his designee Two Million (2,000,000) shares of restricted common stock of the Company and granted options to purchase three million (3,000,000) shares at $0.15 per share. The restricted common stock was issued at the closing bid price of $0.02 per share on May 7, 2010. The grant of options vests quarterly over two years and expires on May 6, 2020. This common stock issuance and the grant of options replace the 5,000,000 unissued shares previously approved by the Board of Directors on December 21, 2009.

On May 18, 2010, the Board of Directors issued 600,000 shares of restricted common stock of the Company to four (4) consultants and suppliers for the conversion of liabilities or for services. The parties valued the shares in this transaction at $0.02 per share, the closing bid price of the Company’s common stock during negotiations.

On June 1, 2010, the Board of Directors issued 666,667 shares of restricted common stock of the Company to a service provider for the conversion of $100,000 in liabilities at $0.15 per share.

On June 8, 2010, the Board of Directors issued 3,000,000, 100,000 and 100,000 of restricted common stock of the Company to James Gingo, Jeff Kruse and Steve Waddle, executives of TransTech, respectively.  The parties valued the shares in this transaction at $0.02 per share, the closing bid price of the Company’s common stock during negotiations.

On June 8, 2010, the Board of Directors issued 600,000 shares of restricted common stock of the Company to Paul Bonderson, a TransTech investor. The parties valued the shares in this transaction at $0.02 per share, the closing bid price of the Company’s common stock during negotiations.

On June 8, 2010, the Board of Directors issued 300,000 shares of restricted common stock of the Company to David Markowski for consulting services. The parties valued the shares in this transaction at $0.02 per share, the closing bid price of the Company’s common stock during negotiations.

On June 11, 2010, the Company issued a warrant for the purchase of 300,000 shares of common stock of the Company to the Sterling Fund for advisory services. The warrant was valued at $0.02 per share using the Black-Scholes-Merton option valuation model. The warrant expires June 10, 2013 and is callable if registered and with five closing trading prices of the Company’s common stock over $0.50 per share.

The Company had the following equity transactions during the year ended September 30, 2011:

On November 17, 2010, the Company issued 20,000 shares of restricted shares of the Company’s common stock to Robert Jones for advisory services. The shares were valued at $0.24 per share, the closing price on November 17, 2010.

On December 23, 2010, the Company entered into a Securities Purchase Agreement (“Agreement”) with Seaside pursuant to which Seaside agreed to purchase restricted shares of the Company’s common stock from time to time, provided that certain conditions are met.   Under the terms of the Agreement, the Company agreed to sell and issue to Seaside each month for a 12-month period commencing on the closing date, restricted shares of the Company’s common stock at a price equal to the lower of (i) 60% of the average trading price of the company’s stock during the 10 trading days immediately preceding each monthly closing date, or (ii) 70% of the average trading price for the trading day immediately preceding each monthly closing date. Visualant’s agreement to sell shares each month during said 12 month period is subject to certain conditions and limitations.
Visualant paid Seaside’s legal fees and expenses in the amount of $25,000 for the initial closing, and agreed to pay $2,500 for each subsequent closing.

As of September 30, 2011, the Company sold to Seaside 2,529,314 shares at a purchase price of $0.302 per share, or an aggregate price of $763,650. In addition, the Company issued warrants to brokers for the purchase of 177,050 shares of common shares at the purchase price of $0.302 per share.

On January 27, 2011, the Company issued 275,000 restricted shares of the Company’s common stock to directors for services provided during 2010. The shares were valued at $0.448 per share, the closing price for the thirty days prior to January 27, 2011.

On January 27, 2011, the Company entered into a Contract for Corporate Advisory Services with Core consulting Group. Under the agreement dated December 6, 2010, the Company issued 381,500 of restricted shares of the Company’s common stock at $0.45 per share, the closing price on December 6, 2010. On April 27, 2011, the Company issued an additional 381,500 of restricted shares of our common stock at $0.45 per share, the closing price on December 6, 2010.

On January 27, 2011, Monahan & Biagi, PLLC converted $136,726 of accrued legal bills into 341,815 shares of our common stock at $0.40 per share, the closing price on January 22, 2011, the date the conversion was requested.

On February 14 and 17, 2011, Asher converted $50,000 of convertible debentures into173,378 shares of common stock at $0.2884 per share.

On February 23, 2011, Masahiro Kawahata, a director converted $90,906 of accrued expenses into 211,409 shares of the Company common stock at $0.43 per share, the closing price on February 23, 2011, the date the conversion was requested.

On February 23, 2011, the Company issued a warrant for the purchase of 1,000,000 shares of our common stock to Coach for advisory services. The warrant was issued at $0.25 per share. The warrant expires February 22, 2014 and is callable if registered and with five closing trading prices of the Company’s common stock over $0.75 per share.

On February 23, 2011, the Company issued a warrant for the purchase of 500,000 shares of our common stock to the Sterling Group for advisory services. The warrant was issued at $0.50 per share. The warrant expires February 22, 2014 and is callable if registered and with five closing trading prices of our common stock over $0.75 per share.

On April 1, 2011, Coach converted $250,000 and interest of $28,758 into 1,858,387 shares of common stock.

On April 1, 2011, the Company entered into a Consulting Agreement with Cerillion N4 Partners. Under the agreement, the Company issued 4,000 shares at $0.52 per share, the price on March 31, 2011.

On April 1, 2011, the Company entered into an Agreement with InvestorIdeas.com. Under the agreement, the Company issued 57,692 shares at $0.52 per share, the price on March 31, 2011.

On April 1, 2011, the Company entered into an Agreement with National Securities Corporation. Under the agreement, the Company issued 60,000 shares at $0.52 per share, the price on March 31, 2011.

On April 1, 2011, the Company entered into an Agreement with Aquiline Group, Inc. Under the agreement, the Company issued 75,000 shares at $0.52 per share, the price on March 31, 2011.

On May 31, 2011, Coach exercised its warrant and received 833,333 shares of common stock. On December 7, 2009, the Company closed $250,000 of financing from Coach pursuant to a Convertible Promissory Note. In addition, Coach received warrants to purchase 833,333 shares of the Company’s common stock at $0.15 per share.  The warrant expired 3 years from the date of issuance.

On May 18, 2011, the Company entered into an Agreement with Mr. Gima. Under the agreement, we issued 10,000 shares at 0.52 per share.

On May 20, 24 and 26, 2011, Asher converted $50,000 of convertible debentures into 296,130 shares of common stock at $0.169 per share.

On June 7, 2011, the Company closed the acquisition of all Visualant related assets of the RATLab LLC by agreeing to issue 1,000,000 of our common stock valued at $0.20 per share, the price during the negotiation of this agreement.

On June 17, 2011, the Company entered into a Securities Purchase Agreement with Ascendiant, pursuant to which Ascendiant agreed to purchase up to $3,000,000 worth of shares of the Company’s common stock from time to time over a 24-month period, provided that certain conditions are met. The financing arrangement entered into by the Company and Ascendiant is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

As of September 30, 2012, the Company had issued to Ascendiant 5,365,884 shares for $383,141 or $.071 per share under the Securities Purchase Agreement dated June 17, 2011.  In addition, the Company issued to Ascendiant during 2011 and 2012 a total of 1,490,943 shares for $193,370 or $.131 per share under the Securities Purchase Agreement excluding the commitment and legal fees.

On June 17, 2011, the Company extended its April 1, 2011 Agreement with Aquiline Group, Inc. Under the agreement, the Company issued 25,000 shares at $0.52 per share, the price on March 31, 2011.

On July 14, 17 and 20, 2011 Asher converted $50,000 into 491,506 shares of common stock at $.102 per share.

The Company had the following equity transactions during the year ended September 30, 2012:

 On October 5, 2011, the Company entered into a Financial Consultant Agreement (“Agreement”) with D. Weckstein and Co, Inc. (“Weckstein”) The Agreement expires July 31, 2016. Under the Agreement, Weckstein was awarded 1,000,000 shares of common stock on November 7, 2011. The shares were valued at $0.07 per share, the closing price on November 7, 2011. In addition, the Company paid $10,000 to Weckstein.

On December 15, 2011, the Company issued 100,000 shares of restricted common stock to Todd Weaver for product development work. The shares were valued at $0.12 per share, the closing price on November 29, 2011, and do not have registration rights.

On February 7, 2012, the Company issued 1,000,000 restricted shares to Coventry Capital LLC related to an Advisory Agreement. The shares were valued at $.10 per share.

On February 24, 2012, the Company issued 400,000 shares of common stock to five directors for services provided during 2011. The shares were issued under the 2011 Stock Incentive Plan.

On April 1, 2011, the Company entered into an Investor Banking Agreement with National Securities Corporation. On March 12, 2012, the Company issued warrants for up to 204,000, 366,000 and 30,000 shares of common stock to National Securities Corporation, Steven Freifeld and Vince Calicchia, respectively. The warrants are exercisable at $.10 per share and expire March 11, 2015.

On May 16, 2012 the Company issued 150,000 shares of restricted common stock to Manna Advisory Services, LLC for services. The shares were valued at $0.10 per share. The shares do not have registration rights.

On May 31, 2012, the Company executed a Stock Purchase Agreement with Sumitomo Precision Products Co., Ltd. (SPP) whereby SPP invested $2,250,000 in exchange for 17,307,693 shares of restricted common shares priced at $0.13 per share that was funded on June 21, 2012. The shares do not have registration rights.

On July 31, 2012, the Company closed the acquisition of the environmental field of use of its SPM technology from. The Company acquired the Visualant related assets of Javelin for (i) 1,250,000 shares of our common stock at closing valued at thirteen ($0.13) per share, the price during the negotiation of this agreement; and (ii)  $100,000, with $20,000 payable at closing and $80,000 to be paid in four equal installments over a period of eight months. In addition,

On September 6, 2012, the Company signed a Settlement and Release Agreement (“Sparks Agreement”) with Mr. Sparks, the former CEO and Director and a cousin of Ronald Erickson. The Sparks Agreement required (i) payment of $50,750 (paid) and issuance of 513,696 shares of our common stock for full payment on a note and related accrued interest of $66,780; (ii) payment of $39,635to Mr. Sparks for a note, accrued interest and other liabilities (paid); and (iii) issuance of 4,000,000 restricted shares of our common stock to Mr. Spark for unpaid compensation in the amount of $721,333. The above is full settlement of all outstanding liabilities due to Mr. Sparks.

On September 18, 2012 the Company issued 500,000 shares of restricted common stock to NVPR, LLC for services. The shares were valued at $0.13 per share. The shares do not have registration rights.

On September 28, 2012 the Company issued 250,000 shares of restricted common stock to Clayton McKeekin for services. The shares were valued at $0.13 per share. The shares do not have registration rights.

As of September 30, 2012, 7,036,975 shares of the Company’s common stock have been issued to Gemini upon conversion of $300,000 of the convertible debentures and interest of $20,780 at an average of $0.05 per share.

As of September 30, 2012, 3,373,425 shares of the Company’s common stock have been issued to Ascendiant upon conversion of $150,000 of the convertible debentures and interest of $18,671 at an average of $0.05 per share.

The Company had the following equity transactions during the period from October 1, 2012 through July 3, 2013:

On October 8, 2012, Ascendiant converted $50,000 of principal and interest of $6,959 into 1,139,178 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011. A notice filing under Regulation D was filed with the SEC in October 10, 2012.

On October 17, 2012, the Company issued to Ascendiant 993,049 shares for $100,000 or $.101 per shares under the Securities Purchase Agreement dated June 17, 2011. A notice filing under Regulation D was filed with the SEC in October 19, 2012.

On October 26, 2012 the Company issued 150,000 shares of restricted common stock to Manna Advisory Services, LLC, a non-accredited investor for services. The shares were valued at $0.13 per share. The Company expensed $19,500 during the six months ended March 31, 2013.The shares do not have registration rights. A notice filing under Regulation D was filed with the SEC in October 30, 2012.

On November 28, 2012, Ascendiant converted $50,000 of principal and interest of $7,644 into 1,152,877 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011. A notice filing under Regulation D was filed with the SEC in November 29, 2012.

On January 24, 2013, Gemini converted $300,000 of principal and $50,630 of accrued interest into 7,012,603 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011. A notice filing under Regulation D was filed with the SEC on January 29, 2013.

On January 24, 2013, Ascendiant converted $50,000 of principal and $8,438 of accrued interest into 1,168,767 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011. A notice filing under Regulation D was filed with the SEC on January 29, 2013.

On January 28, 2013, Gemini converted $300,000 of principal and $50,959 of accrued interest into 7,019,178 shares of common stock at $.050 per share under the Securities Purchase Agreement dated May 19, 2011. A notice filing under Regulation D was filed with the SEC on January 30, 2013.

On February 11, 2013, the Company entered into a Consulting Services Agreement with Integrated Consulting Services. The Company issued a warrant for the purchase of 250,000 shares of common stock.  The warrants are exercisable at $.10 per share and expire February 10, 2016. The Company valued the warrant at $0.10 per share and expensed $25,000 during the six months ended March 31, 2013. Pursuant to the Consulting Services Agreement, the Company agreed to issue an additional warrant for the purchase of 250,000 shares of common stock on August 12, 2013.

On February 13, 2013, the Company issued 150,000 shares of restricted common stock to Manna Advisory Services, LLC, a non-accredited investor for services. The shares were valued at $0.10 per share. The Company expensed $15,000 during the six months ended March 31, 2013.The shares do not have registration rights. A notice filing under Regulation D was filed with the SEC on February 15, 2013.

On February 13, 2013, the Company issued 150,000 shares of restricted common stock to David Markowski, a non-accredited investor for services. The shares were valued at $0.10 per share. The Company expensed $15,000 during the six months ended March 31, 2013. The shares do not have registration rights. A notice filing under Regulation D was filed with the SEC on February 15, 2013.

On February 13, 2013, the Company issued 2,000,000 shares of restricted common stock to two employees and two directors. The shares were valued at $0.10 per share. The Company expensed $200,000 during the six months ended March 31, 2013. The shares do not have registration rights. A notice filing under Regulation D was filed with the SEC in February 15, 2013.

On March 1, 2013, the Company issued 50,000 shares of restricted common stock to Manna Advisory Services, LLC, a non-accredited investor for services. The shares were valued at $0.10 per share. The Company expensed $5,000 during the six months ended March 31, 2013. The shares do not have registration rights. A notice filing under Regulation D was filed with the SEC in April 4, 2013.

On April 26, 2013, Ascendiant was issued a total of 4,564,068 shares of common stock as a result of Ascendiant’s cashless exercise of a warrant (“Ascendiant Warrant”).  On January 23, 2013, the Company had agreed to repurchase the Ascendiant Warrant for a purchase price of $300,000, payment of which was due by March 31, 2013; however, the Company did not complete that purchase, thereby enabling Ascendiant to exercise the Ascendiant Warrant on April 26, 2013. A notice filing under Regulation D was filed with the SEC May 3, 2013.

The Company entered into an Option Agreement with Ascendiant dated April 26, 2013, pursuant to which the Company had the option to purchase from Ascendiant 4,000,000 shares of the Company’s common stock (the “Option Shares”) for an aggregate purchase price of $300,000.  On May 31, 2013, the Company exercised its option to purchase the 4,000,000 Option Shares from Ascendiant and paid to Ascendiant the $300,000 purchase price.  To date, Ascendiant has returned 2,284,525 of the 4,000,000 Option Shares and has failed to deliver the remaining 1,715,475 Option Shares. On June 17, 2013, the Company filed a complaint (the “Complaint”) against Ascendiant Capital Partners, LLC (“Ascendiant”) in the Orange County Superior Court of California (Case No. 30-2013-00656770-CU-BC-CJC) for breach of contract, seeking damages, specific performance and injunctive relief against Ascendiant. In its Complaint, the Company alleges that Ascendiant breached its obligations under the Option Agreement by delivering to the Company only 2,284,525 of the 4,000,000 Option Shares and failing to deliver the remaining 1,715,475 Option Shares. The Company has filed a motion for preliminary injunction with the California Superior Court (the “Motion”), seeking preliminary injunctive relief requiring Ascendiant to transfer the remaining 1,715,475 Option Shares to Visualant or, in the alternative, enjoining Ascendiant from transferring, selling, or otherwise encumbering the Option Shares.

On April 30, 2013, the Company issued 120,000 shares of restricted common stock to David Markowski, a non-accredited investor for services. The shares were valued at $0.10 per share. The Company expensed $12,000 during the nine months ended June 30, 2013. The shares do not have registration rights. A notice filing under Regulation D was filed with the SEC May 16, 2013.

On June 10, 2013, we entered into a Purchase Agreement, Warrants, Registration Rights Agreement and Voting Agreement (the “Transaction”) with Special Situations and forty other accredited investors (collectively, the “Investors”) pursuant to which we issued 52,300,000 shares of common stock at $0.10 per share for a total of $5,230,000, which amount includes the conversion of $500,000 in outstanding debt of the Company owed to one of its officers.  As part of the Transaction which closed June 14, 2013, we issued to the Investors (i) five year Warrants to purchase a total of 52,300,000 shares of common stock at $0.15 per share; and (ii) five year Warrants to purchase a total of 52,300,000 shares of common stock at $0.20 per share.  Since we currently have an insufficient number of authorized shares of common stock to permit the exercise of all of the Warrants, the Warrants were issued subject to authorization and approval of an increase in the number of authorized shares of the Company by its stockholders at a special meeting of the stockholders to be held in August 2013.  A notice filing under Regulation D was filed with the SEC June 18, 2013.

We also issued 5,230,000 placement agent warrants exercisable at $0.10 per share GVC Capital LLC, with an obligation to issue up to 5,230,000 additional placement agent warrants exercisable at $0.15 per share.  The $0.15 placement agent warrants shall issue only upon the exercise of the Series A and Series B Warrants by the Investors, and are issuable ratably based upon the number of Warrants exercised by the Investors.  The placement agent warrants have a term of five years from the date of closing of the Transaction.

Item 16. Exhibits

See the “Exhibit Index” immediately below the signature page to this Registration Statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any Registration Statement required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the Registration Statement any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Registration Statement filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser.

(i)         If the registrant is relying on Rule 430B:

 (A)       Each Registration Statement filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed Registration Statement was deemed part of and included in the registration statement; and

(B)       Each Registration Statement required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Registration Statement is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Registration Statement. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Registration Statement relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Registration Statement that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Registration Statement that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Registration Statement that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)        If the registrant is subject to Rule 430C, each Registration Statement filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Registration Statement filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Registration Statement that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Registration Statement that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Registration Statement that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on July 3, 2013.

VISUALANT, INC.

By:	/s/ Ronald P. Erickson
Ronald P. Erickson Chief Executive Officer and President

Each person whose signature appears below hereby constitutes and appoints Ronald P. Erickson or Mark Scott, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462 (b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney has been signed on this 3rd day of July, 2013 by the persons and in the capacities indicated below.

SIGNATURES	TITLE	DATE

/s/ Ronald P. Erickson	Chief Executive Officer, President and Director	July 3, 2013
Ronald P. Erickson	(Principal Executive Officer)

/s/ Mark Scott	Chief Financial Officer and Secretary	July 3, 2013
Mark Scott	(Principal Financial/Accounting Officer)

/s/ Marco Hegyi	Chairman of the Board, Independent Director	July 3, 2013
Marco Hegyi

/s/ Jon Pepper	Independent Director	July 3, 2013
Jon Pepper

/s/ Ichiro Takesako	Independent Director	July 3, 2013
Ichiro Takesako

NO.	EXHIBIT DESCRIPTION

3.1	Amended and Restated Articles of Incorporation, filed as an exhibit to the Company’s annual report on Form 10-KSB filed on February 9, 2006, File No. 000-30262, and incorporated herein by reference.

3.2	Bylaws incorporated herein by reference to the Company's Registration Statement on Form 10-SB filed on March 11, 1999, File No. 000-25541.

3.3	Amended and Restated Bylaws. Filed as an exhibit to the Company’s Form 8-K dated August 10, 2012 and filed with the SEC on August 17, 2012, and incorporated by reference.

3.4	Amended and Restated Articles of Incorporation. Filed as an exhibit to the Company’s Preliminary Form 14A dated and filed with the SEC on December 28, 2012, and incorporated by reference.

4.1
Visualant, Inc. 2011 Stock Incentive Plan filed as an exhibit to the Company’s Definitive Proxy Statement on Schedule 14A filed on January 31, 2011, File No. 000-30262-11560322, and incorporated herein by reference.

5.1	Opinion of Fifth Avenue Law Group, PLLC filed herewith.

10.1
Securities Purchase Agreement dated May 19, 2011 by and between Visualant, Inc. and Gemini Master Fund Ltd and Ascendiant Capital Partners, LLC. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.2
Registration Rights Agreement dated May 19, 2011 by and between Visualant, Inc. and Gemini Master Fund Ltd and Ascendiant Capital Partners, LLC. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.3
Convertible Debenture dated May 19, 2011 by and between Visualant, Inc. and Gemini Master Fund Ltd. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.4
Convertible Debenture dated May 19, 2011 by and between Visualant, Inc. and Ascendiant Capital Partners, LLC. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.5
Warrant dated May 19, 2011 by and between Visualant, Inc. and Gemini Master Fund Ltd. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.6
Warrant dated May 19, 2011 by and between Visualant, Inc. and Ascendiant Capital Partners, LLC. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.7
Warrant dated May 19, 2011 by and between Visualant, Inc. and Ascendiant Capital Markets LLC. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.8
Securities Purchase Agreement dated June 17, 2011 by and between Visualant, Inc. and Ascendiant Capital Partners, LLC.  Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.9
Registration Rights Agreement dated June 17, 2011 by and between Visualant, Inc. and Ascendiant Capital Partners, LLC. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated and filed June 28, 2011, and incorporated by reference.

10.10
Advisory Agreement dated February 7, 2012 by and between Visualant, Inc. and Coventry Capital LLC. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated April 2, 2012 and filed with the SEC on April 3, 2012, and incorporated by reference.

10.11
Extension Agreement dated March 12, 2012 by and between Visualant, Inc. and Gemini Master Fund Ltd and Ascendiant Capital Partners, LLC. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated April 2, 2012 and filed with the SEC on April 3, 2012, and incorporated by reference.

10.12
Warrant dated March 12, 2012 by and between Visualant, Inc. and National Securities Corporation. Filed herewith April 2, 2012 Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated April 2, 2012 and filed with the SEC on April 3, 2012, and incorporated by reference.

10.13
Warrant dated March 12, 2012 by and between Visualant, Inc. and Steven Freifeld. Filed as an Exhibit to the Company’s Registration Statement on Form S-1 dated April 2, 2012 and filed with the SEC on April 3, 2012, and incorporated by reference.

10.14
License Agreement dated May 31, 2012 by and between Visualant, Inc. and Sumitomo Precision Products Co., Ltd. Filed as an exhibit to the Company’s Form 8-K dated May 31, 2012 and filed with the SEC on June 4, 2012, and incorporated by reference.

10.15
Joint Research and Product Development Agreement dated May 31, 2012 by and between Visualant, Inc. and Sumitomo Precision Products Co., Ltd. Filed as an exhibit to the Company’s Form 8-K dated May 31, 2012 and filed with the SEC on June 4, 2012, and incorporated by reference.

10.16
Stock Purchase Agreement dated May 31, 2012 by and between Visualant, Inc. and Sumitomo Precision Products Co., Ltd. Filed as an exhibit to the Company’s Form 8-K dated May 31, 2012 and filed with the SEC on June 4, 2012, and incorporated by reference.

10.17
Warrant Purchase Agreement dated January 23, 2013 by and between Visualant, Inc. and Ascendiant Capital Partners LLC. Filed as an exhibit to the Company’s Form 8-K dated January 30, 2013 and filed with the SEC on January 30, 2013, and incorporated by reference.

10.18
Amendment to Warrant Purchase Agreement dated January 23, 2013 by and between Visualant, Inc. and Gemini Master Fund Ltd. Filed as an exhibit to the Company’s Form 8-K dated January 30, 2013 and filed with the SEC on January 30, 2013, and incorporated by reference.

10.19
AIR Termination Agreement dated January 23, 2013 by and between Visualant, Inc. and Gemini Master Fund Ltd. Filed as an exhibit to the Company’s Form 8-K dated January 30, 2013 and filed with the SEC on January 30, 2013, and incorporated by reference.

10.20
$850,000 Term Note of Visualant, Inc. dated January 23, 2013. Filed as an exhibit to the Company’s Form 8-K dated January 30, 2013 and filed with the SEC on January 30, 2013, and incorporated by reference.

10.21
Amendment to Joint Research and Product Development Agreement dated March 29, 2013 by and between Visualant, Inc. and Sumitomo Precision Products Co., Ltd. Filed as an exhibit to the Company’s Form 8-K dated March 29, 2013 and filed with the SEC on April 4, 2013, and incorporated by reference.

10.22
Option Agreement dated April 26, 2013 by and between Visualant, Inc. and Ascendiant Capital Partners LLC. Filed as an exhibit to the Company’s Form 8-K dated April 26, 2013 and filed with the SEC on May 1, 2013, and incorporated by reference.

10.23
Form of Purchase Agreement by and between Visualant, Inc. and investors. Filed as an exhibit to the Company’s Form 8-K dated June 14, 2013 and filed with the SEC on June 18, 2013, and incorporated by reference.

10.24	Form of Warrant by and between Visualant, Inc. and investors. Filed as an exhibit to the Company’s Form 8-K dated June 14, 2013 and filed with the SEC on June 18, 2013, and incorporated by reference.

10.25
Form of Registration Rights Agreement by and between Visualant, Inc. and investors. Filed as an exhibit to the Company’s Form 8-K dated June 14, 2013 and filed with the SEC on June 18, 2013, and incorporated by reference.

10.26
Form of Voting Agreement by and between Visualant, Inc. and investors. Filed as an exhibit to the Company’s Form 8-K dated June 14, 2013 and filed with the SEC on June 18, 2013, and incorporated by reference.

14.1	Code of Conduct and Ethics dated November 30, 2012. Filed as an exhibit to the Company’s Form 8-K dated December 28, 2012 and filed with the SEC on January 3, 2013, and incorporated by reference.

21.1	Subsidiaries of the Registrant. Filed as an exhibit to the Company’s Form 10-K dated September 30, 2012 and filed with the SEC on November 13, 2012, and incorporated by reference.

23.1	Consent of PMB Helin Donovan, LLP. Filed herewith.

24.1	Power of Attorney (included on the signature page of this registration statement).

99.1	Audit Committee Charter dated November 30, 2012. Filed as an exhibit to the Company’s Form 8-K dated December 28, 2012 and filed with the SEC on January 3, 2013, and incorporated by reference.

99.2	Compensation Committee Charter dated November 30, 2012. Filed as an exhibit to the Company’s Form 8-K dated December 28, 2012 and filed with the SEC on January 3, 2013, and incorporated by reference.

99.3
Nominations and Governance Committee Charter dated November 30, 2012. Filed as an exhibit to the Company’s Form 8-K dated December 28, 2012 and filed with the SEC on January 3, 2013, and incorporated by reference.